June 2, 1995


VIA EDGAR

Mr. Max A. Webb
Examiner
Corporate Finance Division
Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C.  20549

Re: Amendment No. 2 to Registration Statement on Form S-4 filed on behalf of Hibernia Corporation
     Registration No. 33-58537

Dear Mr. Webb:

     We have received your comment letter dated June 1, 1995 and have responded, as we discussed on our telephone conversation, to those comments in Amendment No. 2 to the above-referenced registration statement. Our responses to your letter are set forth below in the order that the comments appeared in your letter.

     1. We will include the sentence requested regarding the existing disclosure describing all analyses that were material. As to the second part of this comment, we will revise the disclosure to make it clear that Montgomery's presentation to the Board of Directors did not include any weighting of the factors or analyses.

     2. As we discussed, we will add language to address this comment to the effect that the contingency of Montgomery's fee gives it an interest in the consummation of a merger transaction and that shareholders should consider this interest in their review of the fairness opinion.

     3. Based on our discussions, we understand it is not necessary to revise this language given the additional change we have made to this sentence.

     4. We have added disclosure addressing the consequences of a failure of the Merger to constitute a statutory merger or a failure to receive a valid tax opinion.

     5. We have moved this language from the Indemnification section to the undertakings.

     6.  As we discussed, this Appendix will not be reviewed.

     7 & 8. We will file the conformed signature, and have included Ernst & Young's consent to the table of contents, which indicates that it is included in the tax opinion itself.

     9. Hibernia intends to comply with previous comment #16 in its next 10-K.

     Thank you for your consideration and assistance with this filing. Please call me if you have any questions in this regard.


                              Very truly yours,


                              /s/ PATRICIA C. MERINGER
                              Patricia C. Meringer
                              Secretary and Associate Counsel

PCM/

cc:  David P. Steiner, Esq. (w/enclosures)
     Charles L. Evans, Esq. (w/enclosures)
     Troy L. Hester (w/enclosures)

Hibernia Corporation                                                                                                     EXHIBIT I
Derivative Financial Instruments
($ in thousands)



December 31, 1994                             # of contracts       Notional Value             Fair Value        Average Fair Value
                                           Assets/ Liabilities/   Assets/  Liabilities/  Assets/ Liabilities/  Assets/ Liabilities/
                                            Held      Written      Held       Written     Held      Written     Held     Written
Held or Issued for Trading Purposes

Interest Rate Swaps
  Customers - matched                            2            2     $5,477       $5,477     $283        ($263)    $305       ($285)
  Guarantee of customer interest
     rate swap - unmatched                       0            1          -       74,000        -       (2,202)       -      (3,841)
  Other customers - unmatched                    1            1      2,240          850       37          (46)     129         (26)

                                                 3            4      7,717       80,327      320       (2,511)     434      (4,152)

Options, caps & floors
  Customers - matched                            3            3    134,100      134,100      829         (839)     806        (815)
  Customers - unmatched                          0            3          -        1,581        -          (39)       -         (28)

                                                 3            6    134,100      135,681      829         (878)     806        (843)

Total Held or Issued for Trading Purposes        6           10    141,817      216,008    1,149       (3,389)   1,240      (4,995)

Held or Issued for Purposes
       Other than Trading

Interest Rate Swaps - Deposit Hedges             0            2     15,000            -      143            -      537           -

TOTAL DERIVATIVE FINANCIAL INSTRUMENTS           6           12   $156,817     $216,008   $1,292      ($3,389)  $1,777     ($4,995)




December 31, 1993                             # of contracts       Notional Value            Fair Value         Average Fair Value
                                           Assets/ Liabilities/   Assets/  Liabilities/  Assets/ Liabilities/  Assets/ Liabilities/
                                            Held      Written      Held       Written     Held      Written     Held     Written
Held or Issued for Trading Purposes

Interest Rate Swaps
  Customers - matched                            1            2     $3,506       $3,506     $350        ($341)    $473       ($430)
  Guarantee of customer interest
     rate swap - unmatched                       0            1          -       74,000        -       (7,001)       -      (8,137)
  Other customers - unmatched                    2            1      3,548          850      246           10      311          10

                                                 3            4      7,054       78,356      596       (7,332)     784      (8,557)

Options, caps & floors
  Customers - matched                            1            1      2,329        2,329        1           (1)       6          (6)
  Customers - unmatched                          0            1          -          317        -            -        -          (1)

                                                 1            2      2,329        2,646        1           (1)       6          (7)

Total Held or Issued for Trading Purposes        4            6      9,383       81,002      597       (7,333)     790      (8,564)

Held or Issued for Purposes
          Other than Trading

Interest Rate Swaps - Deposit Hedges             0            2     15,000            -    1,087            -    1,313           -

TOTAL DERIVATIVE FINANCIAL INSTRUMENTS           4            8    $24,383      $81,002   $1,684      ($7,333)  $2,103     ($8,564)

As filed with the Securities and Exchange Commission on June 2,
1995.
                               Registration No. 33-58537

              SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                      AMENDMENT NO. 2
                           TO
                          FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      Hibernia Corporation
        (Exact name of Registrant as specified in its charter)

      LOUISIANA                                 72-0724532
    (State or other                           (I.R.S. Employer
jurisdiction of incorporation              Identification Number)
   or organization)

                     Hibernia Corporation
                     313 Carondelet Street
                  New Orleans, Louisiana 70130
                       (504) 533-5552
      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     Gary L. Ryan, Esq.
              Vice President and Associate Counsel
                     Hibernia Corporation
                     313 Carondelet Street
                  New Orleans, Louisiana 70130
                       (504) 533-5560
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies to:
                    Patricia C. Meringer, Esq.
                 Associate Counsel and Secretary
                      Hibernia Corporation
                  225 Baronne Street, 11th Floor
                  New Orleans, Louisiana 70112
                         (504) 533-2486

Virginia Boulet, Esq.                   Charles L. Evans, Esq.
Phelps Dunbar, L.L.P.                   McGlinchey Stafford Lang
30th Floor, 400 Poydras Street          A Professional Limited
New Orleans, Louisiana  70130-3245       Liability Company
(504) 566-1311                          2777 Stemmons Freeway
                                        Dallas, Texas 75207
                                        (214) 634-3939



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement

     If the securities being registered on this form are being
offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the
following box.   -------
                /      /
                -------


             CALCULATION OF REGISTRATION FEE




                                                       Proposed    Proposed
                                                       maximum     maximum
Title of each                          Amount          offering    aggregate
class of securities                    to be           price per   offering          Amount of
to be registered                     registered        unit (1)    price (1)     registration fee (1)

Class A Common Stock, no par value   2,500,000 shares    $2.61     $6,525,000       $2249.82

(1)     Based upon the book value of the Common Stock of Progressive Bancorporation, Inc. on December 31,
1994 and estimated solely for the purpose of calculating the registration fee in accordance with Rule
457(f)(2) under the Securities Act of 1933.  Registration fee has been previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


















                          HIBERNIA CORPORATION

      Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

Item of Form S-4                                  Location or Caption in Prospectus

1.  Forepart of Registration Statement
    and Outside Front Cover Page of
    Prospectus....................................Introduction

2.  Inside Front and Outside Back
    Cover Pages of Prospectus.....................Table of Contents; Available
                                                  Information

3.  Risk Factors, Ratio of Earnings to
    Fixed Charges, and Other
    Information...................................Summary; The Merger; Meeting
                                                  Information

4.  Terms of the Transaction......................Summary; The Merger

5.  Pro Forma Financial Information...............Summary; Pro Forma Financial
                                                  Information

6.  Material Contacts with the
    Company Being Acquired........................Not Applicable

7.  Additional Information Required
    for Reoffering by Persons and
    Parties Deemed to be Underwriters.............Not Applicable

8.  Interests of Named Experts and Counsel........Validity of Shares

9.  Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities...............................Not Applicable

10. Information with Respect to S-3
    Registrants...................................Certain Information About Hibernia

11. Incorporation of Certain
    Information by Reference......................Available Information; Incorporation
                                                  by Reference
12. Information With Respect to S-2 or
    S-3 Registrants...............................Not Applicable

13. Incorporation of Certain
    Information by Reference......................Incorporation by Reference

14. Information with Respect to
    Registrants Other Than S-3 or S-2
    Registrants...................................Not Applicable

15. Information With Respect to S-3
    Companies.....................................Not Applicable

16. Information With Respect to S-2 or
    S-3 Companies.................................Not Applicable

17. Information With Respect to
    Companies Other Than S-2 or S-3
    Companies.....................................Available Information; Incorporation
                                                  by Reference; Certain Information
                                                  Concerning Progressive; Consolidated
                                                  Financial Statements of Progressive


18. Information if Proxies, Consents or
    Authorizations Are to be Solicited............Incorporation by Reference;
                                                  Summary; Meeting Information; The
                                                  Merger; Rights of Dissenting
                                                  Shareholders; Beneficial Ownership
                                                  of Directors, Executive Officers and
                                                  Principal Shareholders of Progressive

19. Information if Proxies, Consents or
    Authorizations Are Not to be
    Solicited, or in an Exchange Offer............Not Applicable





























































                       PROGRESSIVE BANCORPORATION, INC.
                          One Progressive Square
                         Houma, Louisiana  70360

                               June 2, 1995

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Progressive Bancorporation, Inc. ("Progressive") to be held on Friday, June 30, 1995, at 11:00 a.m., Central time, at the main office of Progressive Bank and Trust Company, One Progressive Square, Houma, Louisiana.

     At the meeting, holders of Common Stock of Progressive will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Agreement"), between Progressive and Hibernia Corporation ("Hibernia"), pursuant to which Progressive will be merged with and into Hibernia (the "Merger"), all as more fully described in the attached Proxy Statement-Prospectus. You are urged to read carefully the Proxy Statement-Prospectus for a more complete description of the terms of the Agreement and the proposed Merger.

     The Agreement and the Merger contemplated thereby have been approved unanimously by your Board of Directors. The Board believes, based on its own analysis and the opinion of Progressive's financial advisor (all of which are described in the accompanying Proxy Statement-Prospectus), that the proposed Merger is in the best interests of Progressive's shareholders.
As a result of the Merger, holders of Common Stock of Progressive will become shareholders of Hibernia and own common stock which is publicly traded on the New York Stock Exchange, Inc. With its greater financial resources and ability to offer a broad range of financial services, the Board believes that Hibernia is better able to compete in the current market environment. Holders of Preferred Stock of Progressive will receive cash in the amount of $12.50 per share plus all accrued and unpaid dividends on their shares. We believe the Merger presents a rare opportunity for our shareholders, and I urge holders of Common Stock of Progressive to vote their shares in favor of this transaction.

     Your Board of Directors recommends that you vote your shares of Common Stock of Progressive "FOR" the Agreement and the proposed Merger by marking, signing, dating and returning the proxy card, which is enclosed if you are a holder of Common Stock of Progressive, promptly in the accompanying envelope.

                                          Very truly yours,



                                          John H. Laing
                                          President

                       PROGRESSIVE BANCORPORATION, INC.
                         One Progressive Square
                         Houma, Louisiana 70360

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD JUNE 30, 1995

To the Shareholders of
Progressive Bancorporation, Inc.:

     Notice is hereby given that a Special Meeting of Shareholders of Progressive Bancorporation, Inc., a Louisiana corporation ("Progressive"), is to be held on Friday, June 30, 1995, at 11:00 a.m., Central time, at the main office of Progressive Bank and Trust Company, One Progressive Square, Houma, Louisiana, for the following purposes:

    1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, between Progressive and Hibernia Corporation ("Hibernia"), dated as of December 1, 1994, and the related Merger Agreement (collectively, the "Agreement"), pursuant to which (i) Progressive will be merged with and into Hibernia (the "Merger"); (ii) upon consummation of the Merger, each outstanding share of Common Stock of Progressive will be converted into approximately 4.0475 shares of Common Stock of Hibernia as determined in accordance with the Agreement and each outstanding share of Preferred Stock of Progressive will be converted into the right to receive cash in the amount of $12.50 per share plus all undeclared and accumulated dividends thereon; and (iii) Progressive Bank and Trust Company will be merged with and into Hibernia National Bank.

     2. To transact such other business as may properly come before the Special Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on May 19, 1995 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Special
Meeting or any adjournment thereof. Only holders of Common Stock of Progressive are entitled to vote on the matters to be presented at the Special Meeting.

     As more fully described in the accompanying Proxy Statement-Prospectus, dissenting holders of Common Stock of Progressive who comply with the procedural requirements of the Louisiana Business Corporation Law attached as Appendix D to the Proxy Statement-Prospectus will be entitled to receive payment of the fair cash value of their shares if the Merger is effected upon approval by less than 80% of the total voting power of Progressive.

     Your vote is important regardless of the number of shares of Common Stock of Progressive that you may own. Whether or not you plan to attend the Special Meeting, please mark, date and sign the proxy card that is enclosed if you are a holder of Common Stock of Progressive and return it promptly in the enclosed, postage-paid envelope. Your proxy may be revoked at any time prior to the vote at the Special Meeting by notice to the Secretary of Progressive or by execution and delivery of a later dated proxy.

                           BY ORDER OF THE BOARD OF DIRECTORS


                           Elton A. Arceneaux, Jr.
                           Secretary

Houma, Louisiana
June 2, 1995









































                                 PROSPECTUS
                             2,500,000 SHARES

                          HIBERNIA CORPORATION
                          Class A Common Stock


                            PROXY STATEMENT
                     Progressive Bancorporation, Inc.
                     Special Meeting of Shareholders
                       to be held on June 30, 1995


    This Proxy Statement-Prospectus is being furnished to the shareholders of Progressive Bancorporation, Inc. ("Progressive") in connection with the solicitation of proxies by Progressive's Board of Directors for use at the Special Meeting of Progressive shareholders to be held at 11:00 a.m., Central time, on Friday, June 30, 1995, at One Progressive Square, Houma, Louisiana, and at any adjournment thereof (the "Special Meeting").

     At the Special Meeting, the shareholders of Progressive will consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of December 1, 1994, by and between Hibernia Corporation ("Hibernia") and Progressive, and the related Merger Agreement (collectively, the "Agreement"), pursuant to which Progressive will merge (the "Merger") with and into Hibernia. Upon consummation of the Merger, each outstanding share of Common Stock of Progressive, $.10 par value ("Progressive Common Stock"), will be converted into approximately 4.0475 shares of Class A Common Stock of Hibernia, no par value ("Hibernia Common Stock") and each share of Class A Preferred Stock of Progressive, $1.00 par value ("Progressive Preferred Stock"), will be converted into the right to receive cash in the amount of $12.50 plus all undeclared and accumulated dividends thereon. A copy of the Agreement is included herein as Appendix A to this Proxy Statement-Prospectus. See "The Merger."

     This document also constitutes a prospectus of Hibernia with respect to the Hibernia Common Stock to be issued to the shareholders of Progressive pursuant to the terms of the Merger. The outstanding shares of Hibernia Common Stock are, and the shares offered hereby will be, listed on the New York Stock Exchange, Inc. (the "NYSE"). The last reported sale price of Hibernia Common Stock on the NYSE on May 31, 1995 was $8.375 per share.








                      ______________________

      THE SHARES OF HIBERNIA COMMON STOCK OFFERED HEREBY ARE NOT
      SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK
         OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
           FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
                     OTHER GOVERNMENTAL AGENCY.


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION, NOR HAS THE COMMISSION OR ANY STATE
         SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROXY STATEMENT-
             PROSPECTUS.  ANY REPRESENTATION TO THE
                 CONTRARY IS A CRIMINAL OFFENSE.
                      ______________________

The date of this Proxy Statement-Prospectus is June 2, 1995.




































                         AVAILABLE INFORMATION

     Hibernia is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected at, and copies thereof may be obtained at prescribed rates from the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511.

     The Hibernia Common Stock is listed for trading on the NYSE and any reports, proxy statements and other information concerning Hibernia may be inspected at its offices which are located at 20 Broad Street, New York, New York 10005.

     Hibernia has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities of Hibernia that may be issued in connection with the transaction described herein. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits thereto. For further information with respect to Hibernia and the Hibernia Common Stock offered hereby, reference is hereby made to such Registration Statement and exhibits. Statements contained in this Proxy Statement-Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission and the NYSE, as set forth above.

     All information contained in this Proxy Statement-Prospectus relating to Hibernia and its subsidiaries has been supplied by Hibernia, and all information relating to Progressive has been supplied by Progressive.

                   INCORPORATION BY REFERENCE

     This Proxy Statement-Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available, without charge, to any person receiving this Proxy Statement-Prospectus, including beneficial owners of Progressive Common Stock. The request may be written or oral and should be directed to the Assistant Corporate Secretary of Hibernia Corporation, 313 Carondelet Street, New Orleans, Louisiana 70130, telephone number (504) 533-3411. To ensure timely delivery of the documents, any request should be made by June 23, 1995.

     The following documents, or the indicated portions thereof, are hereby incorporated by reference into this Proxy Statement-
Prospectus:

     (1) Hibernia's Annual Report on Form 10-K for the year ended December 31, 1994;

     (2) Hibernia's Quarterly Report on Form 10-Q for the three months ended March 31, 1995;

     (3) Hibernia's definitive Proxy Statement dated March 17, 1995 relating to its 1995 Annual Meeting of Shareholders held on April 18, 1995, except the information contained under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "-- Stock Performance Graph";

     (4) The description of Hibernia Common Stock set forth in Hibernia's Current Report on Form 8-K dated November 2, 1994;

     (5)  Those certain Current Reports on Form 8-K dated January
27, 1995, March 2, 1995 and March 20, 1995 (as amended),
respectively.

     (6) All other reports subsequently filed by Hibernia with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the Special Meeting shall be deemed to be incorporated by reference from the date such documents are filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement-Prospectus to the extent that a statement in this Proxy Statement-Prospectus, or any subsequently filed document that is also incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

     No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information or representations may not be relied upon as having been authorized. This document does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.








                             TABLE OF CONTENTS

SUMMARY.................................................... i

MEETING INFORMATION........................................ 1
  Solicitation and Revocation of Proxies................... 1
  Vote Required............................................ 2
  Recommendation........................................... 2

THE MERGER................................................. 3
  Consideration to be Received in the Merger............... 3
  Conversion of Shares..................................... 3
  Surrender and Exchange of Certificates................... 4
  Background of and Reasons for the Merger................. 5
  Opinion of Financial Advisor............................. 6
  Representations and Warranties; Conditions to
    the Merger; Waiver.....................................12
  Regulatory Approvals.....................................13
  Business Pending the Merger..............................14
  Effective Date of the Merger; Termination................14
  Management and Operations After the Merger...............15
  Certain Differences in Rights of Shareholders............16
  Interests of Certain Persons in the Merger...............18
  Employee Benefits........................................20
  Expenses.................................................20
  Material Tax Consequences................................20
  Resale of Hibernia Common Stock..........................22
  Dividend Reinvestment Plan...............................23
  Accounting Treatment.....................................23

RIGHTS OF DISSENTING SHAREHOLDERS..........................24

PRO FORMA FINANCIAL INFORMATION............................26

CERTAIN INFORMATION ABOUT HIBERNIA.........................36
  Supervision and Regulation...............................36

CERTAIN INFORMATION CONCERNING PROGRESSIVE.................39
  Description of Business..................................39
  Supervision and Regulation...............................39
  Competition..............................................40
  Employees................................................41
  Property.................................................41
  Legal Proceedings........................................41
  Market Prices and Dividends..............................41
  Security Ownership of Principal Shareholders
    and Management.........................................42













PROGRESSIVE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS AT AND FOR
THE YEAR ENDED DECEMBER 31, 1994...........................45

PROGRESSIVE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS AT AND FOR
THE THREE MONTHS ENDED MARCH 31, 1995......................67

VALIDITY OF SHARES.........................................71

EXPERTS....................................................71

PROGRESSIVE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 1995..................72

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF PROGRESSIVE..77

   Appendix A - Agreement and Plan of Merger...............A-1

   Appendix B - Fairness Opinion of Montgomery
                Securities, Inc............................B-1

   Appendix C - Tax Opinion of Ernst & Young LLP...........C-1

   Appendix D - Selected Provisions of State
                Law Relating to the Rights of
                Dissenting Shareholders....................D-1

































                            SUMMARY

     This summary is not intended to be a complete explanation of the matters covered in this Proxy Statement-Prospectus and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated herein by reference, all of which shareholders are urged to read carefully prior to the Special Meeting. Unless otherwise indicated, historical financial information concerning Hibernia is derived from Hibernia's financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 1994, and financial information about Progressive is derived from Progressive's financial statements included herein under the caption "Consolidated Financial Statements of Progressive."

The Parties to the Merger

     Hibernia. Hibernia is a Louisiana corporation registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As of March 31, 1995, Hibernia had total consolidated assets of approximately $6.5 billion and shareholders' equity of approximately $602 million. Hibernia has a single banking subsidiary, Hibernia National Bank ("HNB"), a national banking association that provides retail and commercial banking services through approximately 143 branches throughout Louisiana. The principal executive offices of Hibernia are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is (504) 533-5532. See "Certain Information About Hibernia," "Available Information" and "Incorporation By Reference."

     In March of 1995 HNB acquired American Bank, headquartered in Norco, Louisiana ("American Bank"). In May of 1995, Hibernia acquired STABA Bancshares, Inc. ("STABA"), the holding company of State Bank and Trust Company, headquartered in Donaldsonville,
Louisiana. In addition, from time to time Hibernia investigates and holds discussions and negotiations in connection with possible transactions with other banks and financial institutions. In addition to Progressive Hibernia has executed a definitive merger agreement with one other institution, Bank of St. John, Bank of St. John, headquartered in Reserve, Louisiana ("Bank of
St. John").  The proposed transaction with Bank of St.
John is subject to various conditions, including applicable regulatory approvals. The completed acquisitions of American
Bank and STABA, and the proposed acquisition of Bank of St. John, are not reflected in the financial statements contained in Hibernia's Annual Report on Form 10-K for the year ended December
31, 1994. Such transactions are described further herein under "Other Pending and Completed Merger Transactions for Hibernia" and under "Pro Forma Financial Information." At the date hereof, Hibernia has not entered into any agreements or understandings with respect to any other significant merger transaction.
Although it is anticipated that such transactions may be entered into both before and after the Merger, there can be no assurance as to when or if, or the terms upon which, such transactions may be pursued or consummated.


                              -i-

                    SELECTED FINANCIAL DATA ABOUT HIBERNIA


     The following table sets forth certain consolidated financial information for Hibernia. The historical information is based on the historical financial statements and related notes of Hibernia contained in its Annual Report on Form 10-K for the year ended December 31, 1994, after giving effect for the merger with American Bank consummated on March 1, 1995 which was accounted for as a pooling of interests, and its Quarterly Report on Form 10-Q for March 31, 1995. The restated information reflects the impact of the merger with STABA consummated on May 1, 1995, which was accounted for as a pooling of interests. Pro forma financial information giving effect to the Merger and each of the other probable and consummated mergers is included herein under "Pro Forma Financial Information."










































                              -ii-
HISTORICAL HIBERNIA CORPORATION (1)
SELECTED FINANCIAL INFORMATION
                                                                      Year Ended December 31               3 Months Ended March 31
Unaudited ($ in thousands, except per share amounts)   1994       1993      1992      1991       1990         1995        1994

Net interest income                                   $265,309  $261,753  $261,394   $285,155   $302,752      $67,913     $64,783
Income (loss) from continuing operations                86,571    62,273     2,964   (139,049)   (17,441)      26,359      23,116
Per share:
   Income (loss) from continuing operations               0.78      0.57      0.05      (2.53)     (0.32)        0.24        0.21
   Cash dividends                                         0.19      0.03         -       0.15       0.90         0.06        0.04
   Book value                                             5.10      4.80      4.15       4.68       7.70         5.41        4.85


SELECTED PERIOD-END BALANCES

Debt                                                     5,650    30,194    32,587    134,809    146,784        4,815      28,796
Total assets                                         6,424,040 6,317,199 6,188,874  7,445,266  8,724,922    6,502,662   6,542,266

(1) Refer to "PRO FORMA FINANCIAL INFORMATION".

RESTATED HIBERNIA CORPORATION (2)
SELECTED FINANCIAL INFORMATION
                                                                             Year Ended December 31        3 Months Ended March 31
Unaudited ($ in thousands, except per share amounts)   1994       1993      1992      1991       1990         1995        1994

Net interest income                                   $269,562  $265,772  $264,950   $287,859   $304,929      $68,949     $65,810
Income (loss) from continuing operations                87,971    63,525     4,028   (138,287)   (16,944)      26,452      23,440
Per share:
   Income (loss) from continuing operations               0.78      0.57      0.07      (2.42)     (0.30)        0.23        0.21
   Cash dividends                                         0.19      0.03         -       0.15       0.90         0.06        0.04
   Book value                                             5.07      4.77      4.12       4.59       7.48         5.38        4.82


SELECTED PERIOD-END BALANCES

Debt                                                     5,650    30,194    32,587    134,809    146,784        4,815      28,796
Total assets                                         6,516,380 6,412,388 6,280,706  7,517,779  8,783,541    6,599,894   6,638,950

(2) Refer to "PRO FORMA FINANCIAL INFORMATION".


     Progressive and the Bank. Progressive is a Louisiana corporation registered as a bank holding company under the BHCA. At March 31, 1995, Progressive had total consolidated assets of approximately $153.5 million and shareholders' equity of approximately $10.1 million. Progressive's wholly-owned subsidiary, Progressive Bank and Trust Company (the "Bank"), is a Louisiana state bank having its main office and five other banking branches in Terrebonne and Lafourche Parishes, Louisiana. The Bank engages in a full range of retail and commercial banking services, including taking deposits and extending secured and unsecured credit. At March 31, 1995, the Bank had total deposits of approximately $133.1 million.

     The executive offices of Progressive are located at One Progressive Square, Houma, Louisiana 70360, and its telephone number at such address is (504) 868-1770. For additional information concerning the business of Progressive and its financial condition and operating results, see "Consolidated Financial Statements of Progressive," "Certain Information Concerning Progressive" and "Selected Financial Information of Progressive."

             SELECTED FINANCIAL INFORMATION OF PROGRESSIVE

     The following selected financial information of Progressive with respect to each year in the five-year period ended
December 31, 1994 and the three-month periods ended March 31, 1995 and 1994 has been derived from the consolidated financial statements of Progressive. The information set forth below should be read in conjunction with Progressive's consolidated financial statements, the notes thereto, and "Progressive Management's Discussion and Analysis of Financial Condition and Results of Operations At and For the Year Ended December 31, 1994" and "__The Three Months Ended March 31, 1995" appearing elsewhere in this Proxy Statement-Prospectus.

                           Three-Month Periods                       Year Ended December 31,
                             Ended March 31,
                           1995         1994           1994       1993       1992       1991       1990
                                       (Dollars in thousands, except per share amounts)

Income Statement Data:
  Interest income          $  3,014     $  2,710       $ 12,126    $ 11,343  $ 10,694   $ 10,101   $  9,588
  Net interest income         1,693        1,603          7,564       6,630     5,562      4,112      3,211
  Provision for loan losses       -            -           (648)        168       101         30        265
  Other operating income        180          428          1,356       1,462     1,281        801      1,912
  Non-interest expense        2,198        1,370          5,448       5,611     4,879      4,185      4,280
  Income (loss) before
      extraordinary item       (325)         661          4,716       1,391     1,813        653        578
  Extraordinary item              -            -           (597)       (143)    5,314          -          -
  Net income (loss)            (292)         429          4,119       1,248     7,127        653        578
  Unpaid dividends on
    preferred stock             (41)         (41)          (162)       (164)     (179)      (179)      (179)
  Net income (loss)
    applicable to
    common stock               (333)         388          3,957       1,084     6,948        474        399

Balance Sheet Data:
  Total assets              153,525      138,164       $141,693    $132,909  $131,305   $114,951   $104,673
  Earning assets            145,720      132,900        129,102     126,027   118,885    108,079     96,405
  Loans (net of unearned
    discount)                80,835       73,214         79,773      73,032    70,323     58,316     58,600
  Deposits                  132,645      118,617        121,761     113,666   115,169    106,554     96,439
  Shareholders' equity       10,092        6,812          9,894       6,302     5,101     (2,026)    (2,679)

Per Share Data:
  Income (loss) before
    extraordinary item
    per common share          (0.54)        0.62         $7.33       $1.94      $2.51      $0.73     $0.62
  Net income (loss)
    applicable to
    common stock              (0.54)        0.62          6.37        1.71      10.67       0.73      0.62
  Cash dividends                  -            -             -           -         -          -          -
  Book value per
    common share              10.81         5.67         10.55        4.92       2.66      (8.00)    (8.73)

Selected Ratios:
  Return on average assets    -0.20%       -0.31%         2.93%      0.93%       5.83%      0.60%     0.57%
  Return on average equity    -2.83%        6.14%        53.63%     20.65%     190.56%    -33.03%   -23.08%
  Equity to average assets     6.82%        4.99%         5.47%      4.50%       3.06%     -1.80%     2.45%


                PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION
                                 (Unaudited)

     The table on the next page sets forth certain unaudited pro forma combined financial information for Hibernia, after giving effect to the merger with American Bank, consummated on March 1, 1995 as discussed in Note A to the Pro Forma Combined Financial Statements, the merger with STABA consummated on May 1, 1995, as discussed in Note B to the Pro Forma Combined Financial Statement and Progressive. The table also gives effect to another probable merger as discussed in Note E to the Pro Forma Combined Financial Statements. The pro forma information, which reflects the Merger and other probable and consummated mergers, using the pooling of interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had any of the mergers been consummated at the beginning of the periods indicated or that may be obtained in the future. See "Pro Forma Financial Information" and the "Notes to Pro Forma Combined Financial Statements" contained elsewhere herein.

PRO FORMA HIBERNIA CORPORATION*
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION
                                                        Year Ended December 31         3 Months Ended March 31
Unaudited ($ in thousands, except per share amounts)     1994      1993      1992         1995        1994

Net interest income                                    $277,126  $272,402  $270,512       $70,642     $67,413
Income from continuing operations                        92,687    64,916     5,841        26,160      23,869
Per share:
   Income from continuing operations                       0.80      0.57      0.10          0.23        0.21
   Cash dividends                                          0.19      0.03         -          0.06        0.04
   Book value                                              5.02      4.72      4.07          5.32        4.77


SELECTED PERIOD-END BALANCES

Debt                                                     11,846    36,809    37,568        10,872      35,215
Total assets                                          6,651,920 6,545,297 6,412,011     6,747,366   6,777,114


*  Includes restated Hibernia Corporation and Progressive Bancorporation, Inc.

TOTAL PRO FORMA HIBERNIA CORPORATION**
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

                                                         Year Ended December 31        3 Months Ended March 31
Unaudited ($ in thousands, except per share amounts)     1994      1993      1992         1995        1994

Net interest income                                    $284,000  $278,322  $275,682       $72,229     $68,919
Income from continuing operations                        95,617    66,846     7,442        25,486      24,381
Per share:
   Income from continuing operations                       0.81      0.57      0.12          0.21        0.21
   Cash dividends                                          0.19      0.03         -          0.06        0.04
   Book value                                              4.98      4.67      4.03          5.27        4.73


SELECTED PERIOD-END BALANCES

Debt                                                     11,846    36,809    37,568        10,872      35,215
Total assets                                          6,775,701 6,651,806 6,519,435     6,863,710   6,892,219


**  Includes restated Hibernia Corporation, Progressive Bancorporation, Inc.
     and Bank of St. John

                      COMPARATIVE PER SHARE INFORMATION
                                   (Unaudited)

     The following table sets forth for Hibernia Common Stock and Progressive Common Stock certain historical, restated, unaudited pro forma combined and unaudited pro forma equivalent per share financial information for the three months ended March 31, 1995 and 1994 and for the years ended December 31, 1994, 1993 and 1992. Information under the column titled "Historical Hibernia Corporation" is based on, and should be read in conjunction with the historical financial statements and related notes of Hibernia, incorporated by reference into this Proxy Statement-Prospectus, after giving effect for the merger with American Bank consummated on March 1, 1995 which was accounted for as a pooling of interests. Information under the column titled "Restated Hibernia Corporation" reflects the impact of the merger with STABA consummated on May 1, 1995, which was accounted for as a pooling of interests. Information under the column titled "Historical Progressive Bancorporation, Inc." is based on, and should be read in conjunction with, the historical financial statements and related notes of Progressive contained elsewhere in this Proxy Statement-Prospectus. Information under the column entitled "Pro Forma Hibernia Corporation (With Progressive Bancorporation, Inc.)" is based upon the Pro Forma Financial Statements and related notes contained elsewhere herein. Such pro forma combined information, which reflects the Merger and the consummated mergers with American Bank and STABA using the pooling of interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had any of the mergers been consummated at the beginning of the periods indicated or that may be obtained in the future. The pro forma combined information gives effect to the issuance, in each of the periods presented, of 2,098,968 shares of Hibernia Common Stock for all of the outstanding shares of American Bank, 2,180,133 shares of Hibernia Common Stock for all of the outstanding shares of STABA and 2,500,000 shares of Hibernia Common Stock for all of the outstanding shares of Progressive Common Stock, which assumes that each share of Progressive Common Stock will be exchanged for 4.0475 shares of Hibernia Common Stock. The information under the column entitled "Progressive Bancorporation, Inc. Pro Forma Equivalent" is derived by multiplying the numbers contained in the column titled "Pro Forma Hibernia (With Progressive Bancorporation, Inc.)" by such assumed exchange rate of 4.0475. See "The Merger -- Consideration to be Received in the Merger."







                              -viii-
HIBERNIA CORPORATION AND PROGRESSIVE BANCORPORATION, INC.

COMPARATIVE PER SHARE INFORMATION
Unaudited
                                                                                               PRO FORMA
                                                                                               HIBERNIA           PROGRESSIVE
                                          HISTORICAL     RESTATED        HISTORICAL          CORPORATION      BANCORPORATION, INC.
                                           HIBERNIA      HIBERNIA        PROGRESSIVE       (WITH PROGRESSIVE       PRO FORMA
                                         CORPORATION   CORPORATION  BANCORPORATION, INC. BANCORPORATION, INC.)     EQUIVALENT
Per Common Share:

Income from continuing operations:
   For the three months ended March 31,
        1995                                    $0.24         $0.23                $0.54                $0.23               $0.93
        1994                                     0.21          0.21                 0.62                 0.21                0.85
   For the year ended December 31,
        1994                                    $0.78         $0.78                $7.33                $0.80               $3.24
        1993                                     0.57          0.57                 1.94                 0.57                2.31
        1992                                     0.05          0.07                 2.51                 0.10                0.40

Cash dividends:
   For the three months ended March 31,
        1995                                    $0.06         $0.06                    -                $0.06               $0.24
        1994                                     0.04          0.04                    -                 0.04                0.16
   For the year ended December 31,
        1994                                    $0.19         $0.19                    -                $0.19               $0.77
        1993                                     0.03          0.03                    -                 0.03                0.12
        1992                                        -             -                    -                    -                   -

Book Value:
   At March 31, 1995                            $5.41         $5.38               $10.81                $5.32              $21.53
   At December 31, 1994                          5.10          5.07                10.55                 5.02               20.32

The Special Meeting

     A Special Meeting of shareholders of Progressive to consider and vote upon the Agreement will be held on Thursday, June 29, 1995 at 11:00 a.m., Central time at the main office of Progressive, One Progressive Square, Houma, Louisiana. Only holders of record of Progressive Common Stock at the close of business on May 19, 1995 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. On the Record Date, 617,670 shares of Progressive Common Stock were outstanding and entitled to vote on the Merger. For additional information with respect to the Special Meeting and the voting rights of shareholders of Progressive, see "Meeting Information."

The Merger

     In accordance with the terms of the Agreement, Progressive will be merged with and into Hibernia (the "Merger"), and thereafter the Bank will be merged with and into HNB, whereupon the separate existence of each of Progressive and the Bank will cease. The Merger will become effective at the date and time
(the "Effective Date") set forth in a certificate issued by the Louisiana Secretary of State. Unless otherwise agreed upon by Hibernia and Progressive, the Effective Date will occur on the closing, which the Agreement provides will occur on the last business day of the month occurring after the last to occur of (i) the date that falls 15 days after the date of the order of the Board of Governors of the Federal REserve System (the "Federal Reserve Boards") approving the Merger or the date of the order of the Office of the Comptroller of the Currency (the
"OCC") approving the merger of the Bank with and into HNB (the
"Bank Merger"); (ii) the date that falls 5 days after the Special Meeting; or (iii) such other date within 60 days of the Special Meeting as may be agreed upon by the parties. The parties received the approval of the Federal Reserve Board on March 31, 1995 and the approval of the OCC on March 7, 1995. Consequently, it is anticipated that the closing will occur immediately after approval by the shareholders of Progressive at the Special Meeting on June 30, 1995.

     On the Effective Date, the holders of Progressive Common Stock will be entitled to receive an aggregate of 2,500,000 shares of Hibernia Common Stock. Each outstanding share of Progressive Common Stock (other than shares held by a shareholder who perfects dissenters' rights in accordance with applicable law) will be converted into the number of shares of Hibernia Common Stock equal to 2,500,000 divided by the total number of outstanding shares of Progressive Common Stock on the date of the closing (the number so determined is the "Exchange Rate"). Based upon the 617,670 shares of Progressive Common Stock issued and outstanding on the Record Date, the Exchange Rate in the Merger will be 4.0475. On the Record Date, there were no options, warrants, convertible securities or other rights to receive shares of Progressive Common Stock or Progressive Preferred Stock outstanding.

     On the Effective Date each share of Progressive Preferred
Stock will be converted into the right to receive a cash payment equal to $12.50 plus all undeclared and accumulated dividends on each such share of Progressive Preferred Stock as of the Effective Date.





                              -x-
Management and Operations After the Merger

     After the Effective Date, the offices of Progressive will be operated as branch banking offices of HNB. As of the Effective
Date, the directors of Progressive will no longer hold their positions as directors. See "The Merger -- Management and
Operations After the Merger."

Recommendation of the Board of Directors

     The Board of Directors of Progressive (the "Progressive Board") has unanimously approved the Agreement, believes that the Merger is in the best interests of the shareholders of Progressive and recommends that the shareholders vote FOR the Merger. The Progressive Board has received from its financial advisor, Montgomery Securities, Inc. ("Montgomery"), an opinion that the consideration to be received by the holders of Progressive Common Stock pursuant to the Merger is fair to such shareholders from a financial point of view. See "The Merger - Opinion of Financial Advisor." The Progressive Board believes that the Merger will provide significant value to all Progressive shareholders and will enable holders of Progressive Common Stock to participate in opportunities for growth as equity participants, with a more liquid investment, in a strong statewide banking organization. The Progressive Board also believes that the Merger will provide expanded product and service capabilities to the customers of Progressive and will enable the combined entity to compete more effectively with other commercial banks and financial institutions in the region. See "The Merger -- Background of and Reasons for the Merger."

Basis for the Terms of the Merger

     The terms of the Agreement, including the amount of consideration to be received by shareholders of Progressive, were determined by arms' length negotiations between certain officers of Progressive and Hibernia. A number of factors were considered by the Progressive Board in approving the terms of the Merger, including, without limitation, information concerning the financial condition, results of operations and prospects of Hibernia and Progressive, the ability of the combined entity to compete in the relevant banking markets, the market price of Hibernia Common Stock, the absence of an active trading market for the Progressive Common Stock, the anticipated tax-free nature of the Merger to holders of Progressive Common Stock for federal income tax purposes, the financial terms of other business combinations in the banking industry, and certain non-monetary factors. See "The Merger -- Background of and Reasons for the Merger."

Advice and Opinion of Investment Advisor

     Montgomery, Progressive's financial advisor, has rendered both oral and written opinions to the Progressive Board that the consideration to be received by the holders of Progressive Common Stock pursuant to the Merger is fair to such shareholders from a financial point of view. A copy of the opinion of Montgomery is


                              -xi-
attached hereto as Appendix B, and should be read in its entirety. Progressive has agreed to indemnify Montgomery, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws. See "The Merger -- Opinion of Financial

Advisor" for further information regarding, among other things, the selection of such firm and its compensation in connection with the Merger.

Vote Required

     Approval of the Agreement requires the affirmative vote of two-thirds of the voting power present at the Special Meeting. Under the Progressive Articles of Incorporation, shares of Progressive Common Stock have voting power, and shares of Progressive Preferred Stock have no voting power. Directors of Progressive have voting power with respect to a total of 108,286 shares of Progressive Common Stock, representing approximately 17.5% of the Progressive Common Stock outstanding as of the Record Date. Such directors and other major shareholders have agreed to vote their stock, representing an aggregate of approximately 59% of the Progressive Common Stock outstanding, in favor of the Merger, unless they are legally required to abstain from voting or to vote against the Merger. See "Meeting Information -- Vote Required."

Other Pending and Completed Merger Transactions of Hibernia

     During 1994, Hibernia consummated acquisitions of six financial institutions. In March of 1995, HNB acquired American Bank by merger and on May 1, 1995, Hibernia merged with STABA. Hibernia has also entered into a definitive merger agreement with Bank of St. John. The consummation of the Bank of St. John transaction is subject to certain conditions, similar to the conditions to the Merger described herein. The pending transaction may be consummated, if at all, before or after consummation of the Merger. Shareholders of Progressive will not have the right to vote on the Bank of St. John transaction. In addition, if the Merger is consummated prior to consummation of the pending transaction, former holders of Progressive Common Stock who have not exercised and perfected dissenters' rights will be shareholders of Hibernia at the time that transaction is consummated. Shareholders of Hibernia do not have the right to vote on the pending merger transaction.

     The table below includes certain information concerning Bank of St. John as of March 31, 1995. Further information concerning the effects of the pending merger transaction, including complete pro forma financial information, is included elsewhere herein under "Pro Forma Financial Information." All information included in the following table is as of March 31, 1995, and all percentages are percentages of Hibernia combined with Bank of St. John and Progressive.




                              -xii-

Name              Deposits     Deposits     Assets        Assets     Shareholders'     Equity
                               as % of                    as % of    Equity            as % of
                               Total                      Total                        Total

Bank of           $103 million   1.7%       $116 million    1.8%     $11.5 million     2.0%
St. John


     On a pro forma basis, as of March 31, 1995, the book value of the shares of Hibernia Common Stock would be slightly decreased by the pending transactions. The effect of the Merger on the book value of Hibernia Common Stock, as well as Progressive Common Stock, is shown under "Comparative Per Share
Information" included elsewhere herein.

Conditions; Abandonment; Amendment

     Consummation of the Merger is subject to the satisfaction of a number of conditions, including approval of the Agreement and the transactions contemplated thereby by the shareholders of Progressive, the Federal Reserve Board and the OCC. Applicable law provides that the Merger may not be consummated until at least
15, but no more than 180, days after approval of the Federal
Reserve Board and the OCC is obtained. The parties received the approval of the Federal Reserve Board on March 31, 1995 and the approval of the OCC on March 7, 1995. Consequently, it is anticipated that the closing will occur immediately after approval by the shareholders of Progressive at the Special Meeting on June 30, 1995. See "Representations and
Warranties; Conditions to the Merger; Waiver" and "Regulatory
Approvals" under "The Merger."

     Substantially all of the conditions to consummation of the Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by Progressive's shareholders may change the Exchange Rate. In addition, the Agreement may be terminated, either before or after shareholder approval, under certain circumstances. See "Representations and Warranties; Conditions to the Merger; Waiver" and "Effective Date of the Merger; Termination" under "The Merger."

Interests of Certain Persons in the Merger

     In considering the Merger, Progressive shareholders should be aware that directors, officers and employees of Progressive and the Bank have certain interests in the Merger that may conflict with the interests of shareholders. An employee severance plan and certain management retention agreements were adopted by the Bank in 1994 to encourage its employees and senior





                              -xiii-
management to continue their employment with the Bank in the context of ongoing merger discussions between Progressive and certain non-affiliated financial institutions, as described elsewhere herein. Also, the employment agreement of John H. Laing, President and Chief Executive Officer of the Bank and President of Progressive, provides for certain severance payments if Mr. Laing is terminated or voluntarily resigns his employment within the thirty days immediately following a "Change of Control" of the Bank (which term, as defined in such agreement, includes the Merger). Mr. Laing has agreed to the terms of an employment agreement with Hibernia which provides for employment at approximately his current level of compensation for a period of three years. The Agreement also provides for the indemnification of officers, directors and employees of Progressive for certain liabilities, up to specified aggregate limitations. See "The Merger -- Interests of Certain Persons in the Merger."

Employee Benefits

     The Agreement provides generally that Hibernia will offer to all employees of Progressive who are employed as of the Effective Date and who become employees of Hibernia or HNB after the Merger, the same employee benefits as those offered by Hibernia and HNB to their employees. For the purposes of the Hibernia 401(k) plan (the "Retirement Security Plan") and the Hibernia employee stock option plan (the "ESOP"), each employee of Progressive or the Bank will be treated as if they were employed by Hibernia (for both eligibility and vesting) for the full time that they were employed by Progressive or the Bank. Hibernia has also agreed to pay or provide certain other benefits to employees of Progressive and the Bank. See "The Merger -- Employee Benefits."

Certain Material Income Tax Consequences

     It is a condition to consummation of the Merger that the parties receive an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the exchange of Progressive Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to the holders of Progressive Common Stock and that the Louisiana income tax treatment to the shareholders of Progressive will be substantially the same as the federal income tax treatment to the shareholders of Progressive. The parties have received the opinion of Ernst & Young LLP, certified public accountants, to the effects set forth above. The full text of the opinion is included herein as Appendix C and should be read carefully and in its entirety. The payment of cash to the holders of Progressive Preferred Stock will be a taxable transaction. See "The Merger -
- - Material Tax Consequences."




                              -xiv-
     Because of the complexities of the income tax laws and because the tax consequences may vary depending upon a holder's individual circumstances or tax status, it is recommended that each shareholder of Progressive consult his, her or its tax advisor concerning the federal (and any applicable state, local or other) tax consequences of the Merger to such shareholder.

Dissenters' Rights

     Progressive is a Louisiana business corporation, and, as such, is governed by the Louisiana Business Corporation Law (the "LBCL"). The LBCL provides that, if the Merger is not approved by at least 80% of the total voting power of Progressive, the shareholders voting against the Merger will have the right to dissent from the Merger and to receive the fair value of their shares in cash if the Merger is consummated. The relevant provisions of the LBCL on dissenters' rights are attached hereto as Appendix D.

     If dissenters' rights are exercised and perfected with respect to 10% or more of the outstanding shares of Progressive Common Stock, Hibernia has the option to abandon the Merger, because the Merger could not be accounted for as a pooling of interests. It is expected that Hibernia would abandon or attempt to renegotiate the Merger in that case. See "Rights of Dissenting Shareholders" and "The Merger -- Accounting Treatment."

Differences in Shareholders' Rights

     Upon completion of the Merger, holders of Progressive Common Stock, to the extent they receive shares of Hibernia Common Stock in the Merger, will become shareholders of Hibernia, and their rights as such will be governed by Hibernia's Articles of Incorporation and Bylaws. The rights of shareholders of Hibernia are different in certain respects from the rights of shareholders of Progressive. See "The Merger -- Certain Differences in Rights of Shareholders."

Accounting Treatment

     The parties intend the Merger to be treated as a pooling of interests for financial accounting purposes. The rules governing pooling of interest accounting generally permit 10% of the outstanding Progressive Common Stock to be exchanged for cash in the exercise of dissenters' rights or otherwise not exchanged for shares of Hibernia Common Stock as a result of the Merger. Hibernia currently owns 2,908 shares of Progressive Common Stock, or approximately .5% of the outstanding shares of Progressive Common Stock, which shares will be included in the calculation of the 10% limitation described in the preceding sentence. If, among other things, holders of more than 9.5% of the outstanding shares of Progressive Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for pooling of interests accounting treatment, and Hibernia will not be obligated to effect the Merger. See "The Merger -- Accounting Treatment."

                              -xv-

                          MEETING INFORMATION

     Each copy of this Proxy Statement-Prospectus mailed to holders of Progressive Common Stock is accompanied by a proxy card furnished in connection with the Progressive Board's solicitation of proxies for use at the Special Meeting and at any adjournment thereof. The Special Meeting is scheduled to be held at 11:00 a.m., Central time, on Friday, June 30, 1995, at the main office of Progressive, One Progressive Square, Houma, Louisiana. Only holders of record of Progressive Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Special Meeting. At the Special Meeting shareholders will consider and vote upon (a) a proposal to approve the Agreement, and (b) such other matters as may properly be brought before the Special Meeting or any adjournment thereof.

     HOLDERS OF PROGRESSIVE COMMON STOCK ARE REQUESTED TO
COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT
PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE TO THE HERMAN
GROUP, INC., P.O. BOX 803248, DALLAS, TEXAS 75380, OR BY
OVERNIGHT OR HAND DELIVERY TO 13760 NOEL ROAD, SUITE 320, DALLAS,
TEXAS  75240.

Solicitation and Revocation of Proxies

     Any holder of Progressive Common Stock who has delivered a proxy may revoke it any time before it is voted by attending the Special Meeting and voting in person, or by giving notice of revocation in writing to the Secretary of Progressive prior to the date of the Special Meeting or submitting a signed proxy card bearing a later date before the Special Meeting. The shares of Progressive Common Stock represented by properly executed proxy cards received at or prior to the Special Meeting and not subsequently revoked will be voted as directed by the shareholders submitting such proxies. If instructions are not given, executed proxy cards received by Progressive will be voted FOR approval of the Agreement. If any other matters are properly presented at the Special Meeting for consideration, the persons named in the proxy card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment. The Progressive Board is unaware of any matter to be presented at the Special Meeting other than the proposal to approve the Agreement.

     The cost of soliciting proxies from shareholders of Progressive will be borne by Progressive. Such solicitation will be made by mail but also may be made by telephone or other means of telecommunications or in person by the directors, officers and employees of Progressive (who will receive no additional compensation for doing so). An outside solicitation firm, The Herman Group, Inc., has been retained by Progressive to assist in the solicitation of proxies for an aggregate fee of $3,000, plus out-of-pocket expenses.




                              -1-
     PROGRESSIVE SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS APPROVED, SHAREHOLDERS WILL RECEIVE INSTRUCTIONS REGARDING THE EXCHANGE OF THEIR STOCK CERTIFICATES AFTER THE MERGER HAS BEEN CONSUMMATED.

Vote Required

     Approval of the Agreement requires the affirmative vote of the holders of two-thirds of the voting power present, in person or by proxy, at the Special Meeting. The Progressive Board has fixed the close of business on May 19, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 617,670 shares of Progressive Common Stock outstanding and entitled to vote at the Special Meeting, with each share being entitled to one vote. Shares of Progressive Preferred Stock are not entitled to vote on the Merger.

     A majority of the outstanding shares of Progressive Common Stock constitutes a quorum for purposes of the Special Meeting. An abstention will be considered present for quorum purposes, but will have the same effect as a vote against the proposal to be considered at the Special Meeting. A broker non-vote will not count for quorum or voting purposes because brokers will not have discretionary authority to vote with respect to the proposal and, therefore, a broker non-vote will have no effect on the vote on the proposal.

     As of the Record Date, the directors and executive officers of Progressive have voting power with respect to a total of 108,286 shares, or approximately 17.5% of the outstanding shares of Progressive Common Stock. Such directors and executive officers, as well as other major shareholders, have agreed to vote their stock, representing an aggregate of approximately 59% of the Progressive Common Stock outstanding, in favor of the Merger, unless they are legally required to abstain from voting or to vote against the Merger.

     As of the Record Date, Hibernia beneficially owned 2,908 shares of Progressive Common Stock and no shares of Progressive Preferred Stock. Hibernia has agreed to vote these shares in favor of the Merger. No directors or executive officers of Hibernia own any shares of Progressive Common Stock or Preferred Stock.

Recommendation

     For the reasons described below, the Progressive Board has unanimously approved the Agreement, believes the Merger is in the best interests of Progressive and its shareholders and recommends that holders of Progressive Common Stock vote FOR approval of the Agreement. In making its recommendation to shareholders, the Progressive Board considered, among other things, the opinion of Progressive's financial advisor, Montgomery, that the consideration to be received by the holders of Progressive Common Stock pursuant to the Merger is fair to such shareholders from a financial point of view. See "Background of and Reasons for the Merger" and "Opinion of Financial Advisor" under "The Merger."

                              -2-
                              THE MERGER

     This section of the Proxy Statement-Prospectus describes certain aspects of the Merger and the Agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger, which is attached as Appendix A to this Proxy Statement-Prospectus and is incorporated herein by reference. All shareholders are urged to read the Agreement and Plan of Merger carefully and in its entirety.

Consideration to be Received in the Merger

     On the Effective Date, the holders of Progressive Common Stock will be entitled to receive an aggregate of 2,500,000 shares of Hibernia Common Stock. Each outstanding share of Progressive Common Stock (other than shares held by a shareholder who perfects dissenters rights in accordance with applicable law) will be converted into the number of shares of Hibernia Common Stock equal to 2,500,000 divided by the total number of outstanding shares of Progressive Common Stock on the date of the closing. Based on an aggregate of 617,740 shares of Progressive Common Stock outstanding on the Record Date, each outstanding share of Progressive Common Stock will be converted into approximately 4.0475 shares of Hibernia Common Stock. On the Effective Date each share of Progressive Preferred Stock will be converted into the right to receive a cash payment equal to $12.50 plus all undeclared and accumulated dividends on each such share of Progressive Preferred Stock as of the Effective Date.
As of the Record Date, each share of Progressive Preferred Stock would have been entitled to an aggregate payment of approximately $26.66 per share. Pursuant to the terms of the Agreement, Progressive is prohibited from issuing additional shares of Progressive Common Stock or Progressive Preferred Stock, or any options, warrants, convertible securities or other rights to receive shares of Progressive Common Stock or Progressive Preferred Stock without the prior written consent of Hibernia.

Conversion of Shares

     Upon the effectiveness of the Merger, the conversion of shares of Progressive Common Stock and Progressive Preferred Stock into Hibernia Common Stock and the right to receive cash, respectively, will occur without any action on the part of the holders thereof, and holders of Progressive Common Stock will automatically be entitled to all of the rights and privileges afforded to Hibernia shareholders as of such date. The exchange of Progressive Common Stock certificates for certificates representing Hibernia Common Stock and of Progressive Preferred Stock certificates for cash, however, will occur after the Effective Date of the Merger.

     SHAREHOLDERS OF PROGRESSIVE SHOULD NOT FORWARD THEIR CERTIFICATES TO PROGRESSIVE OR HIBERNIA AT THIS TIME. IF THE MERGER IS CONSUMMATED, PROGRESSIVE SHAREHOLDERS WILL RECEIVE INSTRUCTIONS REGARDING THE EXCHANGE OF THEIR CERTIFICATES FOR HIBERNIA COMMON STOCK OR CASH, AS THE CASE MAY BE.


                              -3-
     No fractional shares of Hibernia Common Stock will be issued in connection with the Merger. In lieu of fractional shares, Hibernia will make a cash payment equal to the fractional interest which a Progressive shareholder would otherwise receive multiplied by the Average Market Price of Hibernia Common Stock, and no such holder shall be entitled to dividends, voting rights or any other right of shareholders in respect of any fractional share. If, prior to the Effective Date the outstanding shares of Hibernia Common Stock are increased, decreased, changed into or exchanged for a different number or class of shares or securities through a change in Hibernia's capitalization, then the number of shares to be issued in the Merger will be adjusted accordingly. The receipt of cash in lieu of fractional shares will not adversely affect the tax-free nature of the exchange of common stock in the Merger. See "Material Tax Consequences," below.

     For a discussion of the rights of dissenting shareholders, see "Rights of Dissenting Shareholders."

Surrender and Exchange of Certificates

     As soon as practicable after the Effective Date, the transfer agent of Hibernia, in its capacity as exchange agent, or Hibernia, will mail all non-dissenting shareholders of Progressive a letter of transmittal, which will contain instructions for the surrender and exchange of their Progressive Common Stock certificates for certificates representing Hibernia Common Stock and the surrender of Progressive Preferred Stock certificates for the cash payment due thereon. Until so exchanged, each certificate representing Progressive Common Stock or Progressive Preferred Stock outstanding immediately prior to the Effective Date shall be deemed for all purposes to evidence ownership of the number of shares of Hibernia Common Stock or the cash payment, as applicable, into which such shares have been converted on the Effective Date. Shareholders should not send their Progressive Common Stock or Progressive Preferred Stock certificates for surrender until they receive further instructions from the exchange agent.

Shareholders who cannot locate their Progressive Common Stock certificates or Progressive Preferred Stock certificates are encouraged to contact Susan B. Snyder, Chief Financial Officer, at One Progressive Square, Houma, Louisiana 70630, telephone number (504) 876-8252, prior to the Special Meeting. New certificates will be issued to Progressive shareholders who have misplaced their certificates only if the shareholder executes an affidavit certifying that the certificate cannot be located and agreeing to indemnify Progressive and Hibernia (as its successor), against any claim that may be made against either of them by any person claiming to own any or all of the shares represented by the lost certificate(s). Progressive or Hibernia (as its successor) may require a shareholder to post a bond in an amount sufficient to support the shareholder's indemnification obligation. Shareholders who cannot locate their stock certificates and shareholders who hold certificates in names



                              -4-

other than their own are encouraged to resolve those matters prior to the Effective Date of the Merger in order to avoid delays in receiving their Hibernia Common Stock certificate or cash payment if the Merger is approved and consummated.

Background of and Reasons for the Merger

     Background. As a result of a number of factors, including the recent improvement in the Louisiana economy, there has been a sharp increase in the level of interest in and the number of acquisitions of financial institutions in Louisiana over the past two years. One of the responsibilities of the Board of Directors of Progressive is to consider various strategic alternatives, including whether to affiliate with a larger, more diversified financial institution, as viable opportunities arise.

     In August of 1994, the Board of Directors of Progressive engaged Montgomery to evaluate strategic alternatives for Progressive and to solicit preliminary indications of interest for the purchase of Progressive from interested and capable buyers. Montgomery contacted seven local and regional financial institutions. Four potential buyers expressed an acceptable preliminary indication of interest and were allowed to conduct document and record review before the submission of final acquisition proposals. Hibernia conducted on-site document and record review and submitted a final acquisition proposal which included the Exchange Rate and other financial terms of the Merger. Montgomery did not negotiate or determine the consideration to be paid by Hibernia in the Merger. Two other financial institutions received confidential information and submitted proposals subject to the completion of on-site document and record review. The proposals were considered by the Progressive Board at a special meeting held for that purpose on November 18, 1994. At the meeting, representatives of Montgomery made a presentation to the Progressive Board regarding, among other things, the competing proposals. Based upon the foregoing and its analysis of the competing proposals, the Progressive Board determined that the sale of Progressive to Hibernia pursuant to its acquisition proposal was in the best interests of Progressive and its shareholders and therefore the Progressive Board unanimously approved the Agreement.

     Reasons for the Merger. In reaching its decision that the Merger is in the best interests of Progressive and its shareholders, the Progressive Board consulted with its financial and other advisors, as well as with Progressive's management, and considered a number of factors, including, but not limited to, the following:

     (a) the financial condition and results of operations of, and prospects for, each of Hibernia and Progressive;

     (b) the amount and type of consideration to be received by Progressive's shareholders pursuant to the Agreement;




                              -5-
     (c) the Hibernia Common Stock to be received by holders of Progressive Common Stock pursuant to the Agreement will be listed for trading on the NYSE and will provide liquidity that is unavailable to holders of Progressive Common Stock, for which an active trading market does not exist;

     (d)  the Agreement will allow holders of Progressive Common
Stock to become shareholders of Hibernia, an institution which was, as of November 18, 1994, the second largest bank holding company headquartered in Louisiana and the 100th largest bank holding company in the United States;

     (e) the Progressive Board believes that recent changes in the regulatory environment will result in Progressive facing additional competitive pressures in its market area from other financial institutions with greater financial resources capable of offering a broad array of financial services;

     (f) the Merger is expected to qualify as a tax-free reorganization so that neither Progressive nor the holders of Progressive Common Stock (except to the extent that cash is received in respect of their shares) will recognize any gain in the transaction (see "Material Tax Consequences"); and

     (g) the opinion received from Montgomery that the consideration to be received by the holders of Progressive Common
Stock pursuant to the Agreement was fair to such shareholders from a financial point of view as of the date of such opinion
(see "Opinion of Financial Advisor").

     The Progressive Board did not assign any specific or relative weight to the foregoing factors in its considerations. The Progressive Board believes that the Agreement and the Merger will provide significant value to all Progressive shareholders and will enable holders of Progressive Common Stock to participate in opportunities for growth that the Progressive Board believes the Merger will make possible.

     Based on the foregoing, the Progressive Board has unanimously approved the Agreement and the Merger, believes that the Agreement and the Merger are in the best interests of Progressive's shareholders, and recommends that all holders of Progressive Common Stock vote "FOR" the approval of the Agreement and the Merger.

Opinion of Financial Advisor

     General. Pursuant to an engagement letter dated August 8, 1994 (the "Engagement Letter"), Progressive engaged Montgomery to act as its financial advisor in connection with its evaluation of its strategic alternatives, including the possible sale of Progressive. Montgomery is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their




                              -6-
securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, placements and valuations for corporate and other purposes. Progressive selected Montgomery as its financial advisor on the basis of its experience and expertise in transactions similar to the Merger and its reputation in the banking and investment communities.

     At a meeting of the Progressive Board on November 18, 1994, Montgomery delivered its oral opinion that the consideration to be received by the holders of Progressive Common Stock pursuant to the Agreement was fair to such shareholders from a financial point of view as of the date of such opinion. Montgomery's oral opinion was subsequently confirmed in writing on December 1, 1994. No limitations were imposed by Progressive on Montgomery with respect to the investigations made or procedures followed in rendering its opinion. The full text of Montgomery's written opinion to the Progressive Board, dated December 1, 1994, which sets forth the assumptions made, matters considered, and limitations of the review by Montgomery, is attached hereto as Appendix B and is incorporated herein by reference. The following summary of Montgomery's opinion is qualified in its entirety by reference to the full text of the opinion, which should be read carefully and in its entirety. In furnishing such opinion, Montgomery does not admit that it is an expert with respect to the Registration Statement of which this Proxy Statement - Prospectus is a part within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder. Montgomery's opinion is addressed to the Progressive Board and does not constitute a recommendation to any holder of Progressive Common Stock as to how such shareholder should vote at the Special Meeting.

     In connection with its opinion, Montgomery, among other things: (i) reviewed certain publicly available financial and other data with respect to Hibernia and Progressive, including the consolidated financial statements for recent years and interim periods to September 30, 1994, and certain other relevant financial and operating data relating to Progressive and Hibernia made available to Montgomery from published sources and from the internal records of Progressive; (ii) reviewed the Agreement;
(iii) reviewed certain historical market prices and trading volumes of Hibernia Common Stock on the NYSE; (iv) compared Progressive and Hibernia from a financial point of view with certain other companies in the banking industry that Montgomery deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the banking industry that Montgomery deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Progressive and Hibernia certain information of a business and financial nature regarding Progressive and Hibernia, furnished to Montgomery by Progressive and Hibernia, including financial forecasts and related assumptions of Progressive; (vii) made inquiries regarding and discussed the Merger, the Agreement and other matters related thereto with Progressive's counsel; and
(viii) performed such other analyses and examinations as Montgomery deemed appropriate.

                              -7-
     In connection with its review, Montgomery did not independently verify any of the foregoing information, and relied on such information and assumed such information was complete and accurate in all material respects. With respect to the financial forecasts for Progressive provided to Montgomery by Progressive's management, Montgomery assumed for purposes of its opinion that such forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of Progressive's management at the time of preparation as to the future financial performance of Progressive and provided a reasonable basis upon which Montgomery could form its opinion. Montgomery also assumed that there were no material changes in Progressive's or Hibernia's assets, financial condition, results of operations, business or prospects since the respective dates of the last financial statements made available to Montgomery. Montgomery relied on advice of counsel to Progressive as to all legal matters with respect to Progressive, the Merger and the Agreement. Montgomery is not expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed that such allowances for each of Progressive and Hibernia are in the aggregate adequate to cover such losses. In addition, Montgomery did not review any individual credit files, did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Progressive or Hibernia, and was not furnished with any such appraisals. Further, Montgomery's oral and written opinions were based on economic, monetary and market conditions existing as of November 18, 1994 and December 1, 1994, respectively, and on the assumption that the Agreement will be consummated in accordance with its terms, without any amendment thereto and without waiver by Progressive of any of the conditions to its obligations thereunder.

     Set forth below is a brief summary of the report presented by Montgomery to the Progressive Board of Directors on November 18, 1994 in connection with its opinion.

     Comparable Company Analysis. Using public and other available information, Montgomery compared certain financial ratios of Hibernia (including the ratio of net income to average total assets ("return on average assets"), the ratio of net income to average total equity ("return on average equity"), the ratio of average equity to average assets, the ratio of noninterest expense to revenue ("cost control"), net interest margin and certain credit ratios) for the four years ended December 31, 1993 and for the nine months ended September 30, 1994, to a national proxy group consisting of the 50 largest banks (the "National Bank Proxy Group"), and to a southeast proxy group consisting of nine banks located in the Southeast region of the United States (the "Southeast Bank Proxy Group"). No company used in the analysis is identical to Hibernia. The analysis necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies.




                              -8-
     Analysis of Selected Bank Merger Transactions. Montgomery reviewed the consideration paid in recently announced transactions whereby certain banks were acquired. Specifically, Montgomery reviewed 335 transactions involving acquisitions of banks in the Southeast region of the United States announced since January 1990 (the "Southeast Acquisitions") and acquisitions of 32 selected Louisiana banks announced since January 1990 (the "Louisiana Acquisitions"). For each bank acquired or to be acquired in such transactions, Montgomery compiled figures illustrating, among other things, the ratio of the premium (i.e., purchase price in excess of book value) to core deposits, purchase price to deposits, purchase price to book value and purchase price to last twelve-months ("LTM") earnings.

     The figures for banks acquired or to be acquired in the Southeast Acquisitions and the Louisiana Acquisitions produced:
(i) median return on average equity of 10.49% and 16.11%, respectively; (ii) median return on average assets of .92% and 1.33%, respectively; and (iii) median nonperforming assets to average assets of 1.19% and 1.38%, respectively. In comparison, Montgomery determined that for the year ended December 31, 1993 and the nine months ended September 30, 1994, Progressive's return on average equity was 24.4% and 18.44%, respectively, its return on average assets was 1.04% and .97%, respectively, and its nonperforming assets to average assets were .3% and .11%, respectively.

     The figures for the Southeast Acquisitions and the Louisiana Acquisitions produced: (i) median percentage of premium to core deposits of 6.97% and 10.43%, respectively; (ii) median percentage of purchase price to deposits of 16.42% and 19.94%, respectively; (iii) median ratio of purchase price to book value of 1.6 and 1.87, respectively; and (iv) median ratio of purchase price to LTM earnings of 15.52 and 13.32, respectively. In comparison, based upon an exchange ratio in the Merger of 4.0475 shares of Hibernia Common Stock for each share of Progressive Common Stock, representing shares of Hibernia Common Stock with a value of $32.89 at November 16, 1994, Montgomery determined that the consideration to be received by the holders of Progressive Common Stock in the Merger represented a percentage of premium to core deposits of 17.7%, a percentage of price to deposits of 22.07%, a ratio of price to book value of 2.26 and a ratio of price to Progressive's LTM earnings for the twelve months ended September 30, 1994 of 13.84.

     Montgomery also calculated implied values for Progressive based upon the median figures for the Southeast Acquisitions and the Louisiana Acquisitions described above. These calculations produced implied valuations of (i) $15.61 and $19.37 per share, respectively, based upon the median ratio of purchase price to book value, (ii) $38.06 and $31.27 per share, respectively, based on the median ratio of purchase price to LTM earnings,
(iii) $21.95 and $28.76, respectively, based on the median percentage of purchase price to deposits, and (iv) $13.80 and $19.40, respectively, based on the median percentage of premium to core deposits. These implied values were compared with the $32.89 value of shares of Hibernia Common Stock at November 16, 1994, based upon an exchange ratio of 4.0475.
                              -9-
     No other company or transaction used in the above analysis as a comparison is identical to Progressive or the Agreement. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Progressive and the Merger are being compared.

     Contribution Analysis. Montgomery analyzed the contribution of each of Progressive and Hibernia to, among other things, common equity and net income of the pro forma combined companies for the year ended December 31, 1993, and for the nine month period ended September 30, 1994. This analysis showed, among other things, that based on pro forma combined balance sheets and income statements for Progressive and Hibernia at December 31, 1993 and September 30, 1994, Progressive would have contributed 1.4% and 1.6%, respectively, of the common equity, for the year ended December 31, 1993 and the nine months ended
September 30, 1994, and Progressive would have contributed 2.8% and 4.3%, respectively, of the net income (before extraordinary items) of the combined companies for such periods. Based upon an exchange ratio in the Merger of 4.0475 shares of Hibernia Common Stock for each share of Progressive Common Stock, holders of Progressive Common Stock would own approximately 2.52% of the combined companies based on common shares outstanding on September 30, 1994.

     Dilution Analysis. Using estimates of future earnings prepared by Progressive management and analysts' estimates for Hibernia, Montgomery compared the calendar year 1995 estimated earnings per share of Progressive Common Stock and Hibernia Common Stock to the calendar year 1995 estimated earnings per share of the common stock of the pro forma combined companies. Based on such analysis and an exchange ratio in the Merger of
4.0475 shares of Hibernia Common Stock for each share of Progressive Common Stock, the proposed transaction would be dilutive to Hibernia's earnings per share in 1995, prior to projected revenue enhancements and cost savings, and accretive to Progressive's earnings per share.

     Present Value Analysis. In performing the present value analysis, Montgomery assumed that the Merger was consummated as of January 1, 1995 on the basis of an exchange ratio of 4.0475 shares of Hibernia Common Stock for each share of Progressive Common Stock. This ratio was derived from the consideration to be paid in the Merger of an aggregate of 2,500,000 shares of Hibernia Common Stock for all 617,670 outstanding shares of Progressive Common Stock. The market value of the 4.0475 shares of Hibernia Common Stock was $32.89, based upon a trading price of Hibernia Common Stock of $8.125 per share on November 16, 1994. In performing the analysis, Montgomery estimated the present value of the future streams of annual pre-tax dividend income that the combined company could produce over a five year period under various assumptions. Montgomery then estimated the




                              -10-

terminal value of 4.0475 shares of the combined company at the end of the five year period by applying various multiples (ranging from 8x to 12x) to the combined company's projected 1999 earnings. Montgomery then added the dividend stream to each of the terminal values and discounted the sums using a 10% discount rate. This analysis indicated a reference range of pre-tax present value of between $35.97 and $51.42 per 4.0475 shares of Hibernia Common Stock. In comparison, Montgomery noted that if Progressive were to remain independent, based on the sum of the present value of the future stream of annual pre-tax dividend income that Progressive could produce over a five year period and certain terminal values derived from applying multiples ranging from 6x to 10x to Progressive's projected 1999 earnings, and discounting such sums using a 14% discount rate (reflecting the higher risks associated with remaining the holding company for an independent community bank), the pre-tax present value of one share of Progressive Common Stock ranged between $17.31 and $25.76.

     The summary set forth above does not purport to be a complete description of the presentation by Montgomery to Progressive's Board of Directors or of the analyses performed by Montgomery. The existing disclosure describes all analyses presented by Montgomery to the Progressive Board that were material to Montgomery's finding of fairness. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and factors, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to Progressive's Board of Directors. In addition, Montgomery did not provide the Board with any specific weight that may have been given to its various analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Montgomery's view of the actual value of Progressive or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

     In performing its analyses, Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Progressive or Hibernia. The analyses performed by Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Montgomery's analysis of the fairness of the consideration to be received by the holders of Progressive's Common Stock in the Merger and were provided to Progressive's Board of Directors in connection with the delivery of Montgomery's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future. Montgomery used


                              -11-

in its analyses various projections of future performance prepared by the management of Progressive. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

     As described above, Montgomery's opinion and presentation to Progressive's Board of Directors were among the many factors taken into consideration by the Board in making its determination to approve the Agreement.

     Pursuant to the Engagement Letter, Progressive paid
Montgomery a retainer fee of $25,000, which will be credited against any other fee to be paid to Montgomery under the Engagement Letter. If the Merger is consummated, Montgomery will be paid a fee equal to 1.5% of the total consideration involved in the Merger, but in no event less than $250,000. Under the terms of Montgomery's engagement, the payment of substantially all of Montgomery's fees is contingent upon consummation of the Merger, or upon consummation within one year of the termination of its engagement of an acquisition of Progressive by any entity contacted by Montgomery or which, during the period of Montgomery's engagement, contacts or is contacted by Progressive independently of Montgomery. Consequently, Montgomery has an interest in the consummation of a transaction by Progressive, which shareholders should consider in reviewing their opinion. Progressive has also agreed to reimburse Montgomery for its reasonable out-of-pocket expenses in an amount not to exceed $15,000, excluding legal fees of up to $15,000 which Progressive also agreed to reimburse. Progressive has agreed to indemnify Montgomery, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws. Neither
Hibernia nor Progressive has paid Montgomery any other fees during the last two years.

     In the ordinary course of its business, Montgomery may trade equity securities of Hibernia for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Representations and Warranties; Conditions to the Merger; Waiver

     The Agreement contains representations and warranties by Progressive regarding, among other things, its organization, ownership of the Bank, authority to enter into the Agreement, properties and other assets, insurance policies, financial statements, pending and threatened litigation or other proceedings, contractual obligations, contingent liabilities, conflicts, taxes, loans, employee plans, investments and environmental matters. The Agreement also contains representations and warranties by Hibernia regarding, among other things, its organization and authority to enter into the Agreement, capitalization, conflicts, accounting methods, regulatory evaluations, financial statements and other public reports. Except as otherwise provided in the Agreement, these representations and warranties will not survive the Effective Date.

                              -12-
     The obligations of Hibernia and Progressive to consummate the Merger are conditioned upon, among other things, approval of the Agreement by Progressive's shareholders; the receipt of necessary regulatory approvals; the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Code and that, to the extent Progressive Common Stock is exchanged for Hibernia Common Stock, Progressive's shareholders will recognize no gain or loss for federal income tax purposes with respect to such exchange, and that the Louisiana income tax treatment of the Merger to such shareholders will be substantially the same as the federal income tax treatment of the Merger to such shareholders; the effectiveness under the Securities Act of a registration statement relating to the Hibernia Common Stock to be issued in connection with the Merger and the absence of a stop order suspending such effectiveness; the absence of any pending or threatened litigation or any proceeding initiated by any governmental authority to restrain or prohibit consummation of the Merger; the absence of any order, decree or injunction of any court or other governmental authority enjoining or prohibiting the consummation of the Merger; the receipt of all required state securities law permits or authorizations; the accuracy of the representations and warranties of both parties to the Merger set forth in the Agreement as of the Closing Date; the listing of the Hibernia Common Stock to be issued in the Merger on the NYSE; the receipt of certain opinions of counsel; in the case of Progressive, the receipt of the fairness opinion of Montgomery; and in the case of Hibernia, the ability to account for the Merger as a pooling of interests.

     Except with respect to any required shareholder or regulatory approval, substantially all of the conditions to consummation of the Merger may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by Progressive's shareholders may change the aggregate number of shares to be received in the Merger.

Regulatory Approvals

     Hibernia, as a registered bank holding company, is regulated by the Federal Reserve Board.  Accordingly, in addition to
approval of the shareholders of Progressive, consummation of the
Merger will require the approval of the Federal Reserve Board.
HNB, as a national banking association, is regulated by the OCC, and the merger between it and the Bank consequently must be
approved by the OCC before it may be effected.   The parties received
the approval of the Federal Reserve Board on March 31, 1995 and the approval of the OCC on March 7, 1995. Consequently, it is anticipated that the closing will occur immediately after approval by the shareholders of Progressive at the Special Meeting on June 30, 1995.
                              -13-
     The shares of Hibernia Common Stock to be issued in the Merger will be registered with the Commission and the state securities regulators in those states in which such registration is required. The shares will also be listed on the NYSE.


Business Pending the Merger

     Under the terms of the Agreement, Progressive may not and it will cause the Bank not to, without the prior written consent of Hibernia or as otherwise provided in the Agreement, among other things: (i) create or issue any additional shares of capital stock or any options or other rights to purchase or acquire shares of capital stock; (ii) enter into any employment contracts with, increase the compensation of or pay any bonus to, any of Progressive's directors, officers, or employees, other than in accordance with existing policy or past practice, except that extraordinary bonuses may be paid in 1995 prior to the Effective Date of the Merger (a) with respect to 1994's performance not more than $77,500 and (b) with respect to 1995's performance not more than an amount equal to $52,000 multiplied by a percentage representing the number of months elapsed in 1995 prior to the Effective Date of the Merger; (iii) enter into or substantially modify any employee benefits plans; (iv) establish any automatic teller machines, branches or other banking offices, other than the branch office under construction in Prairieville, Louisiana, the costs of construction of which shall not exceed $500,000; (v) make any capital expenditures in excess of $100,000; (vi) merge with any other company or bank or liquidate or otherwise dispose of its assets outside the ordinary course of its business; or
(vii) acquire another company or bank (except in a fiduciary capacity or in connection with foreclosures related to bona fide loan transactions). Progressive is also prohibited by the terms of the Agreement from declaring, setting aside or paying dividends or, directly or indirectly, combining, redeeming, purchasing or otherwise acquiring, any shares of Progressive Common Stock prior to the Effective Date.

Effective Date of the Merger; Termination

     Unless otherwise agreed upon by Hibernia and Progressive, the closing of the Merger (the "Closing," and the date thereof the "Closing Date") will occur on the first business day after the later of: (i) the date that falls 30 days after the later of the date of the order of the Federal Reserve Board approving the Merger or the date of the order of the OCC approving the Bank
Merger; and (ii) the date that falls 5 days after the Special
Meeting. The parties may agree to close the Merger on any such later date within 60 days of the Special Meeting. The parties received the approval of the Federal Reserve Board on March 31, 1995 and the approval of the OCC on March 7, 1995. Consequently, it is anticipated that the closing will occur immediately after approval by the shareholders of Progressive at the Special Meeting on June 30, 1995. The Merger of Progressive into Hibernia will become effective at the date and time set forth in a certificate issued by the Louisiana Secretary of State.

                              -14-

     The Agreement may be terminated prior to the Closing Date by either party, whether before or after approval of the Agreement by the Progressive shareholders: (i) in the event of a breach by the other party of any representation, warranty, covenant or agreement which has not been cured within any cure period allowed by the Agreement; (ii) if any of the conditions precedent to the obligations of such party to consummate the Merger have not been satisfied, fulfilled or waived as of June 30, 1995; (iii) if any application for any required regulatory approval has been denied, and the time for all appeals of such denial has run; (iv) if the shareholders of Progressive fail to approve the Merger; (v) if there is a material adverse change in the financial condition of either party; or (vi) absent an agreement of the parties to the contrary, if the Merger is not consummated by June 30, 1995. The Agreement may also be terminated by Hibernia if the holders of more than 10% of the Progressive Common Stock exercise and perfect dissenters' rights or if the Merger otherwise does not qualify for pooling of interests accounting treatment. The
Agreement may be terminated by Progressive if (i) the opinion from Montgomery that the consideration to be received in the Merger by the holders of Progressive Common Stock is fair to such shareholders from a financial point of view is withdrawn by Montgomery prior to the Closing Date, or (ii) both (a) the quotient of the Average Market Price of Hibernia Common Stock on the Closing Date divided by $7.80625 (the "Hibernia Quotient") is less than .8, and (b) the quotient of the average closing value of the Standard & Poors Regional Bank Index for the ten business days preceding the Closing Date divided by the average closing value of the STandard & Poors Regional Bank Index for the ten business days preceding December 1, 1994 exceeds the Hibernia Quotient by more than .1. For these purposes, the Average Market Price of Hibernia Common Stock on the Closing Date shall be the average of the mean of the high and low prices of one share of Hibernia Common Stock for the ten business days preceding the last trading day immediately prior to the Closing
Date, as reported in The Wall Street Journal. The Agreement also may be terminated at any time by the mutual consent of the parties. If terminated, the Agreement will become null and void, except that certain provisions thereof relating to expenses and confidentiality and the accuracy of information provided for inclusion in the Registration Statement of which this Proxy Statement-Prospectus is a part will survive any such termination, and any such termination will not relieve any breaching party from liability for any uncured breach of any covenant or agreement giving rise to such termination.

Management and Operations After the Merger

     On the Effective Date, Progressive will be merged with and into Hibernia and the Bank will be merged with and into HNB, and the separate existences of Progressive and the Bank will cease. The offices of the Bank will thereafter be operated as branch banking offices of HNB. The employees of the Bank on the Effective Date will become employees of HNB, and will be employed on an "at will" basis thereafter, subject to any existing employment agreements or similar contractual obligations assumed by Hibernia.



                              -15-
     The Boards of Directors of Hibernia and HNB following the Merger will consist of those persons serving as directors immediately prior thereto. Information regarding the directors of Hibernia elected at its annual meeting of shareholders on April 18, 1995 is contained in documents incorporated herein by reference. See "Available Information" and "Incorporation by Reference." The directors of Progressive and the Bank will cease to serve as directors as of the Effective Date.

Certain Differences in Rights of Shareholders

     If the shareholders of Progressive approve the Merger and the Merger is subsequently consummated, all holders of Progressive Common Stock, other than any shareholders who exercise and perfect dissenters' rights, will become shareholders of Hibernia. As shareholders of Hibernia, their rights will be governed by and subject to Hibernia's Articles of Incorporation and Bylaws, rather than Progressive's Articles of Incorporation and Bylaws. The following is a summary of the principal differences between the rights of shareholders of Progressive and Hibernia not described elsewhere in this Proxy Statement-Prospectus.

     Number and Classes of Shares. Hibernia's Articles of Incorporation authorize 200,000,000 shares of common stock and 100,000,000 shares of preferred stock. The Hibernia Board of Directors has the authority to determine the designations, voting powers, preferences and relative participating, option or other special rights, and the qualifications, limitations or restrictions on such shares of capital stock. The Articles of Incorporation of Progressive authorize 2,000,000 shares of common stock and 1,000,000 shares of preferred stock. The Progressive Board of Directors has the authority to establish one or more series of preferred stock, and to determine the relative rights and preferences of the shares of any series of preferred stock. The Articles of Incorporation of Progressive have established a class of 225,000 shares of preferred stock designated as "Class A Preferred Stock." The shares of Class A Preferred Stock are entitled to the preferential right, among other things, to receive a cumulative annual dividend of $1.25 per share, and are subject to redemption at a price of $12.50 plus all accrued and unpaid dividends. Such shares of Class A Preferred Stock have no voting rights, except in certain limited circumstances not involved in the Merger.

     Directors. Hibernia's Articles of Incorporation provide that the number of directors is determined by reference to the Hibernia Bylaws. The Bylaws provide that the exact number of directors is the number determined, from time to time, by resolution of the Board of Directors. Currently, such resolution calls for 22 directors. Such resolution can be modified or repealed at any time by the Board of Directors. Hibernia's Board is divided into three classes, each of which is elected for a three-year term. The Progressive Articles of Incorporation provide for an initial board of four persons, subject to the authority of the Progressive Board of Directors to change the exact number of directors.

                              -16-
     The Bylaws of Progressive provide that directors of Progressive may be removed, with or without cause, by vote of a majority of the total voting power. Hibernia's Bylaws provide that a director may be removed by the Board of Directors for cause, if he is interdicted or adjudicated an incompetent or bankrupt, is unable to perform his duties for six months or becomes affiliated with a competitor of Hibernia. Shareholders may remove a director by vote of two-thirds of the total voting power, or by a majority of the voting power if removed for cause. "Cause" is defined in the Hibernia Bylaws to mean gross negligence or willful misconduct.

     The Bylaws of Hibernia provide that all directors must meet certain criteria as to age, number of shares of voting securities held, and non-affiliation with competitors in order to serve on the Board of Directors. There are no criteria for service on the Progressive Board of Directors specified in Progressive's Articles or Bylaws.

     Shareholder Proposals. Hibernia's Bylaws contain certain provisions that allow shareholders to submit a proposal to be voted upon at any shareholders meeting or to nominate an individual for election as a director only under certain circumstances and provided that the shareholder complies with all of the conditions set forth in the Bylaws. The Progressive Bylaws do not contain any provisions relating to shareholder proposals or the nomination of persons to serve as directors.

     Certain Transfer Restrictions Relating to Five Percent Shareholders. The Articles of Incorporation and Bylaws of Progressive do not restrict the transfer of shares of Progressive stock. With respect to Hibernia, however, Article IX of Hibernia's Articles of Incorporation restricts the transfer of equity interests in Hibernia under certain circumstances. This restriction (the "Five Percent Restriction") is intended to protect Hibernia from certain transfers of equity interests that could have a material adverse effect on Hibernia's ability to use certain tax benefits to reduce its taxable income. Under the Five Percent Restriction, if, before December 29, 1995, a shareholder transfers or agrees to transfer Hibernia stock or stock equivalents, the transfer will be prohibited and void to the extent that it would result, under applicable Federal income tax rules, in the identification of a new "five percent shareholder" of Hibernia or an increase in the percentage stock ownership of any existing "five percent shareholder."

     The Five Percent Restriction does not apply to any transfer that has been approved in advance by the Board of Directors of Hibernia, or that is made in compliance with exceptions established from time to time by resolution of the Board of Directors. The Board of Directors may withhold its approval of a transfer only if, in its judgment, the transfer may result in any limitation on the use by Hibernia of its net operating loss carry forwards or built-in tax losses or other tax attributes. The Board of Directors may adopt further resolutions exempting additional transfers from the Five Percent Restriction.


                              -17-
     The Five Percent Restriction may adversely affect the marketability of the Hibernia Common Stock by discouraging potential investors from acquiring equity securities of Hibernia. However, although the Five Percent Restriction may have the effect of impeding a shareholder's attempt to acquire a significant or controlling interest in Hibernia, the purpose of the Five Percent Restriction is to preserve the tax benefits of Hibernia's previous losses, not to insulate management from change. Management of Hibernia believes the tax benefits outweigh any anti-takeover impact of the Five Percent Restriction. Any anti-takeover effect of the Five Percent Restriction will end with the termination of the Five Percent Restriction on December 29, 1995.

     Liquidity of Stock. There currently is no market for shares of Progressive Common Stock, and such a market is not likely to develop in the future. Shares of Hibernia Common Stock are listed for trading on the NYSE. Current quotes of the market price of Hibernia Common Stock are available from brokerage firms and other securities professionals, as well as other sources, and are published in major newspapers on a daily basis. Shares of Hibernia Common Stock to be issued in the Merger may be freely resold by persons who are not "affiliates" of Progressive or Hibernia. See "Resale of Hibernia Common Stock," below.

     Amendment of Bylaws. The Bylaws of Hibernia may be amended by vote of two-thirds of the continuing directors, subject to the power of the shareholders to change or repeal any bylaw so made by vote of a majority of the total voting power. Pursuant to the Bylaws of Progressive, the Board of Directors may alter, amend or repeal the bylaws or adopt new bylaws.

     Vote for Merger or Consolidation. The Articles of Incorporation of Hibernia provide that a merger or consolidation may be approved by vote of a majority of the voting shares issued and outstanding. The Articles of Incorporation of Progressive are silent as to such vote; therefor, the vote of two-thirds of the voting power present is required to approve such a transaction pursuant to the LBCL.

Interests of Certain Persons in the Merger

     Indemnification of Progressive and the Bank Directors. The Agreement includes certain provisions that protect the officers and directors of Progressive and the Bank from and against liability for actions arising while they served in those capacities for Progressive and the Bank. The Agreement provides for indemnification of such persons to the same extent as they would have been indemnified under the Articles of Incorporation and/or Bylaws of Hibernia, in the case of a claim against him in his capacity as an officer or director of Progressive, or HNB, in the case of a claim against him in his capacity as an officer or director of the Bank, as such documents were in effect on the date of the Agreement, except that the Agreement limits Hibernia's aggregate liability for such indemnification to $5



                              -18-
million and requires each officer and director eligible for such indemnification to execute a joinder agreement in which such persons agree to cooperate with Hibernia in any litigation or proceeding giving rise to a claim of indemnification. The indemnification provisions of the Agreement do not apply to claims the existence of which such person knew or should have known but failed to make a good faith effort to require Progressive and the Bank to notify its director and officer liability insurance carrier of prior to the Closing Date.

     The Agreement also provides for indemnification of Progressive's officers, directors and any person who controls Progressive or the Bank within the meaning of the Securities Act from and against any liability arising under the Securities Act or otherwise, if such liability arises out of or is based on an untrue statement or omission of a material fact required to be stated in the Registration Statement or necessary to make the statements made therein not misleading. This indemnification does not apply to statements made in reliance on information furnished to Hibernia by Progressive or the Bank for use in the Registration Statement, which includes this Proxy Statement-Prospectus. The Agreement sets no limit on the aggregate amount of Hibernia's obligations to indemnify individuals for liability under the Securities Act.

     Severance and Retention Benefits. An employee severance plan and certain management retention agreements were adopted by the Bank in 1994 to encourage its employees and senior management to continue their employment with the Bank in the context of ongoing merger discussions between Progressive and certain non-affiliated financial institutions as described elsewhere herein.

     Pursuant to such severance plan, employees of the Bank (other than the President) who work at least 37.5 hours per week and have been employed by the Bank for at least twelve months will receive special severance benefits based upon years of service and level of compensation if they remain in the employ of the Bank until the date of the Merger (which will constitute a "Change in Control" under the severance plan and retention agreements) and either are not offered employment by Hibernia or HNB following the Merger, are offered employment with Hibernia or HNB involving a position that is substantially different (within the meaning of the severance plan) from such employee's position with the Bank immediately prior to the Merger, or are terminated by Hibernia or HNB following the Merger other than "for cause" (as defined in the severance plan). The Bank's retention agreements entered into with certain employees of the Bank also provide for benefits if the covered employees remain in the employ of the Bank following a Change in Control until the Closing Date (as defined therein). If the Merger is consummated and the other conditions of the severance plan and retention agreements applicable to the Bank's executive officers are satisfied, each executive officer of the Bank (other than John H. Laing, the Bank's President and Chief Executive Officer) will receive severance and retention benefits equal to between 10 and 12 months of such officer's current base compensation in a lump sum payment.

                              -19-
     In addition, Mr. Laing currently has an employment agreement with the Bank that provides for certain severance payments if Mr. Laing is terminated or voluntarily resigns his employment within the thirty days immediately following a "Change of Control" of the Bank (which term, as defined in such agreement, includes the Merger). As a result, if the Merger is consummated and Mr. Laing is involuntarily terminated for reasons other than cause, death, disability or retirement, or voluntarily resigns his employment within the first thirty days following consummation of the Merger, Mr. Laing will be entitled to a severance payment equal to his full base salary at regular intervals for the thirty-six months following his termination or resignation, and incentive compensation for such period equal to the average of the annual incentive compensation received by Mr. Laing during each of the five years immediately preceding his termination or resignation, which compensation shall be payable at the conclusion of each succeeding year that ends during the thirty-six months following his termination or resignation.

     Mr. Laing has agreed to the terms of a three-year employment agreement with Hibernia at approximately his current level of compensation. This agreement also provides for the payment of any severance benefits due under his existing employment contract over a longer period of time than would otherwise be required under that contract.

Employee Benefits

     The Agreement provides that Hibernia will use its best efforts to cause to be provided to all employees of Progressive and the Bank who are employed as of the Effective Date the same employee benefits as those offered by Hibernia and HNB to their employees, except that employees of Progressive and the Bank will not be required to wait for any period in order to be eligible to participate in Hibernia's Flex Plan (including its medical and dental coverage). For the purposes of the Hibernia 401(k) plan (the Retirement Security Plan) and the Hibernia ESOP, each employee of Progressive or the Bank will be treated as if they were employed by Hibernia (for both eligibility and vesting) for the full time that they were employed by Progressive or the Bank.

Expenses

     The Agreement provides that all expenses incurred in connection with the negotiation and execution of the Agreement and the consummation of the Merger, other than printing expenses, which shall be borne by Hibernia, will be borne by the party that incurred them, regardless of whether the Merger is consummated.

Material Tax Consequences

     The following is a summary description of the material tax consequences of the Merger to the shareholders of Progressive;
it is not intended to be a complete description of the federal income tax consequences of the Merger. Tax laws are complex, and each shareholder's individual circumstances may affect the tax


                              -20-
consequences to such shareholder. In addition, no specific analysis is provided with respect to the tax consequences of the Merger under applicable state, local or other tax laws. Each shareholder is therefore urged to consult a tax advisor regarding the tax consequences of the Merger to him, her or it.

     Consummation of the Merger is conditioned upon the receipt of an opinion to the effect that, subject to the assumptions, qualifications and exceptions contained therein the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Code, and that the exchange of Progressive Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to Progressive's shareholders. The parties have received the opinion of Ernst & Young LLP, certified public accountants, to the foregoing effects. A copy of such opinion is attached hereto as Appendix C.

     If the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code, which the tax opinion states is true based upon certain representations of Hibernia and Progressive: (i) no gain or loss will be recognized by Progressive, the Bank, Hibernia or HNB by reason of the Merger or the Bank Merger; (ii) a shareholder of Progressive will not recognize any gain or loss for federal income tax purposes to the extent Hibernia Common Stock is received in the Merger in exchange for Progressive Common Stock; (iii) the tax basis in Hibernia Common Stock received by a shareholder of Progressive will be the same as the tax basis in the Progressive Common Stock surrendered in exchange therefor; (iv) the holding period, for federal income tax purposes, for Hibernia Common Stock received in exchange for Progressive Common Stock will include the period during which the shareholder held the Progressive Common Stock surrendered in the exchange, provided that the Progressive Common Stock was held as a capital asset at the Effective Date; and (v) cash received in the Merger in lieu of fractional shares will not adversely affect the income tax treatment of the exchange of shares, but will be treated as a partial redemption of the shareholder's interest in his stock and therefore will generally result in the recognition of capital gain or loss, if the shares surrendered were held as a capital asset, depending upon the shareholder's basis in the Progressive Common Stock surrendered.

     Any cash payment received in exchange for shares of Progressive Preferred Stock and by dissenting shareholders will be treated as a complete redemption of the shareholders' interests in their Progressive Preferred Stock or Progressive Common Stock, as the case may be, and will generally be subject to federal and state income tax as a capital gain or loss. For more information regarding the income tax consequences of cash payments received by dissenting shareholders, see "Rights of Dissenting Shareholders."





                              -21-
     The Louisiana income tax treatment of the Merger to the shareholders of Progressive should generally be substantially the same as the federal income tax treatment described above.
Shareholders residing in states other than Louisiana are encouraged to consult their tax advisors regarding the state income tax implications of the Merger to them.

Resale of Hibernia Common Stock

     The shares of Hibernia Common Stock to be exchanged for Progressive shares in the Merger have been registered under the Securities Act and have been approved for listing on the NYSE. This registration permits the Hibernia shares to be freely transferred by anyone who is not an "affiliate" of Hibernia after the Merger and anyone who was not an "affiliate" of Progressive prior to the Merger, within the meaning of Rule 145 under the Securities Act. For the purposes of that rule, affiliates are generally persons (including corporations and partnerships) that control, are controlled by, or are under common control with Hibernia or Progressive, as the case may be. Executive officers, directors and 10% shareholders may be deemed to be affiliates for these purposes.

     Rule 145 imposes certain restrictions on the sale of stock received in a merger or consolidation by an affiliate of the acquired company, even if that person does not become an affiliate of the acquiring company. Affiliates of Progressive will only be permitted to resell any Hibernia shares received by them in the Merger if they register those shares for resale or they comply with the restrictions of Rule 145. Anyone who is or may be an affiliate of Progressive should carefully consider the resale restrictions imposed by Rule 145 before he attempts to transfer any shares of Hibernia Common Stock received in the Merger.

     Each of the persons identified by Progressive as an "affiliate" has executed an agreement in which those individuals commit to transferring their Hibernia shares only in accordance with the securities laws and in a manner that does not jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. The pooling of interests accounting rules will prohibit affiliates of Progressive from transferring any Hibernia stock received by them until Hibernia has published financial results that include at least thirty days of operations after the consummation of the Merger, which generally will occur in the month following the fiscal quarter-end that follows the Effective Date. In addition to the aforementioned agreements, Hibernia intends to place stop transfer instructions with its transfer agent with respect to shares of Hibernia Common Stock issued to affiliates of Progressive.









                              -22-
Dividend Reinvestment Plan

     Hibernia maintains a Dividend Reinvestment Plan through which shareholders of Hibernia may reinvest dividends in Hibernia Common Stock. Shares are purchased for participants in the plan at their market value, which is determined by the market price of Hibernia Common Stock on the NYSE. The plan also permits participants to purchase additional shares with cash at the then-current market price. All shares purchased through the plan are held in a separate account for each participant and maintained by Hibernia's transfer agent. Shareholders who participate in the Dividend Reinvestment Plan purchase shares through the plan without paying brokerage commissions or other costs ordinarily associated with open market purchases of stock. It is anticipated that the Dividend Reinvestment Plan will continue after the Effective Date and that shareholders of Progressive who become shareholders of Hibernia will have the same opportunity to participate in the plan as other shareholders of Hibernia.

Accounting Treatment

     It is anticipated that the Merger will be accounted for as a "pooling of interests" transaction. Among other requirements, in order for the Merger to qualify for pooling of interests accounting treatment, 90% or more of the outstanding Progressive Common Stock must be exchanged for Hibernia Common Stock. Consequently, if holders of 10% or more of the outstanding Progressive Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for pooling of interests accounting, and it is anticipated that Hibernia would abandon or attempt to
renegotiate the Merger.   Also, in order for the pooling of
interests accounting method to apply, "affiliates" of Progressive cannot reduce their holdings of Hibernia Common Stock received in the Merger for a period beginning on the Effective Date and ending upon the publication of at least 30 days of post-Merger combined operations of Progressive and Hibernia. Persons believed by Progressive to be "affiliates" have agreed to comply with these restrictions. See "Resale of Hibernia Common Stock," above.

     Progressive has agreed to use its best efforts to permit the transaction to be accounted for as a pooling of interests.
Hibernia is not obligated to consummate the Merger if the Merger does not qualify for pooling of interests accounting treatment.














                              -23-

                   RIGHTS OF DISSENTING SHAREHOLDERS

     Each holder of Progressive Common Stock who objects to the Merger is entitled to the rights and remedies of dissenting shareholders provided in Section 131 of the LBCL, a copy of which is set forth as Appendix D hereto.

     Section 131 provides that shareholders of Louisiana corporations who vote against a merger have the right to dissent if the merger is authorized by less than 80% of the total voting power of the corporation. In order to so dissent, the shareholder must file with the corporation a written objection to the merger, which objection must be filed with the corporation prior to or at the date of the meeting at which the vote is taken. In addition, the shareholder must vote against the merger at the meeting. If the merger is approved by less than eighty percent of the total voting power of the corporation, the corporation must provide by registered mail notice of such vote to shareholders who filed a written objection and voted against the merger. A dissenting shareholder may then file with the corporation a written demand for the fair cash value of his or her shares as of the day before the vote was taken. The demand must be made within twenty days of the mailing of the notice from the corporation and must include the fair value being requested by the dissenting shareholder. The shareholder must also include in the demand a post office address to which the corporation's reply may be sent and must deposit his or her shares in escrow at a bank or trust corporation, duly endorsed and transferred to the corporation on the sole condition that the fair value be paid.
If the corporation does not agree with the fair value requested by the dissenting shareholder, it must provide notice to the shareholder (the "Notice") within twenty days after receipt of the shareholder's demand and state in such Notice the value it is willing to pay for the shares. If a disagreement continues over the fair value, the LBCL provides a method for determination of fair value by a district court in the parish in which the corporation (if it still exists) or the merged corporation has its registered office. If the dissenting shareholder institutes a suit seeking an amount in excess of the amount offered by the corporation to the dissenting shareholder in the Notice, the corporation shall deposit the amount offered with the court. If the amount finally awarded by the court, exclusive of interest and costs (the "Awarded Amount"), is more than the amount so offered and deposited, then all costs of the court proceedings shall be paid by the corporation. If the Awarded Amount is equal to or less than the amount so offered and deposited, then all costs of the court proceedings shall be paid by the dissenting shareholder.

     The amount received by a dissenting shareholder may be more or less than, or equal to, the value of the Hibernia Common Stock received by other Progressive shareholders in the Merger.






                              -24-
     Shareholders who file a demand for payment of fair value cease to have any rights as shareholders of the corporation thereafter. Also, shareholders may withdraw their demand at any time before the corporation gives notice of disagreement. Withdrawal of a demand thereafter requires the written consent of the corporation in order to be effective.

     Each step must be taken in strict compliance with the applicable provisions of the statute in order for holders of Progressive Common Stock to perfect dissenters' rights. Holders of Progressive Common Stock will lose their right to dissent from the Merger unless they both (i) file with Progressive a written objection to the Merger prior to or at the Special Meeting and
(ii) vote their shares (in person or by proxy) against the proposed Agreement and the Merger at the Special Meeting.

     THE FOREGOING SUMMARY OF THE PROVISIONS OF THE LBCL RELATING
TO DISSENTERS' RIGHTS IS NECESSARILY INCOMPLETE AND IS QUALIFIED
IN ITS ENTIRETY BY REFERENCE TO EXCERPTS FROM THE LBCL SET FORTH
HEREIN AS APPENDIX D.

     Holders of Progressive Common Stock who exercise and perfect dissenters' rights and who receive cash for their shares will generally be subject to federal and state income tax on all or a portion of the amount of cash received. Furthermore, if the Merger is effected, the cash paid to dissenting shareholders may be more or less than the value of the Hibernia Common Stock issued to those shareholders of Progressive who voted in favor of the Merger. The receipt of cash for shares will be generally treated as a distribution in redemption of the shareholder's stock and, depending on the individual shareholder's circumstances, may be deemed to be a complete termination of interest resulting in a capital gain or loss to such shareholder. The tax opinion rendered by Ernst & Young LLP and attached hereto as Appendix C states that payments to dissenting shareholders are not exempt from federal or state income tax. Shareholders desiring to dissent from the Merger are urged to consult their tax advisors with regard to the tax implications to them of exercising dissenters' rights.



















                              -25-

                     PRO FORMA FINANCIAL INFORMATION

     The following pro forma financial statements reflect all of Hibernia's pending mergers giving effect to the assumptions and adjustments described in the accompanying notes.

     The information in the column titled "Historical Hibernia Corporation" on the Pro Forma Combined Balance Sheet and the Pro Forma Combined Income Statements is summarized from the consolidated financial statements of Hibernia incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 1994, after giving effect for the merger with American Bank on March 1, 1995 which was accounted for as a pooling of interests, and its Quarterly Report on Form 10-Q for March 31, 1995. The information in the column titled "Restated Hibernia Corporation" reflects the impact of the merger with STABA consummated on May 1, 1995, which was accounted for as a pooling of interests. The information contained in the columns "Progressive Bancorporation, Inc.," and "Bank of St. John" is based on March 31, 1995 and 1994 and December 31, 1994, 1993 and 1992 financial statements of those entities. The pro forma financial statements do not purport to be indicative of the results that actually would have occurred if the Merger, or the other consummated and probable mergers had occurred on the dates or during the periods or that may be obtained in the future.

     On January 25, 1995 Hibernia announced that it had reached an agreement to merge with Bank of St. John, headquartered in LaPlace, Louisiana. As of March 31, 1995, Bank of St. John had total assets of approximately $116 million, shareholders' equity of $11.5 million and operated four banking offices, two in LaPlace and one each in Reserve and Edgard, Louisiana, and one loan production office in Metairie, Louisiana. The terms of the merger agreement provide that Bank of St. John shareholders will receive shares of Hibernia Common Stock valued at an aggregate of $25,875,000. For the purposes of these pro forma financial statements, it is assumed that Hibernia will issue 3,338,710 shares of Hibernia Common Stock in connection with the Bank of St. John merger and that the transaction will be accounted for as a pooling of interests.

     The merger with Bank of St. John is subject to the satisfaction of certain conditions similar to those described herein with regard to the Merger. There can be no assurance that this proposed merger will occur.













                              -26-

                        PRO FORMA COMBINED BALANCE SHEET
                                 (Unaudited)

     The following unaudited pro forma combined balance sheet combines the restated balance sheet of Hibernia and the historical balance sheet of Progressive as if the Merger had been effective on March 31, 1995. This unaudited pro forma combined balance sheet should be read in conjunction with the historical financial statements and related notes of Hibernia, incorporated by reference into this Proxy Statement-Prospectus, and the historical financial statements and related notes of Progressive, contained elsewhere herein. The restated balance sheet reflects the impact of the merger with STABA consummated on May 1, 1995 as discussed in Note B to the pro forma financial statements. The unaudited pro forma combined balance sheet also gives effect to another probable merger of Hibernia with Bank of St. John as discussed in Note E to the pro forma combined financial statements. The probable merger has been included in the pro forma combined balance sheet as though the merger had been effective on March 31, 1995.






































                              -27-
HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET
March 31, 1995

                                                                       (B)
                                                       HISTORICAL   RESTATED     PROGRESSIVE         PRO         PRO FORMA
                                                        HIBERNIA    HIBERNIA   BANCORPORATION,      FORMA         HIBERNIA
Unaudited ($ in thousands)                             CORPORATION CORPORATION      INC.             ADJ        CORPORATION

ASSETS
  Cash and due from banks                                $279,471     $283,752         $6,516                      $290,268
  Short-term investments                                   83,730       93,042          6,484        ($3,417)(C)     96,109
  Securities available for sale                           546,360      567,811         29,056                       596,867
  Securities held to maturity                           1,850,267    1,863,371         27,361                     1,890,732
  Loans, net of unearned income                         3,599,398    3,646,033         80,835         (2,595)(D)  3,724,273
      Reserve for possible loan losses                   (149,441)    (150,487)        (1,225)                     (151,712)
          Loans, net                                    3,449,957    3,495,546         79,610         (2,595)     3,572,561
  Bank premises and equipment                             111,653      113,953          2,596                       116,549
  Customers' acceptance liability                           2,850        2,850              -                         2,850
  Other assets                                            178,374      179,569          1,902            (41)(D)    181,430
          TOTAL ASSETS                                 $6,502,662   $6,599,894       $153,525        ($6,053)    $6,747,366

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                      $1,010,181   $1,024,854        $22,553                    $1,047,407
      Interest-bearing                                  4,592,787    4,666,699        110,092                     4,776,791
          Total Deposits                                5,602,968    5,691,553        132,645              -      5,824,198
  Short-term borrowings                                   192,986      192,986              -                       192,986
  Liability on acceptances                                  2,850        2,850              -                         2,850
  Other liabilities                                        97,080       97,596          2,136           ($41)(D)     99,691
  Debt                                                      4,815        4,815          8,652         (2,595)(D)     10,872
          TOTAL LIABILITIES                             5,900,699    5,989,800        143,433         (2,636)     6,130,597

SHAREHOLDERS' EQUITY
  Preferred Stock                                               -            -            130           (130)(C)          -
  Common Stock                                            213,597      217,783             65          4,735 (C)    222,583
  Surplus                                                 388,174      387,263          2,016         (4,760)(C)    381,232
                                                                                                      (3,287)(C)
  Retained earnings                                         8,627       13,651          7,941                        21,592
  Treasury Stock                                                -            -            (25)            25 (C)          -
  Unrealized losses on securities available for sale       (8,435)      (8,603)           (35)                       (8,638)
          TOTAL SHAREHOLDERS' EQUITY                      601,963      610,094         10,092         (3,417)       616,769
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $6,502,662   $6,599,894       $153,525        ($6,053)    $6,747,366

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED BALANCE SHEET, (continued)
March 31, 1995

                                                                                                    TOTAL
                                                        PRO FORMA                    PRO          PRO FORMA
                                                        HIBERNIA     BANK OF        FORMA          HIBERNIA
Unaudited ($ in thousands)                             CORPORATION  ST. JOHN         ADJ         CORPORATION

ASSETS
  Cash and due from banks                                $290,268       $4,930                      $295,198
  Short-term investments                                   96,109        6,025                       102,134
  Securities available for sale                           596,867       24,055                       620,922
  Securities held to maturity                           1,890,732       11,568                     1,902,300
  Loans, net of unearned income                         3,724,273       68,065                     3,792,338
      Reserve for possible loan losses                   (151,712)        (946)                     (152,658)
          Loans, net                                    3,572,561       67,119              -      3,639,680
  Bank premises and equipment                             116,549        1,203                       117,752
  Customers' acceptance liability                           2,850            -                         2,850
  Other assets                                            181,430        1,444                       182,874
          TOTAL ASSETS                                 $6,747,366     $116,344              -     $6,863,710

LIABILITIES
  Deposits:
      Demand, noninterest-bearing                      $1,047,407      $15,578                    $1,062,985
      Interest-bearing                                  4,776,791       87,121                     4,863,912
          Total Deposits                                5,824,198      102,699              -      5,926,897
  Short-term borrowings                                   192,986          137                       193,123
  Liability on acceptances                                  2,850            -                         2,850
  Other liabilities                                        99,691        2,055                       101,746
  Debt                                                     10,872            -                        10,872
          TOTAL LIABILITIES                             6,130,597      104,891              -      6,235,488

SHAREHOLDERS' EQUITY
  Preferred Stock                                               -            -                             -
  Common Stock                                            222,583          750         $5,660 (E)    228,993
  Surplus                                                 381,232        2,250         (5,660)(E)    377,822

  Retained earnings                                        21,592        8,773                        30,365
  Treasury Stock                                                -            -                             -
  Unrealized losses on securities available for sale       (8,638)        (320)                       (8,958)
          TOTAL SHAREHOLDERS' EQUITY                      616,769       11,453              -        628,222
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $6,747,366     $116,344              -     $6,863,710

See notes to Pro Forma Combined Financial Statements.



                        PRO FORMA COMBINED INCOME STATEMENTS
                                     (Unaudited)

     The following unaudited pro forma combined income statements for the three months ended March 31, 1995 and the years ended December
31, 1994, 1993 and 1992 combine the restated income statements of Hibernia and the historical income statements of Progressive as if the Merger had each been effective on January 1, 1992. The unaudited pro forma combined income statements should be read in conjunction with the historical financial statements and related notes of Hibernia, incorporated by reference into this Proxy
Statement-Prospectus, and the historical financial statements and related notes of Progressive, contained elsewhere herein. The restated income statements reflect the impact of the merger with American Bank consummated in the first quarter of 1995 as discussed in Note A to the pro forma financial statements and the merger with STABA consummated in the second quarter of 1995 as discussed in Note B to the pro forma financial statements. The costs associated with the Merger, estimated to be approximately
$656,000, are accounted for as a current period expense when incurred. The unaudited pro forma combined income statements also give effect to the probable merger with Bank of St. John to which Hibernia is a party as discussed in Note E to the pro forma combined financial statements. The probable merger has been included in the pro forma combined income statements as though the merger had been effective on January 1, 1992.



























                              -29-
HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Three Months Ended March 31, 1995

                                                                          (B)                                             TOTAL
                                                         HISTORICAL    RESTATED     PROGRESSIVE   PRO FORMA             PRO FORMA
                                                          HIBERNIA     HIBERNIA   BANCORPORATION,  HIBERNIA   BANK OF    HIBERNIA
Unaudited ($ in thousands, except per share data)        CORPORATION  CORPORATION      INC.      CORPORATION  ST. JOHN CORPORATION
Interest Income
    Interest and fees on loans                               $79,570      $80,615         $2,046     $82,661    $1,608     $84,269
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                          35,581       36,039            678      36,717       573      37,290
        Obligations of states and political subdivisions         302          373            213         586        50         636
    Trading account interest                                       1            1              -           1         -           1
    Interest on time deposits in domestic banks                    5           15             77          92         -          92
    Interest on federal funds sold and securities
        purchased under agreements to resell                   2,364        2,429              -       2,429        95       2,524
        Total Interest Income                                117,823      119,472          3,014     122,486     2,326     124,812
Interest Expense
    Interest on deposits                                      47,748       48,359          1,259      49,618       737      50,355
    Interest on federal funds purchased and
        securities sold under agreements to repurchase         2,087        2,089              -       2,089         -       2,089
    Interest on debt and other                                    75           75             62         137         2         139
        Total Interest Expense                                49,910       50,523          1,321      51,844       739      52,583
Net Interest Income                                           67,913       68,949          1,693      70,642     1,587      72,229
    Provision for possible loan losses                             -            0              -           0         -           0
Net Interest Income After Provision for
    Possible Loan Losses                                      67,913       68,949          1,693      70,642     1,587      72,229
Noninterest Income
    Trust fees                                                 2,821        2,821              -       2,821         -       2,821
    Service charges on deposits                               10,275       10,403            240      10,643       166      10,809
    Other service, collection and exchange charges             5,827        5,847             98       5,945        25       5,970
    Gain on divestiture of banking offices                     2,361        2,361              -       2,361         -       2,361
    Other operating income                                     1,845        1,871           (159)      1,712        56       1,768
    Securities gains, net                                          -            0              1           1         -           1
        Total Noninterest Income                              23,129       23,303            180      23,483       247      23,730
Noninterest Expense
    Salaries and employee benefits                            29,564       29,862            976      30,838     1,086      31,924
    Occupancy expense, net                                     5,887        5,949            175       6,124       350       6,474
    Equipment expense                                          4,250        4,376             20       4,396        92       4,488
    Data processing expense                                    5,326        5,337             86       5,423        99       5,522
    Foreclosed property expense                                 (262)        (262)             5        (257)       13        (244)
    Other operating expense                                   17,859       18,413            936      19,349       684      20,033
        Total Noninterest Expense                             62,624       63,675          2,198      65,873     2,324      68,197
Income Before Income Taxes                                    28,418       28,577           (325)     28,252      (490)     27,762
Income tax expense                                             2,059        2,125            (33)      2,092       184       2,276
Income from Continuing Operations                            $26,359      $26,452          ($292)    $26,160     ($674)    $25,486

Pro Forma Weighted Average Common Shares                 111,129,883  113,310,016      2,500,000 115,810,016 3,338,710 119,148,726

Pro Forma Income Per Common Share
     from Continuing Operations (F)                            $0.24        $0.23                      $0.23                 $0.21

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Three Months Ended March 31, 1994

                                                                          (B)                                             TOTAL
                                                         HISTORICAL    RESTATED     PROGRESSIVE   PRO FORMA             PRO FORMA
                                                          HIBERNIA     HIBERNIA   BANCORPORATION,  HIBERNIA   BANK OF    HIBERNIA
Unaudited ($ in thousands, except per share data)        CORPORATION  CORPORATION      INC.      CORPORATION  ST. JOHN CORPORATION
Interest Income
    Interest and fees on loans                               $61,631      $62,620         $1,836     $64,456    $1,433     $65,889
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                          35,693       36,188            671      36,859       557      37,416
        Obligations of states and political subdivisions          22           96            185         281        27         308
    Trading account interest                                       5            5              -           5         -           5
    Interest on time deposits in domestic banks                    1           10             18          28         2          30
    Interest on federal funds sold and securities
        purchased under agreements to resell                   2,081        2,114              -       2,114        79       2,193
        Total Interest Income                                 99,433      101,033          2,710     103,743     2,098     105,841
Interest Expense
    Interest on deposits                                      32,734       33,307          1,004      34,311       591      34,902
    Interest on federal funds purchased and
        securities sold under agreements to repurchase         1,181        1,181              -       1,181         -       1,181
    Interest on debt and other                                   735          735            103         838         1         839
        Total Interest Expense                                34,650       35,223          1,107      36,330       592      36,922
Net Interest Income                                           64,783       65,810          1,603      67,413     1,506      68,919
    Provision for possible loan losses                           475          535              -         535         -         535
Net Interest Income After Provision for
    Possible Loan Losses                                      64,308       65,275          1,603      66,878     1,506      68,384
Noninterest Income
    Trust fees                                                 3,046        3,046              -       3,046         -       3,046
    Service charges on deposits                               10,132       10,245            227      10,472       147      10,619
    Other service, collection and exchange charges             5,340        5,356            135       5,491        46       5,537
    Other operating income                                     2,892        2,941             62       3,003        68       3,071
    Securities gains, net                                        162          186              4         190         -         190
        Total Noninterest Income                              21,572       21,774            428      22,202       261      22,463
Noninterest Expense
    Salaries and employee benefits                            29,078       29,358            518      29,876       352      30,228
    Occupancy expense, net                                     6,066        6,119            141       6,260       106       6,366
    Equipment expense                                          3,559        3,666             12       3,678        48       3,726
    Data processing expense                                    5,146        5,151             40       5,191       132       5,323
    Foreclosed property expense                               (3,710)      (3,710)             7      (3,703)       15      (3,688)
    Other operating expense                                   21,490       21,724            652      22,376       364      22,740
        Total Noninterest Expense                             61,629       62,308          1,370      63,678     1,017      64,695
Income Before Income Taxes                                    24,251       24,741            661      25,402       750      26,152
Income tax expense                                             1,135        1,301            232       1,533       238       1,771
Income from Continuing Operations                            $23,116      $23,440           $429     $23,869      $512     $24,381

Pro Forma Weighted Average Common Shares                 110,476,124  112,656,257      2,500,000 115,156,257 3,338,710 118,494,967

Pro Forma Income Per Common Share
     from Continuing Operations (F)                            $0.21        $0.21                      $0.21                 $0.21

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Year Ended December 31, 1994

                                                             (A)          (B)                                                TOTAL
                                                         HISTORICAL    RESTATED     PROGRESSIVE   PRO FORMA             PRO FORMA
                                                          HIBERNIA     HIBERNIA   BANCORPORATION,  HIBERNIA   BANK OF    HIBERNIA
Unaudited ($ in thousands, except per share data)        CORPORATION  CORPORATION      INC.      CORPORATION  ST. JOHN CORPORATION
Interest Income
    Interest and fees on loans                              $272,391     $276,527         $7,858    $284,385    $6,163    $290,548
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                         140,956      142,975          3,381     146,356     2,266     148,622
        Obligations of states and political subdivisions       1,256        1,560            762       2,322       170       2,492
    Trading account interest                                      22           22              -          22         -          22
    Interest on time deposits in domestic banks                   11           53            125         178         5         183
    Interest on federal funds sold and securities
        purchased under agreements to resell                   6,808        6,899              -       6,899       772       7,671
        Total Interest Income                                421,444      428,036         12,126     440,162     9,376     449,538
Interest Expense
    Interest on deposits                                     148,354      150,680          3,914     154,594     2,495     157,089
    Interest on federal funds purchased and                                                                                      0
        securities sold under agreements to repurchase         5,775        5,788             16       5,804         1       5,805
    Interest on debt and other                                 2,006        2,006            632       2,638         6       2,644
        Total Interest Expense                               156,135      158,474          4,562     163,036     2,502     165,538
Net Interest Income                                          265,309      269,562          7,564     277,126     6,874     284,000
    Provision for possible loan losses                       (17,601)     (17,421)          (648)    (18,069)        -     (18,069)
Net Interest Income After Provision for
    Possible Loan Losses                                     282,910      286,983          8,212     295,195     6,874     302,069
Noninterest Income
    Trust fees                                                12,420       12,420              -      12,420         -      12,420
    Service charges on deposits                               42,496       42,974            931      43,905       651      44,556
    Other service, collection and exchange charges            20,747       20,798            477      21,275       146      21,421
    Other operating income                                    10,783       10,974             72      11,046       266      11,312
    Securities gains, net                                     (3,652)      (3,628)          (124)     (3,752)      653      (3,099)
        Total Noninterest Income                              82,794       83,538          1,356      84,894     1,716      86,610
Noninterest Expense
    Salaries and employee benefits                           119,994      121,222          2,582     123,804     1,390     125,194
    Occupancy expense, net                                    26,042       26,203            352      26,555       439      26,994
    Equipment expense                                         15,998       16,322            251      16,573       190      16,763
    Data processing expense                                   20,342       20,363            156      20,519       539      21,058
    Foreclosed property expense                               (6,994)      (6,991)           102      (6,889)       94      (6,795)
    Amortization of intangibles                               23,113       23,113            118      23,231         -      23,231
    Other operating expense                                   76,455       77,542          1,887      79,429     1,630      81,059
        Total Noninterest Expense                            274,950      277,774          5,448     283,222     4,282     287,504
Income Before Income Taxes                                    90,754       92,747          4,120      96,867     4,308     101,175
Income tax expense                                             4,183        4,776           (596)      4,180     1,378       5,558
Income from Continuing Operations                            $86,571      $87,971         $4,716     $92,687    $2,930     $95,617

Pro Forma Weighted Average Common Shares                 110,587,841  112,767,974      2,500,000 115,267,974 3,338,710 118,606,684

Pro Forma Income Per Common Share
     from Continuing Operations (F)                            $0.78        $0.78                      $0.80                 $0.81

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Year Ended December 31, 1993

                                                            (A)           (B)                                             TOTAL
                                                         HISTORICAL    RESTATED     PROGRESSIVE   PRO FORMA             PRO FORMA
                                                          HIBERNIA     HIBERNIA   BANCORPORATION,  HIBERNIA   BANK OF    HIBERNIA
Unaudited ($ in thousands, except per share data)        CORPORATION  CORPORATION      INC.      CORPORATION  ST. JOHN CORPORATION
Interest Income
    Interest and fees on loans                              $248,251     $252,202         $7,691    $259,893    $5,276    $265,169
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                         142,614      144,687          2,969     147,656     2,871     150,527
        Obligations of states and political subdivisions       1,359        1,653            596       2,249        64       2,313
    Trading account interest                                      33           33              -          33         -          33
    Interest on time deposits in domestic banks                  556          633             87         720         7         727
    Interest on federal funds sold and securities
        purchased under agreements to resell                   9,717        9,883              -       9,883        96       9,979
        Total Interest Income                                402,530      409,091         11,343     420,434     8,314     428,748
Interest Expense
    Interest on deposits                                     133,143      135,685          3,905     139,590     2,386     141,976
    Interest on federal funds purchased and
        securities sold under agreements to repurchase         4,016        4,016             24       4,040         3       4,043
    Interest on debt and other                                 3,618        3,618            784       4,402         5       4,407
        Total Interest Expense                               140,777      143,319          4,713     148,032     2,394     150,426
Net Interest Income                                          261,753      265,772          6,630     272,402     5,920     278,322
    Provision for possible loan losses                        (3,734)      (3,464)           168      (3,296)       50      (3,246)
Net Interest Income After Provision for
    Possible Loan Losses                                     265,487      269,236          6,462     275,698     5,870     281,568
Noninterest Income
    Trust fees                                                13,314       13,314              -      13,314         -      13,314
    Service charges on deposits                               39,227       39,629            933      40,562       649      41,211
    Other service, collection and exchange charges            20,025       20,079            307      20,386       109      20,495
    Gain on settlement of acquired loans                       1,308        1,308              -       1,308         -       1,308
    Other operating income                                     8,546        8,669            159       8,828       365       9,193
    Securities gains, net                                         97          188             63         251        34         285
        Total Noninterest Income                              82,517       83,187          1,462      84,649     1,157      85,806
Noninterest Expense
    Salaries and employee benefits                           109,647      110,767          2,228     112,995     1,306     114,301
    Occupancy expense, net                                    25,074       25,237            331      25,568       405      25,973
    Equipment expense                                         13,791       14,109            138      14,247       122      14,369
    Data processing expense                                   17,633       17,660            265      17,925       427      18,352
    Foreclosed property expense                                8,470        8,470            209       8,679       484       9,163
    Provision for data processing enhancements                11,991       11,991              -      11,991         -      11,991
    Other operating expense                                   90,252       91,263          2,440      93,703     1,410      95,113
        Total Noninterest Expense                            276,858      279,497          5,611     285,108     4,154     289,262
Income Before Income Taxes and
    Cumulative Effect of Accounting Change                    71,146       72,926          2,313      75,239     2,873      78,112
Income tax expense                                             8,873        9,401            922      10,323       943      11,266
Income from Continuing Operations                            $62,273      $63,525         $1,391     $64,916    $1,930     $66,846

Pro Forma Weighted Average Common Shares                 110,016,103  112,196,236      2,500,000 114,696,236 3,338,710 118,034,946

Pro Forma Income Per Common Share
     from Continuing Operations (F)                            $0.57        $0.57                      $0.57                 $0.57

See notes to Pro Forma Combined Financial Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Year Ended December 31, 1992

                                                             (A)          (B)                                             TOTAL
                                                         HISTORICAL    RESTATED     PROGRESSIVE   PRO FORMA             PRO FORMA
                                                          HIBERNIA     HIBERNIA   BANCORPORATION,  HIBERNIA   BANK OF    HIBERNIA
Unaudited ($ in thousands, except per share data)        CORPORATION  CORPORATION      INC.      CORPORATION  ST. JOHN CORPORATION
Interest Income
    Interest and fees on loans                              $317,937     $321,653         $7,305    $328,958    $4,549    $333,507
    Interest on securities:
        U.S. government securities and obligations of
            U.S. government agencies                         130,651      132,674          3,184     135,858     3,590     139,448
        Obligations of states and political subdivisions       1,425        1,707             17       1,724        11       1,735
    Trading account interest                                      99           99              -          99         -          99
    Interest on time deposits in domestic banks                  617          698            188         886         4         890
    Interest on federal funds sold and securities
        purchased under agreements to resell                  15,954       16,328              -      16,328       175      16,503
        Total Interest Income                                466,683      473,159         10,694     483,853     8,329     492,182
Interest Expense
    Interest on deposits                                     184,281      187,201          4,514     191,715     3,151     194,866
    Interest on federal funds purchased and
        securities sold under agreements to repurchase         6,910        6,910              -       6,910         2       6,912
    Interest on debt and other                                14,098       14,098            618      14,716         6      14,722
        Total Interest Expense                               205,289      208,209          5,132     213,341     3,159     216,500
Net Interest Income                                          261,394      264,950          5,562     270,512     5,170     275,682
    Provision for possible loan losses                        71,093       71,456            101      71,557         -      71,557
Net Interest Income After Provision for
    Possible Loan Losses                                     190,301      193,494          5,461     198,955     5,170     204,125
Noninterest Income
    Trust fees                                                12,860       12,860              -      12,860         -      12,860
    Service charges on deposits                               40,951       41,357            861      42,218       653      42,871
    Other service, collection and exchange charges            18,442       18,473            244      18,717       146      18,863
    Gain on settlement of acquired loans                       4,151        4,151              -       4,151         -       4,151
    Loss on sale of Texas bank                                (2,934)      (2,934)             -      (2,934)        -      (2,934)
    Other operating income                                    10,936       11,003             62      11,065       478      11,543
    Securities gains, net                                     17,442       17,442            114      17,556        63      17,619
        Total Noninterest Income                             101,848      102,352          1,281     103,633     1,340     104,973
Noninterest Expense
    Salaries and employee benefits                           109,347      110,345          1,894     112,239     1,049     113,288
    Occupancy expense, net                                    27,607       27,769            280      28,049       364      28,413
    Equipment expense                                         15,941       16,159            139      16,298        78      16,376
    Data processing expense                                   19,189       19,208            243      19,451       390      19,841
    Foreclosed property expense                               26,335       26,348            371      26,719     1,111      27,830
    Other operating expense                                   85,231       86,105          1,952      88,057     1,117      89,174
        Total Noninterest Expense                            283,650      285,934          4,879     290,813     4,109     294,922
Income Before Income Taxes and
    Extraordinary Items                                        8,499        9,912          1,863      11,775     2,401      14,176
Income tax expense                                             5,535        5,884             50       5,934       800       6,734
Income from Continuing Operations                             $2,964       $4,028         $1,813      $5,841    $1,601      $7,442

Pro Forma Weighted Average Common Shares                  56,449,253   58,629,386      2,500,000  61,129,386 3,338,710  64,468,096

Pro Forma Income Per Common Share
     from Continuing Operations (F)                            $0.05        $0.07                      $0.10                 $0.12

See notes to Pro Forma Combined Financial Statements.

Notes To Pro Forma Combined Financial Statements.

A. In March 1995, HNB merged with American Bank in a transaction accounted for as a pooling of interests. Hibernia issued
2,098,968 shares of Hibernia Common Stock in such transaction, with a market price of $7.4875 and a stated value of $4,030,019.

B. In May 1995, Hibernia merged with STABA Bancshares, Inc. in a transaction accounted for as a pooling of interests. Hibernia issued 2,180,133 shares of Hibernia Common Stock in such transaction, with a market price of $8.2563 and a stated value of $4,185,855.

C. Hibernia plans to issue 2,500,000 shares of Hibernia Common Stock, with an aggregate market value at the date of the Merger of $20,000,000 based upon an assumed market value of $8.00 per share, to effect the Merger. Based upon the 617,670 shares of Progressive Common Stock outstanding on the Record Date, the Exchange Rate in the Merger will be approximately 4.0475. The stated value of Hibernia Common Stock is $1.92 per share. In accordance with the pooling of interests method of accounting, the historical equities of the merged companies are combined.

    In addition, upon the Merger each issued and outstanding share of Progressive Preferred Stock will be converted into the right to receive cash in the amount of $12.50 per share plus all accumulated and unpaid dividends thereon, estimated to be $3,417,000.

D. The Progressive debt of $2,595,000 is held by HNB and will be offset against the outstanding HNB loan balance upon consummation of the Merger with Progressive.

E. In addition to the Merger, Hibernia is a party to a pending merger with Bank of St. John. It is assumed that Hibernia will issue 3,338,710 shares of Hibernia Common Stock with an aggregate market value at the date of the merger of $26,709,680 based upon an assumed market value of $8.00 per share, to effect the merger. Based upon the 300,000 shares of Bank of St. John Common Stock outstanding the exchange rate in the merger will be approximately
11.13. The stated value of Hibernia Common Stock is $1.92 per share.

     In accordance with the pooling of interests method of accounting, the historical equities of the merged companies are combined.












                              -34-
F. Hibernia expects to achieve savings through reductions in interest expense and operating costs in connection with the proposed mergers. The savings vary from merger to merger depending upon Hibernia's pre-merger operations in the respective geographic area. The majority of the savings will be achieved through consolidation of certain operations. The extent to which the savings will be achieved depends, among other things, on the regulatory environment and economic conditions, and may be affected by unanticipated changes in business activities, inflation and certain external factors such as Federal Deposit Insurance Corporation (the "FDIC") assessments. Therefore, there can be no assurance that such savings will be realized. No adjustment has been included in the unaudited pro forma financial statements for the anticipated savings.

                      CERTAIN INFORMATION ABOUT HIBERNIA

     Hibernia is a Louisiana corporation registered under the BHCA. At March 31, 1995, Hibernia had total consolidated assets of approximately $6.5 billion and shareholders' equity of approximately $602 million. Hibernia has a single banking subsidiary, HNB, a national banking association that provides retail and commercial banking services through approximately 143 branches throughout Louisiana. The principal executive offices of Hibernia are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is (504) 533-5532.

     During 1994, Hibernia consummated mergers with six financial institutions. In March 1995 HNB merged with American Bank and in May 1995, Hibernia merged with STABA. In addition, Hibernia has entered into a definitive merger agreement with Bank of St. John. This transaction is subject to certain conditions, similar to the conditions to the Merger described herein and may be consummated, if at all, before or after consummation of the Merger. Shareholders of Progressive will not have the right to vote on the Bank of St. John transaction. In addition, if the Merger is consummated prior to consummation of the Bank of St. John transaction, former shareholders of Progressive who have not exercised and perfected dissenters' rights will be shareholders of Hibernia at the time that transaction is consummated. Shareholders of Hibernia do not have the right to vote on any of the pending merger transactions.

     On a pro forma basis, as of March 31, 1995, the book value of the shares of Hibernia Common Stock would be slightly decreased by the pending transactions. The effect of the Merger on the book value of Hibernia Common Stock, as well as Progressive Common Stock, is shown under "Comparative Per Share Information" included elsewhere herein.

     Further information concerning the business of Hibernia, and its financial condition, management, principal shareholders, and certain other information has been incorporated by reference into this Proxy Statement-Prospectus. See "Available Information" and "Incorporation by Reference."

Supervision and Regulation

     General. As a bank holding company, Hibernia is subject to the regulations and supervision of the Federal Reserve Board. Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited from engaging in nonbanking activities, subject to certain exceptions.

     Hibernia's banking subsidiary, HNB, is subject to supervision and examination by applicable federal and state banking agencies. HNB is a national banking association subject to the regulations and supervision of the OCC. HNB is also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may offered. Various consumer laws and regulations also affect the operations of HNB. In addition to the impact of such regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the national economy.

     Payment of Dividends. Hibernia derives substantially all of its income from the payment of dividends by HNB, and its ability to pay dividends is affected by the ability of HNB to pay dividends. HNB is subject to various statutory and contractual restrictions on its ability to pay dividends to Hibernia. Under such restrictions, the amount available for payment of dividends to Hibernia by HNB without OCC approval was approximately $124 million at December 31, 1994. In addition, the OCC has the authority to prohibit any national bank from engaging in an unsafe or unsound practice, and the OCC has indicated its view that it generally would be an unsafe and unsound practice to pay dividends except out of current operating earnings. The ability of HNB to pay dividends in the future is currently, and could be further, influenced by bank regulatory policies or agreements and by capital guidelines. However, HNB paid dividends to Hibernia in the second and third quarter of 1994 without objection by the OCC. Additional information in this regard is contained in documents incorporated by reference herein. See "Available Information" and "Incorporation by Reference."

     In addition, consistent with its policy regarding bank holding companies serving as a source of strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial condition.

     Hibernia reinstated its dividend on Hibernia Common Stock in September of 1993. Quarterly dividends ranging from $.03 to $.06 per share have been paid on the Hibernia Common Stock since that time.

     Restrictions on Extensions of Credit. HNB is subject to restrictions imposed by federal law on the ability of any national bank to extend credit to affiliates, including Hibernia, to purchase the assets thereof, to issue a guarantee, acceptance or letter of credit on their behalf (including an endorsement or standby letter of credit) or to purchase or invest in the stock or securities thereof or to take such stock or securities as collateral for loans to any borrower. Such extensions of credit and issuances generally must be secured by eligible collateral and are generally limited to 15% of HNB's capital and surplus.

                 CERTAIN INFORMATION CONCERNING PROGRESSIVE

Description of Business

     Progressive is a one-bank holding company organized in 1983 as a business corporation under the laws of the State of Louisiana for the purpose of acquiring 100% of the stock of Progressive Bancshares Corporation, the former holding company of the Bank. As the holder of 100% of the outstanding stock of the Bank, Progressive is registered as a bank holding company subject to regulation under the BHCA. At March 31, 1995, Progressive had total consolidated assets and shareholders' equity of approximately $153.5 million and $10.1 million, respectively, and the Bank had total deposits of approximately $133.1 million. Progressive derives all of its consolidated revenue and income from the banking and banking-related operations of the Bank. Progressive's executive offices are located at One Progressive Square, Houma, Louisiana 70360.

     The Bank, which is the only subsidiary of Progressive, was organized as a Louisiana state bank in 1973. The Bank provides full service commercial banking services to businesses, industry, public and governmental organizations and individuals from six locations in Terrebonne and Lafourche Parishes, including its main office in Houma, Louisiana and branch offices in Houma, Chauvin and Thibodaux, Louisiana. The Bank offers an array of banking services to individuals and businesses, including demand accounts, NOW accounts, certificates of deposit, money market accounts, savings, and individual retirement accounts, and provides safe deposit boxes, night depository, automated teller machines, and drive-in banking services. The Bank's lending activities consist principally of real estate, consumer, education, and commercial loans. The Bank also provides depository and related financial services to commercial, industrial, financial and governmental customers. The Bank's deposits represent a cross-section of the area's economy and there is no material concentration of deposits from any single customer or group of customers. No significant portion of the Bank's loans is concentrated within a single industry or group of related industries. There are no material seasonal factors that would have an adverse effect on Progressive or the Bank.

Supervision and Regulation

     As a bank holding company, Progressive is subject to the supervision of and regulations adopted by the Federal Reserve Board pursuant to the BHCA. Progressive is required under the BHCA to file annual reports with the Federal Reserve Board and such additional information as the Federal Reserve Board may require. The Federal Reserve Board may also make examinations of Progressive and the Bank. Under the BHCA, Progressive also is generally prohibited, with certain exceptions, from engaging in or acquiring control of any company that is engaged in non-banking activities or from engaging in certain tie-in arrangements in connection with any extension of credit or provision of any property or services.

     As a state non-member bank, the Bank is subject to regulation and regular examination by the FDIC and the Louisiana Office of Financial Institutions (the "OFI"). Applicable regulations relate to reserves, investments, loans, issuance of securities, establishment of branches and other aspects of the Bank's operations. The Bank must also furnish quarterly and annual reports to the FDIC.

     The Bank's deposits are insured by the FDIC, which insures up to $100,000 per each insured deposit account. The Bank is currently paying an insurance premium of $230 for each $100,000 of deposits. As of January 1, 1993 the FDIC implemented a traditional risk-related insurance assessment system whereby the FDIC places each insured bank in one of nine risk categories based on its level of capital and other relevant information. Under the system, there is an eight basis point spread between the highest and lowest assessment, with the strongest banks (including the Bank) paying an insurance premium equal to .23% of deposits and the weakest banks paying a premium of .31% of deposits.

     The operations of the Bank, and therefore Progressive, are affected significantly by the actions of the Federal Reserve
Board intended to control the money supply and credit availability in order to influence the national economy.

Competition

     The Bank's general market area is the Greater New Orleans Metropolitan Area, which has an approximate population of 1,200,000 and in which there are numerous banks and other financial institutions. The Bank's primary market area, Houma-Thibodaux, has a current population of approximately 187,000 and has approximately 12 banks and two savings and loan associations currently conducting banking and thrift operations within the market area. The Bank competes with these local institutions and, especially as to larger accounts, with banks and bank holding companies located outside Terrebonne and Lafourche Parishes, particularly in adjacent parishes and the metropolitan areas of New Orleans and Baton Rouge, Louisiana.

     Under Louisiana law, state banks are permitted to open branches throughout the State of Louisiana and, as a result, all national banks domiciled in Louisiana are permitted to establish branches on a statewide basis. Louisiana's banking law also permits bank holding companies domiciled in any other state to acquire Louisiana banks and bank holding companies, if the state in which the bank holding company is domiciled grants reciprocal rights to Louisiana banks and bank holding companies.

     A number of holding companies with greater resources than those of Progressive have acquired banks or holding companies or established branches that operate in the Bank's primary market area and this process of consolidation is continuing. The Progressive Board believes that the size of these institutions



                              -40-
allows certain economies of scale that permit their operation on a narrower profit margin than that of the Bank. Competition among banks for loan customers is generally governed by such factors as loan terms, including interest charges, restrictions on borrowers and compensating balances, and other services offered by such banks. The Bank competes with numerous other commercial banks, savings and loan associations and credit unions for customer deposits, as well as with a broad range of financial institutions in consumer and commercial lending activities. In addition to thrift institutions, other businesses in the financial services industry compete with the Bank for retail and commercial deposit funds and for retail and commercial loan business. Competition for loans and deposits is intense among the financial institutions in the Bank's market area.

Employees

     Progressive and the Bank have, in the aggregate, approximately 78 full-time and 22 part-time employees. None of such employees are subject to a collective bargaining agreement.
Management of Progressive considers its relationship with such employees to be good.

Property

     The executive office of Progressive and main banking office of the Bank is an 11,008 square foot structure located at One Progressive Square, on West Tunnel Boulevard, in Houma, Louisiana. This building and land, as well as the building and land where the Bank's branches in West Houma, East Houma and Chauvin, Louisiana are operated, are owned by the Bank and are not subject to a mortgage. All of these full service facilities are of modern construction and, except for the Chauvin branch, have 24-hour automated teller machines. The Bank's Concorde Branch in Houma, Louisiana and Thibodaux Branch in Thibodaux, Louisiana are each located in Winn Dixie stores pursuant to leases expiring in December of 1999 and May of 1999, respectively.

Legal Proceedings

     Progressive and the Bank normally are parties to and have pending routine litigation arising from their regular business activities of furnishing financial services, including providing credit and collecting secured and unsecured indebtedness. In some instances, such litigation involves claims or counterclaims against Progressive and the Bank, or either of them. As of December 31, 1994, neither Progressive nor the Bank had any litigation pending, other than ordinary routine litigation incidental to their business that was not material in amount in respect of Progressive's assets on a consolidated basis.

Market Prices and Dividends

     Market Prices. Progressive Common Stock is not traded on any exchange or in any other established public trading market. There are no bid or asked prices available for Progressive Common Stock.
                              -41-
     At March 31, 1995, there were 450 shareholders of record of Progressive Common Stock.

     Cash Dividends. Progressive has not paid any cash dividends on Progressive Common Stock during the last two years. Progressive has agreed in the Agreement that it will not make, declare, set aside or pay any dividend prior to the Effective Date of the Merger without the written consent of Hibernia.

     The Progressive Preferred Stock accumulates dividends at an annual rate of $1.25 per share. Progressive has never declared a dividend on the Progressive Preferred Stock and does not anticipate declaring a dividend on the Progressive Preferred Stock in the foreseeable future. At March 31, 1995, the amount of accumulated dividends on the Progressive Preferred Stock was approximately $13.85 per share, or an aggregate of $1.80 million. Progressive may not pay a cash dividend in respect of the Progressive Common Stock until all accumulated dividends in respect of the Progressive Preferred Stock have been paid.

     The payment of dividends by the Bank, which would be the source of any dividends paid by Progressive on its shares, is subject to certain legal restrictions applicable to all Louisiana state banks. The prior approval of the OFI is required if the total of all dividends declared in any one year will exceed the sum of the Bank's net profits of that year and net profits of the immediately preceding year. Additionally, dividends may not be declared or paid by a Louisiana state bank unless the bank has unimpaired surplus equal to 50% of the outstanding capital stock of the bank, and no dividend payment may reduce the bank's unimpaired surplus below 50%. At March 31, 1995, the Bank had approximately $4.6 million available for the payment of dividends without prior approval of the OFI.

Security Ownership of Principal Shareholders and Management

     Ownership of Principal Shareholders. The following table sets forth information concerning all persons known to Progressive to be the beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of Progressive Common Stock, Progressive's only class of voting securities, as of the Record Date. Unless otherwise indicated, the named persons have direct beneficial ownership of the shares with sole voting and investment power.

Name                       Amount and Nature of         Percent
of Beneficial Owner        Beneficial Ownership         of Class

Gerald H. Smith                 151,862 (1)             24.6%
P. O. Box 131405
Houston, TX  77219

R. Preston Wailes                62,564                 10.1%
1528 Nashville Ave.
New Orleans, LA  70115



                              -42-

Linda Marie Perry                52,597 (2)              8.5%
  Arceneaux
#9 Wren Road
Covington, LA  70433

Financial Corporation of         51,762                  8.4%
  Louisiana
P. O. Box 267
Crowley, LA  70527

John H. Laing                    34,391                  5.6%
104 Krumbhaar Court
Houma, LA  70360

(1) Includes 28,175 shares held of record by Mr. Smith as trustee of a family trust and 42,263 shares acquired by Mr. Smith from an estate, as to all of which shares Mr. Smith has sole voting and investment power.

(2) Includes 45,200 shares, in seven equal lots of 5,650 shares, held of record by Mrs. Arceneaux as usufructuary for certain family members and 5,650 shares held of record by Mrs. Arceneaux as trustee of a family trust. Mrs. Arceneaux has sole voting power with respect to the shares held as usufructuary and sole voting and investment power with respect to the shares held as trustee. Also includes 1,800 shares in three custodial accounts of 600 shares each and held of record jointly by Mrs. Arceneaux and other family members on behalf of minor heirs, as to which shares Mrs. Arceneaux has shared voting and investment power. Does not include 11,331 shares beneficially owned by Elton A. Arceneaux, Jr., Mrs. Arceneaux's spouse, as to which Mrs. Arceneaux disclaims beneficial ownership.

     Ownership of Management. The following table sets forth information concerning the shares of Progressive Common Stock and Progressive Preferred Stock beneficially owned, directly or indirectly, by each director and executive officer of Progressive, and all directors and executive officers as a group, as of the Record Date. Unless otherwise indicated, the named persons have direct beneficial ownership of the shares with sole voting and investment power.

















                              -43-

(CAPTION>

Name and Address           Class       Amount and Nature of     Percent
of Beneficial Owner        of Stock    Beneficial Ownership    of Class
John H. Laing              Common           34,391                5.6%
                           Preferred         5,660                4.4%

R. Preston Wailes          Common           62,564               10.1%
                           Preferred         3,421                2.6%

Elton A. Arceneaux, Jr.    Common           11,331 (1)            1.8%
                           Preferred         3,299                2.5%

All Directors and          Common          108,286               17.5%
Executive Officers         Preferred        12,380                9.5%
as a Group (3 persons)


(1) Does not include 5,597 shares of Progressive Common Stock owned by Linda Marie Perry Arceneaux, Mr. Arceneaux's spouse, 45,200 shares of Progressive Common Stock, in seven equal lots of 5,650 shares, held of record by Mrs. Arceneaux as usufructuary for certain family members or 5,650 shares of Progressive Common Stock held of record by Mrs. Arceneaux as trustee for a family trust, or 1,800 shares of Progressive Common Stock, in three custodial accounts of 600 shares each, held of record jointly by Mrs. Arceneaux and other family members on behalf of minor heirs, as to all of which shares Mr. Arceneaux disclaims beneficial ownership.


     As of the Record Date, the directors and executive officers of Progressive have voting power with respect to a total of 108,286 shares, or approximately 17.5% of the outstanding shares of Progressive Common Stock. Such directors and executive officers, as well as other major shareholders, have agreed to vote their stock, representing an aggregate of approximately of the Progressive Common Stock outstanding, in favor of the Merger, unless they are legally required to abstain from voting or to vote against the Merger.




















                              -44-
         PROGRESSIVE MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
            AT AND FOR THE YEAR ENDED DECEMBER 31, 1994

Overview

     Progressive reported consolidated net income of $4,119,000 for the year ended December 31, 1994, which represents a 230% increase from net income of $1,248,000 for the year ended December 31, 1993. Net income for the year ended December 31, 1993 reflected an 82.5% decrease from net income of $7,127,000 for the year ended December 31, 1992. Net income per common share was $6.37, $1.71 and $10.67, for 1994, 1993 and 1992, respectively.

     The primary reasons for the improvement in net income for the year ended December 31, 1994 were the payment on August 1, 1994 of a fully reserved investment by the Bank in the 12% Mandatory Convertible Subordinated Debentures due 1996 (the "FCB Debentures") of First Continental Bancshares, Inc. which contributed $1,346,000, the reversal of deferred income taxes which contributed $1,808,000 and a net negative provision for loan losses of $648,000. Partially offsetting these positive contributions to net income were losses of $874,000 resulting from the year end sale of certain securities in the Bank's available for sale securities portfolio which had declined in value because of the 300 basis point rise in short-term interest rates during 1994.

     The decrease in net income for the year ended December 31, 1993 as compared to the year ended December 31, 1992, was principally attributable to an extraordinary gain of $5,314,000, net of tax effect, included in net income for 1992. Excluding extraordinary items, Progressive's consolidated earnings before tax considerations for the year ended December 31, 1993 reflected increased Bank profitability.

     Improving loan quality and lower net charge-offs resulted in the negative provision for loan losses of $648,000 for 1994, as compared to provisions of $168,000 in 1993 and $101,000 in 1992. Net interest income increased $934,000, or 14.1%, to $7,564,000 in 1994 as compared to net interest income of $6,630,000 in 1993. Net interest income in 1993 reflected an increase of 19.2% as compared to 1992 net interest income of $5,562,000. The primary reasons for the increase in net interest income in 1994 were the payment of the interest portion of the FCB Debentures, as well as increased interest income on the Bank's municipal bond portfolio as a result of growth in the portfolio during 1993 and 1994 and an increase in interest and fees on loans resulting from the growth in the Bank's loan portfolio during 1994. The increase in net interest income experienced in 1993 is attributable to a lower cost of funds at the Bank level, along with an increase in interest income on the Bank's municipal bond portfolio resulting from growth in the portfolio during this period and an increase in interest and fees on loans based on the Bank's corresponding loan growth in 1993.


                              -45-
     Progressive's consolidated assets were $141,693,000 and total deposits were $121,761,000 at December 31, 1994. Total assets reflected a 6.6% increase in 1994 compared to total assets of $132,909,000 at December 31, 1993 and total deposits reflected a 7.1% increase in 1994 compared to total deposits of $113,666,000 in 1993. Total assets at December 31, 1993 reflected a 1.2% increase over total assets of $131,305,000 at December 31, 1992. Total deposits at December 31, 1993 reflected a 1.3% decrease as compared to total deposits of $115,169,000 at December 31, 1992. Loans, net of reserve for possible loan losses, reflected a trend of growth in the Bank's loan portfolio over the last three year end periods. Loans, net of reserve for possible loan losses, were $78,557,000 at December 31, 1994, which represented a 10.4% increase over net loans of $71,176,000 at December 31, 1993, which in turn represented an increase of 3.6% as compared to net loans of $68,735,000 at December 31, 1992. The increase in total assets at December 31, 1994 as compared to December 31, 1993 was due primarily to the growth experienced in the Bank's loan portfolio, coupled with a significant increase in cash and due from banks caused by a growth in deposits generated by a newly-opened branch.

     The following table sets forth certain information regarding
Progressive's results of operations for the periods indicated.


                                          Year Ended December 31,
                                         1994     1993     1992
                                          (Dollars in thousands,
                                          except per share data)

Net income applicable to common shares  $3,957   $1,084   $6,948
Net income per share*                   $ 6.37   $ 1.71   $10.67
Return on average assets                  2.93%    0.93%    5.83%
Return on average equity                 53.63%   20.65%  190.56%
Average equity to average assets          5.47%    4.50%    3.06%
Dividend pay-out ratio                      -        -        -


* Per share data are based upon a weighted average number of shares outstanding of 621,560 for the year ended December 31, 1994, 632,878 for the year ended December 31, 1993 and 651,312 for the year ended December 31, 1992.

     A more detailed review of Progressive's financial condition and results of operations for the years ended December 31, 1994, 1993 and 1992 follows. This discussion and analysis should be read in conjunction with Progressive's Consolidated Financial Statements and the Notes thereto appearing elsewhere in this Proxy Statement-Prospectus.









                              -46-
Results of Operations

     Net Interest Income. Net interest income is the primary source of income for Progressive and represents the amount by which interest and fees generated by earning assets exceed the cost of funds, primarily interest paid to depositors on interest-bearing accounts. Net interest income, before deduction of the provision for possible loan losses, for the year ended December 31, 1994 was $7,564,000, which represents a 14.1% increase over net interest income for 1993. Net interest income, before deduction of the provision for possible loan losses, for the year ended December 31, 1993 was $6,630,000, which represents a 19.2% increase over net interest income of $5,562,000 for the year ended December 31, 1992. The primary reasons for the increase in net interest income in 1994 were the payment of the interest portion of the FCB Debentures, as well as increased interest income on the Bank's municipal bond portfolio as a result of growth in the portfolio during 1993 and 1994 and an increase in interest and fees on loans resulting from the growth in the Bank's loan portfolio during 1994. Three factors contributed to the increase in net interest income in 1993. First, an increase in interest income resulted from the Bank deploying its excess deposits in purchasing state and municipal obligations. Interest income on state and municipal obligations increased 3405% from $17,000 in 1992 to $596,000 in 1993. Second, interest and fees on loans increased 5.3% as a result of loan growth during the period. Third, total interest expense decreased 8.2% because of the ability of the Bank to reprice certain portions of its deposits in a more favorable rate environment.

     The trend in net interest income is commonly evaluated in terms of average rates using the net interest margin and the interest rate spread. The net interest margin, or the net yield on earning assets, is computed by dividing net interest income by average earning assets and represents the difference between the average yield returned on average earning assets and the average rate paid for funds used to support those earning assets. The net interest margin for Progressive for 1994 was 4.75%, which represents a decrease from a net interest margin of 5.08% in 1993 and 4.88% in 1992. The interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest-bearing sources of funds. The interest rate spread also decreased from 4.28% in 1993 to 3.82% in 1994. Both the net interest margin and the interest rate spread declined in 1994 because of Progressive's rising cost of funds throughout this period as a result of rising short-term interest rates during 1994. The decline in net interest margins and the interest rate spread was somewhat mitigated by the ability of the Bank to reprice certain portions of its assets faster than its liabilities. While short-term interest rates declined in 1993, this trend reversed itself in 1994 through a series of increases in the Federal discount rate totaling 300 basis points for the year. The net interest rate, net interest margin and overhead ratios for 1994, 1993 and 1992 are as follows:






                              -47-
                                    1994    1993    1992

Net interest spread                 3.82%   4.28%   4.12%
Net interest margin                 4.75%   5.08%   4.88%
Net overhead ratio                  1.92%   2.71%   2.82%


     Progressive's interest-earning assets include loans, investment securities, demand and time deposits with the Federal Home Loan Bank of Dallas and other commercial banks, and federal funds sold. Average interest-earning assets were $132,317,000 for the year ended December 31, 1994 and $126,463,000 for the year ended December 31, 1993. Interest-earning assets were 4.6% higher in 1994 due to loan growth of 5% during 1994 and 3% growth in the Bank's non-taxable investment securities portfolio as a result of growth in the municipal bond portfolio during 1994. Progressive's primary earning asset is its loan portfolio. Average loans rose from $69,356,000 in 1993 to $72,796,000 in 1994.

     The following table sets forth certain information concerning the average balances, interest income and expense and interest rates on Progressive's interest-earning assets and interest-bearing liabilities for the years indicated.

                                               AVERAGE BALANCES AND INTEREST RATES

                                                         1994                             1993
                                                         Interest   Average               Interest   Average
                                               Average   Income/     Yield/    Average    Income/     Yield/
                                               Balance   Interest    Rate      Balance    Interest    Rate
                                                                  (Dollars in thousands)
ASSETS:
Interest-bearing deposits with banks           $  5,577  $   125     2.24%     $  4,821   $    87     1.80%
Investment securities:
  Taxable (1)                                    40,489    3,381     8.35%       41,936     2,969     7.08%
  Non-Taxable                                    13,455      762     5.66%       10,350       596     5.76%

Loans, net of unearned discount & reserves (2)   72,796    7,858    10.79%       69,356     7,691    11.09%
Federal funds sold & securities purchased
  under agreements to resell                          -        -        -%            -         -        -%
                                               ________  _______    ______     ________   _______    ______
     Total interest-earning assets              132,317   12,126     9.16%      126,463    11,343     8.97%
                                                         _______    ______                _______    ______
                                                         _______    ______                _______    ______
Cash & due from banks                             2,487                           2,286
Other assets                                      5,573                           5,476
                                               ________                        ________
     Total assets                              $140,377                        $134,225
                                               ________                        ________
                                               ________                        ________

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing deposits:
  Savings deposits                             $ 36,736  $   876     2.38%     $ 35,020   $   915     2.61%
  Time deposits                                  63,026    3,038     4.82%       60,977     2,990     4.90%
Federal funds purchased & securities sold
  under agreements to repurchase                    125       16    12.80%          625        24     3.84%

Long-term debt, subordinated debentures
  & other borrowings                              8,214      632     7.69%        6,427       784    12.20%
                                               ________  _______    ______     ________   _______    ______
     Total interest-bearing liabilities        $108,101  $ 4,562     4.22%     $103,049   $ 4,713     4.57%
                                                         _______    ______                _______    ______
                                                         _______    ______                _______    ______

Interest free deposits                           20,921                          19,311
Other liabilities                                 3,674                           5,822
Shareholders' equity                              7,681                           6,043
                                               ________                        ________
                                               ________                        ________
     Total liabilities & shareholders' equity  $140,377                        $134,225
                                               ________                        ________
                                               ________                        ________

Interest income                                          $12,126                          $11,343

Interest expense                                           4,562                            4,713
                                                         _______                          _______

Net yield on earning assets                              $ 7,564     5.72%                $ 6,630     5.24%
                                                         _______    ______                _______    ______
                                                         _______    ______

(1) Includes interest on the FCB Debentures.
(2) Includes non-accrual loans.

     The following table sets forth for the periods indicated changes in interest earned and interest paid for each major category of interest-earning assets and interest-bearing liabilities attributable to changes in average volume or rates.



                                                        INTEREST DIFFERENTIAL
                                    1994 compared to 1993                   1993 compared to 1992
                                    Due to change in:                       Due to change in:
                                                               Volume                                  Volume
                                    Net                          and        Net                         and
                                   Change   Volume   Rate       Rate       Change    Volume    Rate     Rate
                                                            (Dollars in thousands)
Increase (decrease) in:
  Interest earned on:
    Loans                         $    167  $    381 $ (208)   $   (6)    $   386    $   532   $ (136)  $(10)
Federal funds sold & securities
  purchased under agreements
  to resell                              -         -      -         -           -         -         -      -
Investment securities:
  Taxable                              412      (102)   533       (19)       (215)       33      (245)    (3)
  Non-Taxable                          166       179    (10)       (3)        579       493         3     83
Interest-bearing deposits
  with banks                            38        14     21         3        (101)      (52)      (68)    19
                                  ________  ________ ______    ______    ________    ______   _______   ____
        Total interest-earning
          assets                  $    783  $    472 $  336    $  (25)   $    649    $1,006   $  (446)  $ 89
                                  ________  ________ ______    ______    ________    ______   _______   ____
                                  ________  ________ ______    ______    ________    ______   _______   ____

Increase (decrease) in:
  Interest paid on:
    Savings deposits              $    (39) $     45 $  (80)   $   (4)   $   (157)   $  111   $  (244)  $(24)
    Time deposits                       48       100    (49)       (3)       (452)       11      (462)    (1)
    Federal funds purchased &
      securities sold under
      agreements to repurchase          (8)      (19)    56       (45)         24         -         3     21
    Long-term debt, subordinated
      debentures & other
      borrowings                      (152)      218   (290)      (80)        166       (42)      223    (15)
                                  ________  ________  _____    ______    ________   _______   _______  _____
        Total interest-bearing
          liabilities             $   (151) $    344  $(363)   $ (132)   $   (419)  $    80   $  (480)  $(19)
                                  ________  ________  _____    ______    ________   _______   _______   ____
                                  ________  ________  _____    ______    ________   _______   _______   ____
Interest differential             $    934  $    128  $ 699    $  107    $  1,068   $   926   $    34   $108


    Provision for Possible Loan Losses. The provision for possible loan losses is the amount that is added to Progressive's allowance for possible loan losses, by a charge against earnings, in order to maintain a balance in the allowance for possible loan losses that is deemed by management to be adequate to absorb the inherent risk of future loan losses in Progressive's loan portfolio. The amount of the provision is dependent upon many factors, including management's evaluation of historical loan loss experience in relation to outstanding loans, the existing level of the allowance, reviews of loan quality, loan growth, changes in the composition of the loan portfolio, general economic factors, the financial condition of the borrowers, their ability to repay the loan and the value and liquidity of collateral.

     Progressive's annual provision for possible loan losses decreased 486% from 1993 to 1994 from $168,000 to a negative provision of $648,000. The annual provision increased between 1992 and 1993, from $101,000 for the year ended December 31, 1992 to $168,000 for the year ended December 31, 1993. Because of fewer nonperforming loans and lower net charge-offs over the past two years, Progressive took the one-time negative provision for loan losses in 1994.

     Non-interest Income. Progressive's primary sources of non-interest income are service charges and fees on deposit accounts, wire transfer collections, cashier's check fees, fees from safe deposit box rentals and net securities gains or losses. Non-interest income decreased 7.3% from $1,462,000 for the year ended December 31, 1993 to $1,356,000 for the year ended December 31, 1994. Non-interest income increased 14.13% between 1992 and 1993, from $1,281,000 for the year ended December 31, 1992 to $1,462,000 for the year ended December 31, 1993. The decrease can be attributed primarily to loss on sale of securities of approximately $895,000 during 1994, which was somewhat offset by the $750,000 payment of the FCB Debentures during 1994. The reasons for the increase in 1993 were increases in service charges on deposit accounts and miscellaneous other income.

     Non-interest Expense. Progressive's non-interest expense primarily includes salaries and employee benefits and other types of business expenses that Progressive incurs in the course of day-to-day operations, such as expense for occupancy, depreciation and maintenance of equipment, professional fees, and supplies. Non-interest expense was $5,448,000 for the year ended December 31, 1994, which represents a 2.9% decrease from 1993. Progressive's non-interest expense was $5,611,000 for the year ended December 31, 1993, which represents a 15% increase from non-interest expense of $4,879,000 for the year ended December 31, 1992. The decrease in non-interest expense for 1994 was due to a decrease in writedowns of other real estate and other assets from $339,000 in 1993 to $67,000 in 1994, the elimination of the stock subject to transfer expense during 1994 and the elimination of data processing fees to an affiliate in 1994, which was partially offset by an increase in salaries and employee benefits during 1994. The increase in 1993 was primarily attributable to increases in salaries and employee benefits during the period in anticipation of opening new branch facilities in 1994. The primary cause of this increase in 1993 was the increase in personnel associated with the change in handling of data processing for the Bank.

     Income Taxes. Progressive's effective tax rate decreased significantly during 1994 in comparison to 1993 and 1992 due to the reversal of deferred taxes previously provided on the difference between the book basis and the tax basis of Progressive's investment in the stock of the Bank. Progressive adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), on January 1, 1993. The adoption of SFAS 109, which is included in "Other" in the rate reconciliation table included in Note 7 to Progressive's Consolidated Financial Statements contained elsewhere herein, did not materially impact Progressive's financial statements.


                              -51-
Financial Condition

     Total Assets. At December 31, 1994, total consolidated assets were $141,693,000, compared to $132,909,000 at December 31, 1993 and $131,305,000 at December 31, 1992. Total average assets reflect a 9.7% increase from $122,343,000 at December 31, 1992 to $134,225,000 at December 31, 1993, and a 4.6% increase to $140,377,000 at December 31, 1994. These increases were primarily the result of the continued growth of the Bank's loan portfolio throughout this three year period as interest-bearing and non interest-bearing deposits increased.

     The major components and their percentage of total assets at December 31, 1994, 1993 and 1992 were as follows:


                                                 1994                      1993                     1992
                                       Amount        Percent     Amount        Percent     Amount
Percent
                                                                  (Dollars in thousands)
Interest-bearing deposits with banks $  5,941       4.19%      $  1,972       1.48%      $  4,081      3.10%
Investment securities:
  Taxable                              33,958      23.97%        40,730      30.65%        47,618     36.27%
  Non-taxable                          14,579      10.29%        12,265       9.23%         2,483      1.89%
Loans, net of unearned discount
  & reserves                           78,557      55.44%        71,176      53.55%        68,735     52.35%
Federal funds sold & securities
  purchased under agreements to
  resell                                    -          -%             -          -              -         -%
Cash & due from banks                   3,401       2.40%         2,126       1.60%         2,956      2.25%
Other assets                            5,257       3.71%         4,640       3.49%         5,432      4.14%
                                     ________      ______      ________      ______      ________     ______

Total assets                         $141,693        100%      $132,909        100%      $131,305       100%


     Investment Securities. Progressive adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments and Debt Securities" ("SFAS 115"), as of January 1, 1994. SFAS 115 addresses the accounting and reporting for investment in equity securities that have readily determinable fair value and for all investment in debt securities and requires classification of securities as trading, available for sale or held to maturity. Management determines the classification of securities when they are purchased. The Bank does not hold securities in or operate a trading account. Securities which Progressive has the intent and ability to hold to maturity are classified as held to maturity and are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities which may be sold in response to interest rates, liquidity needs or other factors are classified as available for sale. These securities are reflected at fair value, and net unrealized gains or losses are reflected as a separate component of shareholders' equity, net of income tax effects.





                              -52-
     The composition of Progressive's investment portfolio directly reflects Progressive's investment strategy of maximizing portfolio yields subject to risk and liquidity considerations. The combined value of the available for sale portfolio of $22,881,000 and the held to maturity portfolio of $25,656,000 was $48,537,000 at December 31, 1994, which represents an 8.4% decrease from December 31, 1993. During December 1994, the Bank sold $5,597,000 of its available for sale securities, the proceeds of which were not reinvested prior to year end causing a corresponding decrease in the entire portfolio. The total book value of Progressive's investment portfolio at December 31, 1993 was $52,995,000, which represents an increase of 5.78% over total investment securities of $50,101,000 at December 31, 1992.

     The composition, amortized cost and estimated fair value of investment securities at December 31, 1994 were as follows:


                                                                        December 31, 1994
                                                                Amortized               Estimated
                                                                   Cost                 Fair Value

                                                                     (Dollars in thousands)
Available for Sale
U.S. Treasury and other U.S. government agencies                $   2,832               $   2,799
Mortgage-backed securities and collateral mortgage obligations     14,565                  14,030
States of the U.S. and political subdivisions                       5,509                   5,285
Banker's acceptances and other investments                            767                     767
                                                                _________               _________
     Total                                                      $  23,673               $  22,881
                                                                _________               _________
                                                                _________               _________

Held to Maturity
U.S. Treasury and other U.S. government agencies                $   3,979               $   3,829
Mortgage-backed securities and collateral mortgage obligations     12,183                  11,570
States of the U.S. and political subdivisions                       9,494                   8,972
                                                                _________               _________
     Total                                                      $  25,656               $  24,371
                                                                _________               _________
                                                                _________               _________


     The composition and book value of investment securities at the dates indicated were as follows:



                                                                         December 31,
                                                                     1993           1992
                                                                    (Dollars in thousands)
U.S. Treasury and other U.S. government agencies                  $  7,508       $  8,264
Mortgage-backed securities and collateral mortgage obligations      32,516         38,840
States of the U.S. and political subdivisions                       12,265          2,483
Banker's acceptances and other investments                             706            514
                                                                  ________       ________
     Total                                                        $ 52,995       $ 50,101
                                                                  ________       ________
                                                                  ________       ________



                              -53-

     Mortgage-backed securities and collateral mortgage obligations ("CMOs") totaled $26,748,000, or 54% of Progressive's total investment portfolio at amortized cost at December 31, 1994. Mortgage-backed securities and CMOs totaled $32,516,000, or 61% of Progressive's total investment portfolio at December 31, 1993 compared with $38,840,000, or 77% of Progressive's total investment portfolio at December 31, 1992. During 1994, the Bank invested and reinvested its funds primarily in CMOs and U.S. Government agency securities to take advantage of favorable yields, while maintaining a high degree of security in the portfolio. Because of the dramatic change in the Bank's tax rate and to achieve further diversification, the Bank entered into a strategic plan to purchase tax free municipal bonds to replace its maturing securities and CMOs with accelerated cash flows. During 1993, the investment division of the Bank completed its plan of redistributing the portfolio by purchasing mortgage-backed securities, CMOs, U.S. Government agency securities and tax-free municipal bonds. Progressive consistently maintains the largest portion of its investment portfolio in mortgage-backed securities and CMOs because these investments offer a high degree of security at acceptable market yields since they are collateralized by government or government-sponsored agencies. The stated life of these maturities extends the average maturity of the investment portfolio. However, management's experience with these securities indicates that the actual life will be far shorter than the stated life because of significant prepayments. Reasons for the shorter stated life include sales of houses, interest rate changes, and prepayments to liquidate debt.

     The following table sets forth the maturities and weighted average yields of Progressive's investment securities, other than mortgage-backed securities and collateral mortgage obligations, at December 31, 1994. Yields on tax-exempt obligations have not been computed on a tax equivalent basis.


                                                 MATURITY AND WEIGHTED AVERAGE YIELD
                                                      After One But        After Five But
                                Within One Year     Within Five Years     Within Ten Years      After Ten Years
                              Amount      Yield   Amount       Yield    Amount        Yield    Amount     Yield
                                                              (Dollars in thousands)

Available for Sale (1)
U.S. Treasury and other U.S.
   government agencies        $  1,000     8.44%  $  1,483      6.87%   $       -       -%     $    350    7.15%
Banker's acceptances and
   other investments                 -        -%         -         -%           -       -%          767    5.69%
States of the U.S. and
   political subdivisions            -        -%         -         -%       3,534    5.39%        1,974    5.71%
                              ________    ______  ________      _____   _________   ______    _________   ______
     Total                    $  1,000     8.44%  $  1,483      6.87%   $   3,534    5.39%    $   3,091    5.87%
                              ________    ______  ________     ______   _________   ______    _________   ______
                              ________    ______  ________     ______   _________   ______    _________   ______










                              -54-
Held to Maturity
U.S. Treasury and other U.S.
   government agencies        $      -        -%  $   1,993     7.15%   $     486    6.42%    $   1,500    7.75%
Banker's acceptances and
   other investments                 -        -%          -        -%           -       -%          767    5.69%
States of the U.S. and
   political subdivisions            -        -%          -        -%           -       -%        9,494    6.03%
                             _________    ______  _________    ______   _________   ______    _________   ______
     Total                   $       -        -%  $   1,993     7.15%   $     486    6.42%    $  10,994    6.03%
                             _________    ______  _________    ______   _________   ______    _________   ______
                             _________    ______  _________    ______   _________   ______    _________   ______

(1) Amounts are at amortized cost.



     No maturity distributions for mortgage-backed securities or CMOs are shown because principal is recovered monthly through scheduled repayments and unscheduled prepayments. These amounts can vary significantly, particularly when market interest rates change. At December 31, 1994, CMOs and mortgage-backed securities with an amortized cost of $26,748,000 had an average yield of 7.48%.

     As of December 31, 1994, no securities exceeded, in aggregate by issuer, 10% or more of shareholders' equity, other than issues secured by the U.S. Government.

     Loans. Progressive engages in real estate lending through real estate mortgage and construction lending, and commercial and consumer lending. The specific underwriting criteria for each major loan category is outlined in detail in the Bank's formal written loan policy and is established by the Bank's Board of Directors. In general, each loan is evaluated based on, among other things, character and leverage capacity of the borrower, capital and investment in a particular property, if applicable, cash flow, collateral, market conditions for the borrower's business or project and prevailing economic trends and conditions. The loan policies of the Bank, including the underwriting criteria for major loan categories, are adjusted on a regular basis, and each change is approved by the Bank's Board of Directors. New criteria and new policies are the result of regulatory changes, the experience of the existing portfolio, financial and market conditions and competition in the Bank's primary market. The Bank's Board of Directors weighs each new criteria after considering the foregoing factors and in light of the overall financial condition and performance of the Bank. The Bank's underwriting criteria are routinely reviewed by management and external examiners consistent with Bank policy and banking regulation.

The table below sets forth the type and amount of Progressive's loans, net of unearned discount, at December 31, 1994, 1993, and 1992.







                              -55-


                                                                    December 31,
                                                             1994      1993       1992
                                                              (Dollars in thousands)

Commercial, financial, and agricultural loans not secured
  by real estate                                             $ 13,123  $ 11,103   $ 13,421
Real estate construction loans                                  1,420       999      1,061
Real estate mortgage loans                                     51,097    47,258     42,285
Installment loans to consumers not secured by real estate      14,133    13,672     13,556
                                                             ________  ________   ________
     Total loans                                             $ 79,773  $ 73,032   $ 70,323
                                                             ________  ________   ________
                                                             ________  ________   ________


     As of December 31, 1994, the Bank had no concentrations in excess of 10% of its loan portfolio to any one customer or in any one business or industry classification.

     Loans have increased over the last three-year period. At December 31, 1994, loans, net of unearned discount, of $79,773,000 reflect a 9% increase compared to net loans of $73,032,000 at December 31, 1993, which also represented an increase of 4% as compared to $70,323,000 at December 31, 1992. The Bank experienced loan growth primarily in real estate mortgage loans throughout this three-year period as a result of growing strength in the local economy.

     The percentage of loans in each category to total loans for each of the periods indicated is shown below:


                                                      PERCENTAGE OF LOANS
                                                       IN EACH CATEGORY
                                                        TO TOTAL LOANS
                                                         December 31,
                                                  1994        1993        1992
Real estate loans:
  Construction                                    1.78%       1.37%       1.51%
  Mortgage                                       64.05%      64.71%      60.13%
                                                _______     _______     _______
     Total real estate loans                     65.83%      66.08%      61.64%
                                                _______     _______     _______
Commercial, financial and agricultural           16.45%      15.20%      19.08%
Installment                                      17.72%      18.72%      19.28%
                                                _______     _______     _______
     Total loans                                100.00%     100.00%     100.00%
                                                _______     _______     _______
                                                _______     _______     _______











                              -56-
     The maturity schedule and rate structure of Progressive's loan portfolio has an impact on Progressive's ability to meet its liquidity demands and respond favorably to changes in interest rates. At December 31, 1994, 40% of Progressive's total loans were scheduled to mature within one year or less and 24% of Progressive's total loans had floating or adjustable interest rates. The following table provides information concerning loan portfolio maturity, based on remaining scheduled repayments of principal, by type of loan. Real estate loans are included in either the commercial or installment classifications depending upon the use of the real estate pledged as collateral and are aged accordingly.



                                                                  MATURITY
                                                          Over One
                                                One Year  through 5     Over 5
                                                Or Less     years        years        Total
                                                            (Dollars in thousands)
Commercial, financial and agricultural loans
  Fixed rate                                    $ 6,339     $12,279     $    968      $19,586
  Variable rate                                  18,858           -            -       18,858

Installment loans
  Fixed rate to resell                            6,723      23,986       10,389       41,098
  Variable rate                                       -           -            -            -
                                                _______     _______      _______      _______
 Total loans (excluding non-accruals)            31,920      36,265       11,357       79,542
  Non-accrual loans                                 115           -          116          231
                                                _______     _______      _______      _______

     Total loans                                $32,035     $36,265      $11,473      $79,773
                                                _______     _______      _______      _______
                                                _______     _______      _______      _______


     Normally, borrowers are expected to meet contractual terms. In some cases, however, borrowers are permitted to roll over obligations after appropriate review of the credit quality and determination of the borrower's ability and willingness to repay.

     The data shown above is in a format which conforms with reports to the bank regulatory agencies and has not been restated to reflect anticipated rollovers, which management does not believe would materially affect the data presented.

     In addition, the Bank is currently a member of the Federal Home Loan Bank of Dallas, Texas, which also allows the Bank to borrow funds to support its liquidity on a daily basis, as necessary. This agency provides long-term secured loans to the Bank which allow the Bank to provide long-term real estate loans to qualified customers.







                              -57-

     Nonaccrual, Past Due and Modified Loans. Non-performing assets include non-performing loans and foreclosed real estate held for sale. Non-performing loans include loans classified as non-accrual or renegotiated to provide a reduction or deferral of interest or principal and those past due 90 days or more on which interest is still being accrued. It is the general policy of Progressive to place loans on non-accrual status when, in the opinion of management, there exists sufficient uncertainty as to the collectibility of the contractual interest or principal or if the loan becomes 90 days delinquent, whichever comes first.
Placing a loan on non-accrual status causes an immediate charge against earnings for the interest which has been accrued but not yet collected on the loan and eliminates future interest earnings with respect to that loan. Interest on such loans is not recognized until all of the principal is collected or until the loan is returned to a performing status.

     As of December 31, 1994, Progressive had non-performing assets totaling $537,000, or approximately .68% of total loans and foreclosed property at such date. This represents a 33% increase in total non-performing assets from $405,000 as of December 31, 1993. This favorable level of non-performing assets is primarily the result of an aggressive workout program implemented by management, a higher quality loan portfolio, and an improvement in the overall economy over the past three years.

     Progressive's non-performing loans at December 31, 1994, 1993 and 1992 are shown below.

                                                                December 31,
                                                          1994       1993       1992
                                                             (Dollars in thousands)
Loans accounted for on a non-accrual basis                $  231     $  75      $  13
Loans which are contractually past due 90 or more days         4        11          3
Loans, the term of which have been renegotiated                -         -        408
                                                          ______     _____      _____
     Total non-performing loans                           $  235     $  86      $ 424
                                                          ______     _____      _____
                                                          ______     _____      _____

     There was no interest income from non-performing loans included in net interest income during the year ended December 31, 1994. If the non-accrual loans listed above had performed according to their original terms, gross interest income would have increased by approximately $11,000 for the year ended December 31, 1994. Management believes that all loans identified as containing significant risk of collectibility have been included above as a past due or renegotiated loan or a loan on non-accrual status.

     In addition to the above classified loans, regulatory authorities have classified $11,000 of performing loans in 1994. Management does not believe that these loans represent or result from trends or uncertainties that could materially impact future operating results, liquidity, or capital resources of Progressive or cause management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

                              -58-
     In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS 114"). This standard requires the measurement of certain impaired loans based on the present value of expected future cash flows discounted at the loan's effective interest rate. Adoption of this new standard is required for fiscal years beginning after December 15, 1994. The effect of adopting SFAS 114 on Progressive's financial statements has not yet been determined, but is not expected to be material.

     Allowance for Loan Losses. The Bank charges to operating expense an amount necessary to maintain the balance in the allowance for possible loan losses at a level that is deemed to be adequate to absorb all expected loan losses. Management determines the adequacy of its reserve and the amount of any additional provision or negative provision for possible loan losses based on many factors, including an evaluation of historical loan loss experience in relation to outstanding loans, the existing level of the allowance, reviews of loan quality, loan growth, changes in the composition of the loan portfolio, general economic factors, the financial condition of the borrowers and their ability to repay the loan and the value and liquidity of collateral. The amount in the allowance for possible loan losses is reviewed by management on a monthly basis to determine whether additional provisions should be made or whether transfers from the allowance to earnings are justified. The Bank's board of directors reviews the adequacy of the reserve on a quarterly basis.

     The following table summarizes averages of loan balances, changes in the allowance for possible loan losses arising from loans charged off and recoveries on loans previously charged off, by loan category, and the provision for possible loan losses charged to operating expense as of the dates and for the periods indicated.

                                                                December 31,
                                                       1994        1993        1992
                                                          (Dollars in thousands)
Average total loans                                   $ 72,796    $ 69,356    $ 64,646
                                                      ________    ________    ________
                                                      ________    ________    ________
Beginning balance                                     $  1,856    $  1,588    $  1,553
Loans charged off:
  Real Estate:
    Construction                                             -           -           -
    Mortgage                                                14          34          19
  Commercial, financial and agricultural                    33           8         108
  Installment                                               48          42         105
                                                      ________    ________    ________
     Total charged off                                      95          84         232
                                                      ________    ________    ________
                                                      ________    ________    ________

Recoveries
  Real Estate:
    Construction                                             -           -           -
    Mortgage                                                22          76          12
  Commercial, financial and agricultural                    19          67         132
  Installment                                               62          41          22
                                                      ________    ________    ________
     Total recoveries                                      103         184         166
                                                      ________    ________    ________

                              -59-
Net loans charged off                                       (8)       (100)         66
                                                      ________    ________    ________
Provision for possible loan losses                        (648)        168         101
Amount of allowance for possible loan losses at
  the end of period                                   $  1,216    $  1,856    $  1,588
                                                      ________    ________    ________
                                                      ________    ________    ________
Ratio of net charge-offs during period to average
  loans outstanding                                      -0.01%      -0.14%       0.10%

     Net recoveries for the year ended December 31, 1994 were ($8,000), or (0.01%) of average loans outstanding, compared to ($100,000), or (0.14%) of average loans outstanding for the year ended December 31, 1993. Net charge-offs were $66,000, or 0.10% of average loans outstanding, for the year ended December 31, 1992. During 1994, total recoveries of $103,000 exceeded net charge-offs of $95,000, which is a reflection of the quality of the loan portfolio. After two consecutive years of negative net charge-offs and a third party evaluation of the portfolio and the reserves needed and a comparison of the loans to reserve ratio with other peer group banks, management recommended and the Board of Directors approved a one-time negative provision. Progressive's allowance for possible loan losses at December 31, 1994 was $1,216,000, which, in management's opinion, is adequate to cover possible losses in its current loan portfolio. However, no assurance can be given that future changes in economic conditions that might adversely affect Progressive's principal market area, borrowers or collateral values, and other circumstances will not result in increased losses in Progressive's loan portfolio in the future.

     Progressive has allocated the allowance for possible loan losses account within the categories of loans set forth in the table below. The approximate dollar amount of the allowance allocable to the stated loan categories, and the percent of total loans in each such category for the periods presented, are as follows:



                                             ALLOCATION OF ALLOWANCE FOR POSSIBLE LOAN LOSSES
                                                                December 31,
                                                 1994                 1993                 1992
                                         Allowance    Loans   Allowance    Loans   Allowance    Loans
                                                                 (Dollars in thousands)
Real estate loans
  Construction                           $      15     1.78%  $      10     1.37%  $       -     1.51%
  Mortgage                                     555    64.05%        500    64.71%        504    60.13%
                                         _________    ______  _________    ______  _________    ______
     Total real estate loans                   570    65.83%        510    66.08%        504    61.64%
                                         _________    ______  _________    ______  _________    ______

Commercial, financial and agricultural         175    16.45%        177    15.20%        166    19.08%
Installment and credit-card                    135    17.72%        137    18.72%        138    19.28%
Foreign                                          -        -%          -        -%          -        -%
Not allocated                                  336        -%      1,032        -%        780        -%
                                         _________    ______  _________    ______  _________    ______
     Total loans                         $   1,216      100%  $   1,856      100%  $   1,588      100%
                                         _________    ______  _________    ______  _________    ______
                                         _________    ______  _________    ______  _________    ______


                              -60-
     Deposits and Other Liabilities. Progressive's average total deposits increased from $108,589,000 in 1992 to $115,308,000 in
1993 to $120,683,000 in 1994. Non interest-bearing demand deposits increased from an average of $16,037,000 in 1992 to $19,311,000 in 1993 to $20,921,000 in 1994. The growth in deposits in 1994 is primarily attributable to new customer deposits resulting from the opening of a new branch in a new market area for the Bank during the second quarter of 1994. Progressive does not rely on brokered deposits, and Progressive did not change its strategy of pursuing large public fund deposits during 1994 or 1993. Progressive had total public fund deposits at December 31, 1994 and December 31, 1993 of $8,498,000 and $6,547,000, respectively.

     Jumbo CDs (Certificates of Deposit in excess of $100,000) totaled $20,440,000 at December 31, 1994, which represents an increase over Jumbo CDs of $18,414,000 at December 31, 1993 and $16,047,000 in 1992. The consistent stability in the amount of Jumbo CDs over the past three years has primarily been the result of customer confidence in the Bank, particularly on the part of a few key customers, public bodies and directors. At December 31, 1994, approximately 71% of the Jumbo CDs were scheduled to mature in one year or less. Previously, Jumbo CDs commanded higher rates of interest than smaller retail deposits and funds applied to Jumbo CDs were subject to being moved to other financial institutions if a higher rate could be obtained by the depositor. Thus, Jumbo CDs were considered less stable than other deposits. In 1991, the Bank instituted pricing changes which did not offer a premium yield for Jumbo CDs. As a result, the majority of Progressive's Jumbo CDs are held by bank directors or public fund depositors and have historically shown stability. Consequently, management does not consider these Jumbo CDs to represent highly volatile deposits.
The remaining maturities of Jumbo CDs issued by Progressive at December 31, 1994 are summarized in the table below.


                                                        TIME CERTIFICATES OF
                                                    DEPOSIT OF $100,000 OR MORE
                                                       (Dollars in thousands)

Maturing within:
3 months or less                                          $ 7,100
Over 3 through 6 months                                     6,800
Over 6 through 12 months                                      625
Over 12 months                                              5,915
                                                          _______
     Total                                                $20,440

     The following table summarizes the amounts of average deposits and average rates for the past three years:









                              -61-

                                                              December 31,
                                         1994                     1993                   1992
                                     Amount     Rate          Amount     Rate        Amount     Rate
                                                      (Dollars in thousands)
Noninterest-bearing demand deposits  $ 20,921      -%         $ 19,311      -%       $ 16,037      -%
Interest-bearing money market/NOW
  deposits                             25,919   2.32%           25,016   2.44%         23,078   3.27%
Savings deposits                       10,817   2.67%           10,004   3.01%          8,684   3.71%
Time deposits                          63,026   4.82%           60,977   4.90%         60,790   5.65%
                                     ________   _____         ________   _____       ________   _____
     Total average deposits          $120,683   3.26%         $115,308   3.38%       $108,589   4.16%
                                     ________   _____         ________   _____
                                     ________   _____         ________   _____


     From time to time, Progressive also has liabilities in the form of borrowed funds, which generally consist of federal funds purchased, securities sold under agreements to repurchase, short-term and long-term borrowings from the Federal Home Loan Bank of Dallas, Texas, other short-term borrowings, and long-term debt.
The Bank is a member of the Federal Home Loan Bank of Dallas, Texas, which enables members to borrow both short-term and long-term funds to facilitate liquidity and establish long-term lending programs. At December 31, 1994, the Bank had no short-term borrowings and long-term borrowings totaling $6,196,000. Progressive had long-term debt due to Progressive Houma Group, Inc. ("PHG") totaling approximately $1,804,000 at December 31, 1993, which was retired on April 26, 1994. Progressive obtained a loan from HNB amounting to $3,904,000 to facilitate the retirement of the PHG debt and to exercise its option to repurchase the right to acquire 19.5% of the stock of the Bank. At December 31, 1994, Progressive's long-term debt due HNB had been reduced to approximately $2,735,000. See Note 8 to Progressive's Consolidated Financial Statements contained elsewhere in this Proxy Statement-Prospectus.

     Liquidity and Interest Rate Sensitivity Management. The primary functions of asset and liability management are to assure adequate liquidity and to maintain an appropriate balance between interest-earning assets and interest-bearing liabilities.
Liquidity represents the Bank's ability to meet the daily demand for funds from its customers to pay maturing deposits, honor checks and drafts, extend credit and meet other commitments. Management monitors liquidity requirements as warranted by interest rate trends, changes in the economy, changes in the scheduled maturity, and interest rate sensitivity of the investment and loan portfolios as well as deposits. The Bank attempts to match rate-sensitive assets and liabilities in order to minimize exposure from fluctuations in interest rates and to enhance consistent growth of net interest income through periods of changing interest rates.







                              -62-
     The asset portion of the balance sheet provides liquidity primarily through cash and due from banks, loan principal repayments and maturities of investment securities. Principal repayments due in one year or less on all of the Bank's outstanding loans aggregated $32,035,000 at December 31, 1994, while investment securities maturing or repricing in the same time frame totaled $9,540,000 at December 31, 1994. Other short-term investments, such as deposits in the Federal Home Loan Bank of Dallas, Texas, federal funds sold, securities purchased under agreements to resell, cash flow from securities portfolio and maturing deposits with other banks are additional sources of liquidity. The amounts of these other short-term investments at December 31, 1994, 1993 and 1992 were $7,304,000, $997,000 and $4,081,000, respectively.
These amounts vary due to year-end investment strategies in anticipation of rate movements in the securities market and year-end fluctuations in customer and public funds deposits.

     The liability portion of the balance sheet provides liquidity through various interest and non interest-bearing deposit accounts, federal funds purchased, securities sold under agreements to repurchase, and other short-term borrowings. Long-standing relationships with many institutions have provided the Bank with the opportunity to buy and sell federal funds and loans on a daily basis.

     The Bank's liquidity is monitored and managed by an Asset-Liability Committee. For monitoring purposes, the Bank computes a liquidity ratio expressed as liquid assets as a percentage of total unsecured liabilities. At December 31, 1994, the Bank's liquidity ratio was 39.46%, as compared with a liquidity ratio of 43.10% at December 31, 1993 and 42.55% at December 31, 1992. This range of liquidity provided the Bank with the flexibility needed to confront liquidity demands presented in the current economic cycle and the market conditions of the past three years. The Asset-Liability Committee also monitors interest rate sensitivity. Plans to deal with gaps include planned roll-over and growth in deposits and additional borrowing matched to mortgage loans. Interest rate sensitivity is measured in terms of an interest sensitivity gap, which is the excess of interest-sensitive earning assets over interest-bearing liabilities for a given time period. The Bank had a one-year interest sensitivity gap of ($19,979,000) or (15.6%) of earning assets as of December 31, 1994. The following table sets forth interest sensitivity gaps for the Bank at the intervals indicated based on contractual maturities or earliest repricing dates as of December 31, 1994:














                              -63-


                                                                  December 31, 1994
                                       0 -        91 -        181 -        1 to        Over
                                      90 day    180 days    365 days     5 years     5 years     Total
                                                           (Dollars in thousands)
Earning Assets
  Loans                             $ 21,188    $   4,477   $   6,370    $ 36,265    $ 11,473    $ 79,773
  Taxable Securities                   3,624        1,809       3,917      16,621       7,787      33,758
  Non-taxable Securities                   -            -           -       1,557      13,222      14,779
                                    ________    _________   _________    ________    ________    ________

     Total Earning Assets           $ 24,812    $   6,286   $  10,287    $ 54,443    $ 32,482    $128,310
                                    ________    _________   _________    ________    ________    ________

Interest Bearing Liabilities
  Savings & MMA                       33,885            -           -           -           -      33,885
  Other Time                          11,170        9,139       6,377      39,461           -      66,147
  Repurchase Agreements                    -            -           -           -           -           -
  Other Borrowed Money                   208          201         384       3,995       1,408       6,196
                                    ________    _________   _________    ________    ________    ________
     Total Interest Bearing
       Liabilities                  $ 45,263    $   9,340   $   6,761    $ 43,456    $  1,408    $106,228
                                    ________    _________   _________    ________    ________    ________
Interest sensitivity gap            $(20,451)   $  (3,054)  $   3,526    $ 10,987    $ 31,074    $ 22,082
                                    ________    _________   _________    ________    ________    ________
Cumulative interest sensitivity gap $(20,451)   $ (23,505)  $ (19,979)   $ (8,992)   $ 22,082
                                    ________    _________   _________    ________    ________
Percentage of total earning assets     -15.9%       -18.3%      -15.6%       -7.0%       17.2%
Percentage of interest-sensitive
  assets to interest-sensitive
  liabilities                           54.8%        67.3%      152.2%      125.3%    2,307.0%

     Capital Resources. The FDIC has implemented risk-based capital guidelines which are applicable to all federally-insured state banks. These guidelines require such banks to maintain a certain risk-based capital ratio, which takes factors such as the riskiness of a bank's assets and off-balance sheet items into consideration. The risk-based capital ratio derived from the risk-based capital guidelines is more systematically sensitive to the differences in risk profiles among banks than a capital ratio that is based strictly on a bank's total consolidated assets without regard to type. The "Risk-Based Capital Ratio" is obtained by dividing a bank's qualifying capital by its weighted risk assets. Qualifying capital is composed of (i) "Tier 1 Capital", which consists of common stockholders' equity, noncumulative perpetual preferred stock up to 25% of all Tier 1 Capital elements, and minority interests in the equity capital accounts of consolidated subsidiaries; and (ii) "Tier 2 Capital", which consists of the allowance for loan and lease losses up to 1.25% of the bank's risk weighted assets, cumulative perpetual preferred stock not included in Tier 1 Capital, hybrid capital instruments, and certain term subordinated debt instruments. Goodwill and certain other intangible assets, investment in certain subsidiaries, and reciprocal holdings of a bank's capital instruments are deducted from qualifying capital before computing the Risk-Based Capital Ratio. Tier 2 Capital may be included in a bank's qualifying capital base up to a maximum of 100% of the bank's Tier 1 Capital. A bank's risk-weighted assets are determined by assigning a bank's assets and off-balance sheet items to one of four categories, each


                              -64-
of which has a specific risk weight ranging from 0% for items such as cash, deposit reserves at Federal Reserve Banks and securities issued as direct obligations of the U.S. government, 20% for such items as cash in the process of collection, securities issued by U.S. Government-sponsored agencies and assets collateralized by cash held in a segregated deposit account in the Bank, 50% for certain fully secured residential mortgage loans, privately-issued mortgage-backed securities and securities issued by state and political subdivisions and 100% for loans other than those specifically assigned lower risk categories and investments in fixed assets, premises and other real estate owned.

     As of December 31, 1992, all federally-insured state banks must maintain a Total Risk-Based Capital Ratio of 8.0%. As of December 31, 1994, the Bank had a Total Risk-Based Capital Ratio of 14.46%, which exceeded the minimum Total Risk-Based Capital Ratio required by the FDIC.

     On April 10, 1991, the FDIC implemented new capital adequacy guidelines with which all federally-insured state banks must comply. The new capital adequacy guidelines are based, in part, on the risk-based capital guidelines for insured state banks and require all insured state banks to maintain a minimum ratio of Tier 1 Capital to total assets of at least 3% ("Leverage Ratio"). Insured state banks with greater risk profiles or with problems are required to maintain a minimum Leverage Ratio of at least 4%. For purposes of calculating these ratios, the FDIC uses the same definition of Tier 1 Capital as used in the FDIC's risk-based capital guidelines. The capital adequacy guidelines supplement the risk-based capital guidelines discussed above, and all insured state banks are required to be in compliance with both sets of guidelines. As of December 31, 1994, the Bank had a Leverage Ratio of 8.66%, which is in compliance with the FDIC's capital adequacy guidelines.

     Using year end financial data, the following table indicates the capital adequacy of the Bank at the dates indicated as compared to the regulatory requirements that were in effect at such dates:

                                                                       December 31,
                                                              1994         1993          1992
                                                                   (Dollars in thousands)
Capital:
  Tier 1 Capital                                            $ 12,216     $ 10,266      $  8,129
    Allowance for possible loan losses                         1,216        1,856         1,588
    Disallowed portion of allowance                              (59)        (797)         (623)
                                                            ________     ________      ________
      Primary capital (1)                                     13,373       11,325         9,094
                                                            ________     ________      ________
                                                            ________     ________      ________
      Total assets                                          $140,992     $132,568      $130,631
      Total risk-weighted assets                            $ 92,474     $ 83,893      $ 77,549
Capital Ratios:
  Leverage Ratio                                                8.66%        7.74%         6.22%
    (Regulatory minimum)                                       (4.00%)      (4.00%)       (4.00%)

  Tier 1 Risk-Based Capital Ratio                              13.21%       12.24%        10.48%
    (Regulatory minimum)                                       (4.00%)      (4.00%)       (4.00%)

  Total Risk-Based Capital Ratio                               14.46%       13.50%        11.72%
    (Regulatory minimum)                                       (8.00%)      (8.00%)       (8.00%)
                              -65-
(1)  The Bank's Total Capital is equal to its Primary Capital because the Bank has no secondary capital.

     Because Progressive has consolidated total assets of less than $150,000,000, it is not subject to the capital adequacy guidelines promulgated for certain bank holding companies by the Federal Reserve Board. Progressive had a consolidated Primary Capital Ratio of 7.84% at December 31, 1994, compared to a consolidated Primary Capital Ratio of 6.13% at December 31, 1993 and 5.09% at December 31, 1992. Progressive's capital resources continued to show improvements in 1994 as a result of profitable operations, as well as the payment of the FCB Debentures, the reversal of deferred income taxes and the one-time negative loan loss provision. As a result of the successful renegotiation of Progressive's debt to First Interstate, Progressive's capital resources improved significantly in 1992. The Bank's earnings continued to improve during 1993 and 1994. The Bank had approximately $1,464,000 in earnings during 1992, $2,425,000 in earnings during 1993, and $3,446,000 in earnings during 1994. These earnings contributed to net income from operations of $4,119,000 for Progressive during 1994, $1,248,000 during 1993 and $7,127,000 during 1992.
Progressive's shareholders' equity was $9,894,000 at December 31, 1994, reflecting an increase over shareholders' equity of $6,302,000 at December 31, 1993 and $5,101,000 at December 31,
1992.

     The Bank's regulators have proposed additional capital guidelines related to incorporating an interest rate risk measure into the capital computation. Given the Bank's effective management of its interest rate sensitivity position as discussed above (See "Liquidity and Interest Rate Sensitivity Management"), management does not believe these proposed guidelines will have a significant adverse effect on the Bank's regulatory capital position, once the guidelines become effective.

























                              -66-

         PROGRESSIVE MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
             FOR THE THREE MONTHS ENDED MARCH 31, 1995



     The following is management's discussion and analysis of certain significant factors which have affected Progressive's financial condition and results of operations at and for the periods included in the unaudited consolidated financial statements included elsewhere in this Proxy Statement/Prospectus.

Overview

     The consolidated results of operations for the first quarter of 1995 reflected a net loss of ($292,000) as compared to net income of $429,000 for the first quarter of 1994. Although net operating income for the quarter ended March 31, 1995 showed an increase of $90,000 over the quarter ended March 31, 1994, non-interest income for this period declined and non-interest expense increased as a result of the accrual of approximately $1,237,000 in merger related expenses during the period, causing the net loss for the quarter ended March 31, 1995.

     A summary of the period-to-period changes in the principal components of the statements of income (loss) as of March 31, 1995 and 1994, respectively, is shown below:

                                             Change Between
                                            Three Months Ended
                                            March 31, 1995 and 1994
                                            (Dollars in thousands)

Interest Income.............................$  304          11.22%
Interest Expense............................$  214          19.33%
Provision for Possible Loan Losses..........$   -               -
Other Income................................$ (248)        -57.94%
Other Expenses..............................$  828          66.04%
Income Before Income Taxes..................$ (986)       -149.17%
Provision for Income Taxes..................$ (265)       -114.22%
Income from Operations......................$ (721)       -168.07%



Interest Income and Expense

     Interest income for the period ended March 31, 1995 reflects an increase when compared to the period ended March 31, 1994. At the Bank level, interest on state and municipal subdivisions reflected an increase due to growth in this sector of the investment portfolio for the period. Interest on deposits with banks also showed an increase due to a corresponding increase in cash and due from banks. The Bank's loan portfolio reflected significant growth in the first quarter of 1995 as compared to the




                              -67-
same period in 1994. Total outstanding loans increased by approximately $7,621,000 from March 31, 1994 to March 31, 1995. The growth in the loan portfolio, along with increasing market interest rates during this period, contributed to the increase in interest and fees on loans at March 31, 1995 as compared to March 31, 1994.

     Interest expense on the Bank's deposits increased for the period ended March 31, 1995 over the same period ended March 31, 1994. Interest-bearing deposits increased approximately $12,756,000 at March 31, 1995 as compared to March 31, 1994.
Interest rates paid on deposits increased from March 31, 1994 to March 31, 1995 as a result of gradual increases in short-term interest rates caused by continued tightening by the Federal Reserve Board throughout this period.

Provision for Loan Losses

     The provision for possible loan losses reflected no additions during the first three months of 1995 or 1994. At March 31, 1995, the Bank had a reserve for possible loan losses totaling $1,225,000. The amount of the provision is based on several factors: (1) regular examinations of the loan portfolio by the Bank's Loan Review Staff, its independent auditors, and Federal regulatory agencies; (2) an on going review of overall portfolio quality, specifically problem loans; and (3) management's judgement as to the existing and expected economic conditions and their potential impact on the loan portfolio.

     A formal evaluation of the adequacy of the reserve for possible loan losses is done after consideration of the above noted factors. As of March 31, 1995, the reserve for possible loan losses was 1.52% of outstanding loans, which is consistent with the peer group average of banks the same size. Management continues its policy to charge off, on a current basis, loans or portions of loans it believes will not be paid. Management believes that the reserve is sufficient to protect Progressive against current risk of loss in the loan portfolio. However, because of the subjective judgement elements involved, there can be no assurance that the loan portfolio may not require additions to the reserve during the remainder of 1995.

     As of March 31, 1995 and December 31, 1994 non-accrual loans and other real estate owned were as follows:

                              March 31,       December 31,
                               1995               1994
                                 (Dollars in thousands)

   Non-accrual Loans          $  89               $ 231
   Other Real Estate Owned    $ 253               $ 302

     As of March 31, 1995, non-accrual loans are at an acceptable and favorable level. Other real estate owned trends are favorable and the Bank continues to dispose of these assets.




                              -68-
Non-interest Income/Expense

     Consolidated non-interest income reflected a $248,000 decrease from $428,000 at March 31, 1994 to $180,000 at March 31, 1995. The
most significant factor contributing to this decrease was a $221,000 decline in other operating income from $62,000 in 1994 to a loss of ($159,000) in 1995, caused by the write down of the Bank's computer hardware, software, and data processing equipment which will not be used subsequent to the pending merger with Hibernia. Another factor contributing to the decrease was a $37,000 decline in other charges, commitments and fees from $135,000 in 1994 to $98,000 in 1995. This change was due to decreases in FNMA loan origination fees and service release premiums resulting from lower customer demand for secondary market financing because of rising market interest rates from March 31, 1994 to March 31, 1995. These declines were somewhat offset by a $13,000 increase in service charges on deposit accounts as a result of deposit growth from March 31, 1994 to March 31, 1995.

     Consolidated non-interest expense increased by approximately $828,000 from $1,370,000 at March 31, 1994 to $2,198,000 at March
31, 1995. The largest increase was at the Bank level with salaries and benefits increasing approximately $458,000 from 1994 to 1995, primarily as a result of the accruals made during the first quarter of 1995 for the payment of retention agreements, severance pay, vacation earned during 1994, bonuses and taxes in connection with the pending merger with Hibernia. A significant increase was also noted in other operating expenses which rose by $336,000 from $711,000 in March 31, 1994 to $1,047,000 in March 31, 1995. This
increase was caused by accruals made in March 1995 at both the Bank and Progressive levels for various types of expenses in anticipation of the pending merger. At the Bank level, early contract cancellation fees of $140,000 were accrued in March 1995, related to ATM/check card processing and data processing service contracts. These increases at the Bank level were somewhat offset by decreases in various other accounts, including management consulting fees, audit and accounting fees and personal property taxes. At the Progressive level, accruals of approximately $484,000 primarily included legal fees, accounting fees and broker fees associated with the pending merger transaction. Occupancy expense also increased by $34,000 from 1994 to 1995 reflecting increased expenses at the Bank level due to the opening of a new supermarket branch during the second quarter of 1994 and due to approximately $8,000 of accruals made in March 1995.

     For the period ended March 31, 1995, if all merger accruals accounted for during March 1995, totaling approximately $1,237,000, had not been charged against income, the consolidated income before taxes would have totaled approximately $912,000 for the first quarter. This indicates improved profitability from operations for the first quarter of 1995 as compared to the same period for 1994.








                              -69-
Income Taxes

     Progressive's effective tax rate at March 31, 1994 was 35.1% as compared to a tax benefit at March 31, 1995 of 10.0%. The reason for this change at March 31, 1995 was the effect of the accrual of merger related expenses during March 1995, which caused Progressive to incur a loss for the first quarter of 1995. Some expenses are non-deductible, resulting in a lower effective tax rate (benefit) on the loss.

Capital

     The Bank's leverage ratio for March 31, 1995 and March 31, 1994 was 8.60% and 8.03%, respectively. The total risk-based capital ratio for the Bank was 13.97% at March 31, 1995 and 14.20% at March 31, 1994. The consolidated capital ratio of the Company, including reserves, was 7.37% as of March 31, 1995 as compared to 6.30% as of March 31, 1994.

     At March 31, 1995, accounting under SFAS 115 had the effect of decreasing Progressive's shareholders' equity account by $35,000, net of taxes, as reflected in the account, "Net unrealized gain
(loss) on securities available for sale, net of tax effect." At March 31, 1995, investments with a book value of $28,311,000 were classified as "available for sale."

Liquidity

     The Bank monitors and manages liquidity through an Asset-
Liability Committee.  The Bank's quarterly liquidity ratios from
March 31, 1994 through March 31, 1995 were as follows:
          March 31, 1994       43.44%
          June 30, 1994        42.75%
          September 30, 1994   41.94%
          December 31, 1994    39.46%
          March 31, 1995       41.37%

Pending Merger

     Progressive and Hibernia have entered into an Agreement and Plan of Merger (the "Agreement"), dated as of December 1, 1994, pursuant to which Progressive would merge with and into Hibernia (the "Merger"). Upon consummation of the Merger, each outstanding share of Progressive's common stock, $.10 par value, would be converted into and become exchangeable for approximately 4.0475 shares of Hibernia Class A common stock, no par value, based upon 617,670 shares of Common Stock outstanding and valued at $32.89 per share as of November 16, 1994, and each outstanding share of the Company's preferred stock, $1.00 par value ("Preferred Stock"), would be converted into the right to receive cash in the amount of $12.50 per share plus all undeclared and accumulated dividends in the approximate amount of $13.85 per share (as of March 31, 1995). Consummation of the Merger is subject, among other things, to receipt of regulatory and shareholder approvals, and is currently expected to occur during the second quarter of 1995.



                              -70-

                            VALIDITY OF SHARES

     Patricia C. Meringer, Associate Counsel and Secretary of Hibernia, has rendered an opinion that the shares of Hibernia Common Stock to be issued in connection with the Merger have been duly authorized and, if and when issued pursuant to the terms of the Agreement, will be validly issued, fully paid and non-assessable. As of the date of this prospectus, Ms. Meringer owned 191 shares of Hibernia Common Stock in a 401(k) plan account and 1,948 shares of restricted stock. Ms. Meringer also held options to purchase 24,216 shares of Hibernia Common Stock, none of which are currently exercisable.

                               EXPERTS

     The consolidated financial statements of Hibernia for the year ended December 31, 1994 incorporated in this Proxy Statement-Prospectus by reference from Hibernia's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, and have been so incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     The Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows for Progressive for the three years ended December 31, 1994, 1993 and 1992 and the Balance Sheets of Progressive as of December 31, 1994 and 1993 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report with respect thereto and are included herein in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing and giving said reports.


























                              -71-

                 PROGRESSIVE BANCORPORATION, INC.
               CONSOLIDATED STATEMENTS OF CONDITION

          (In Thousands)            (Unaudited)
                                     March 31,         December 31,
                                       1995                1994
                                    ___________        ____________
              ASSETS
Cash and Due from Banks             $  13,000          $    9,342
Interest-Bearing Deposits in Banks          0                   0
Investment Securities:
  Investment Securities Available
    for Sale                           29,056              22,881
  Investment Securities Held to
    Maturity (Market value of
    $27,234 in 1995 and $24,371
    in 1994)                           27,361              25,656
                                    ___________        ____________
       Total Investments               56,417              48,537
                                    ___________        ____________
Federal Funds Sold Loans, Net of            0                   0
Unearned Discount Reserve for Loan     80,835              79,773
Losses                                 (1,225)             (1,216)
                                    ___________        ____________
       Total Loans                     79,610              78,557
                                    ___________        ____________
Bank Premises and Equipment Other       2,596               2,856
Assets Goodwill                         1,438               1,908
                                          464                 493
                                    ___________        ____________
TOTAL ASSETS                        $ 153,525          $  141,693
                                    ___________        ____________
                                    ___________        ____________
              LIABILITIES
Deposits:
  Demand Deposits                   $  22,553          $   21,729
  Savings Deposits & NOW Accounts      32,580              33,895
  Time Deposits                        77,512              66,137
                                    ___________        ____________
       Total Deposits                 132,645             121,761
                                    ___________        ____________
Federal Funds Purchased                     0                   0
Notes Payable                           2,595               2,735
Other Liabilities                       8,193               7,303
                                    ___________        ____________
TOTAL LIABILITIES                     143,433             131,799
              SHAREHOLDERS' EQUITY
Preferred Stock                           130                 130
Common Stock                               65                  65
Capital Surplus                         2,016               2,016
Undivided Profits                       7,941               8,233
Net Unrealized Gain (Loss) on
  Securities AFS, Net of Tax Effect       (35)               (525)
Treasury Stock                            (25)                (25)
                                    ___________        ____________
TOTAL SHAREHOLDERS' EQUITY             10,092               9,894
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY              $ 153,525          $  141,693
                                    ___________        ___________
                                    ___________        ___________
See accompanying notes to consolidated financial statements.
                              -72-
                 PROGRESSIVE BANCORPORATION, INC.
                 CONSOLIDATED STATEMENTS OF INCOME

          (In Thousands)            (Unaudited)
                                    For the Three      Unaudited
                                    Months Ended       March 31,
                                       1995              1994
                                    _____________      ____________
INTEREST INCOME:
Interest and Fees on Loans          $   2,046          $    1,836
Interest on Securities:
  U. S. Government & Agencies             666                 665
  State & Political Subdivisions          213                 185
  Other Investments                        12                   6
Interest on Federal Funds Sold              0                   0
Interest on Deposits with Banks            77                  18
                                    ___________        ____________
       Total Interest Income            3,014               2,710
                                    ___________        ____________
INTEREST EXPENSE:
Interest on Deposits                    1,259               1,004
Interest on Federal Funds Purchased         0                   0
Other Interest Expense                     62                 103
                                    ___________        ____________
       Total Interest Expense           1,321               1,107
                                    ___________        ____________
NET INTEREST INCOME                     1,693               1,603
PROVISION FOR LOAN LOSSES                   0                   0
                                    ___________        ____________
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                       1,693               1,603
OTHER INCOME:
Service Charges on Deposit Accounts       240                 227
Other Charges, Commitments & Fees          98                 135
Other Operating Income (Loss)            (159)                 62
Securities Gains (Losses)                   1                   4
                                    ____________       ____________
       Total Other Income                 180                 428
OTHER EXPENSES:
Salaries and Benefits                     976                 518
Occupancy Expense                         175                 141
Other Operating Expense                 1,047                 711
                                    ___________        ____________
       Total Other Expenses             2,198               1,370
                                    ___________        ____________
INCOME (LOSS) BEFORE INCOME TAXES        (325)                661
PROVISION (BENEFIT) FOR INCOME TAXES      (33)                232
                                    ___________        ____________
NET INCOME (LOSS) BEFORE PREFERRED
  DIVIDEND REQUIREMENT              $    (292)         $      429
PREFERRED DIVIDEND REQUIREMENT            (41)                (41)
                                    ___________        ____________
NET INCOME (LOSS) APPLICABLE TO
  COMMON STOCK                      $    (333)         $      388
                                    ___________        ____________
                                    ___________        ____________
EARNINGS PER COMMON SHARE           $   (0.54)         $     0.62
See accompanying notes to consolidated financial statements.

                              -73-
                 PROGRESSIVE BANCORPORATION, INC.
               CONSOLIDATED STATEMENT OF CASH FLOWS
          For the Three Month Period Ended March 31, 1995


                             Unaudited
                      (Dollars in thousands)


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                    $      (292)
  Adjustments to reconcile net income to
    cash provided from operating activities:
     Writedowns of other real estate                             6
     Depreciation                                               99
     Provision for loan losses                                   0
     Amortization of goodwill                                   33
     Amortization of premium on investments, net of
       accretion of discount on investments                    (23)
     Extraordinary loss on extinguishment of debt                0
     (Gain) Loss on sales of assets                            198
     (Increase) Decrease in other assets, net                  335
     Increase (Decrease) in accrued liabilities                577
                                                       ____________
       Net cash provided (used) by operating activities        933

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales and maturities of
    investment securities                                      722
  Purchase of investment securities                         (7,798)
  Principal collected on loans                               6,289
  Loans made to customers                                   (7,351)
  Proceeds from sales of other real estate                      54
  Additions to property, net of retirements                    204
                                                       ____________
       Net cash provided (used) by investing activities     (7,880)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in non-interest bearing demand deposits         824
  Net decrease in interest bearing deposits other than
    certificates of deposit                                 (1,315)
  Proceeds from sales of certificates of deposit            36,454
  Payments for maturing certificates of deposit            (25,079)
  Payments on notes                                           (139)
  Increase (Decrease) in other borrowed money                 (140)
                                                       ____________
       Net cash provided (used) by financing activities     10,605
                                                       ____________
NET INCREASE IN CASH AND CASH EQUIVALENTS                    3,658

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD             9,342
                                                       ____________
CASH AND CASH EQUIVALENTS AT END OF PERIOD             $    13,000
                                                       ____________
                                                       ____________




                              -74-

                 PROGRESSIVE BANCORPORATION, INC.
               CONSOLIDATED STATEMENT OF CASH FLOWS
         For the Three Months Period Ended March 31, 1994


                             Unaudited
                      (Dollars in thousands)


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                    $       429
  Adjustments to reconcile net income to
    cash provided from operating activities:
     Writedowns of other real estate                            31
     Depreciation                                               79
     Provision for loan losses                                   0
     Amortization of goodwill                                   30
     Amortization of premium on investments, net of
       accretion of discount on investments                     26
     Gains on sales of assets                                    5
     (Increase) Decrease in other assets, net                   53
     Increase (Decrease) in accrued liabilities                571
                                                       ____________
       Net cash provided (used) by operating activities      1,224

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales and maturities of
    investment securities                                    5,736
  Purchase of investment securities                         (6,751)
  Additions to property, net of retirements                   (100)
  Principal collected on loans                              (9,306)
  Loans made to customers                                    9,488
  Proceeds from sales of other real estate                      77
  Increase (Decrease) in other borrowings                     (242)
                                                       ____________
       Net cash provided (used) by investing activities     (1,098)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in non-interest bearing demand deposits       3,079
  Net increase in interest bearing deposits other than
    certificates of deposit                                  1,476
  Proceeds from sales of certificates of deposit            20,072
  Payments for maturing certificates of deposit            (19,676)
  Decrease in repurchase agreements                         (1,000)
                                                       ____________
       Net cash provided (used) by financing activities      3,951
                                                       ____________
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS         4,077

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD             4,098
                                                       ____________
CASH AND CASH EQUIVALENTS AT END OF PERIOD             $     8,175
                                                       ____________
                                                       ____________





                              -75-

                    PROGRESSIVE BANCORPORATION

       NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


1. Reference is made to the Notes to the consolidated financial statement included in Progressive Bancorporation, Inc.'s
     Annual Report on Form 10-K for the year ended December 31,
     1994 (File No. 0-11724).

2. In the opinion of management of Progressive Bancorporation, Inc. ("Company"), the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly the Company's financial position as of March 31, 1995 and December 31, 1994, the results of operations for the three month periods ended March 31, 1995 and 1994, and the cash flows for the three month periods ended March 31, 1995 and 1994.

3. The weighted average number of common shares outstanding at March 31, 1995 of 617,670 and at March 31, 1994 of 627,670
     were used in the per share calculation. Net income (loss) for the periods was reduced by a proportionate amount of unpaid cumulative preferred dividends, using $1.25 per annum per share as a basis. The unpaid dividends on the Company's preferred stock was $40,515 for each of the three month periods ended March 31, 1995 and March 31, 1994.

4. On December 1, 1994, the Company and Hibernia Corporation ("Hibernia") entered into an Agreement and Plan of Merger pursuant to which the Company would merge with and into Hibernia and each outstanding share of the Company's preferred stock would be converted into the right to receive cash in the amount of $12.50 per share plus all accumulated and unpaid dividends (totaling $1,796,000 as of March 31, 1995) and each outstanding share of the Company's Common Stock would be converted into the number of shares of Hibernia Class A Common Stock that equals the exchange rate as determined on the closing date. The exchange rate is based on 2,500,000 shares of Hibernia Class A Common Stock being exchanged for all outstanding shares of the Company's Common Stock. The merger is subject, among other things, to receipt of regulatory and shareholder approvals, and is currently expected to be completed during the second quarter of 1995.

     The Company and the Bank have accrued approximately $484,000 and $753,000, respectively, in costs in anticipation of the pending merger with Hibernia. At the Company level, these costs primarily included legal fees, accounting fees and broker fees. At the Bank level, these costs primarily included fixed assets writedowns, retention agreements, severance pay, accrued vacation pay, bonuses, taxes and early contract cancellation fees.






                              -76-
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF PROGRESSIVE


Report of Independent Public Accountants                    F-2

Consolidated Balance Sheets                                 F-3

Consolidated Statements of Income                           F-5

Consolidated Statement of Shareholders' Equity              F-6

Consolidated Statements of Cash Flows                       F-7

Notes to Consolidated Financial Statements                  F-8













































                              -77-




                        ARTHUR ANDERSEN LLP
















           PROGRESSIVE BANCORPORATION, INC. AND SUBSIDIARY

                 CONSOLIDATED FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 1994 AND 1993
                   TOGETHER WITH AUDITORS' REPORT































                         ARTHUR ANDERSEN LLP





                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of Progressive Bancorporation, Inc.:

We have audited the accompanying consolidated balance sheets of Progressive Bancorporation, Inc. (a Louisiana corporation) and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Progressive Bancorporation, Inc. and subsidiary as of December 31, 1994 and 1993 and the results of their operations and cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1, effective January 1, 1994 the Company changed its method of accounting for investment securities.




                                        /s/ ARTHUR ANDERSEN LLP
                                        Arthur Andersen LLP




New Orleans, Louisiana,
February 10, 1995


                         PROGRESSIVE BANCORPORATION, INC. AND SUBSIDIARY


                                   CONSOLIDATED BALANCE SHEETS

                                 AS OF DECEMBER 31, 1994 AND 1993

                                     (Dollars in Thousands)


                                            ASSETS

                                                                                   1994       1993
CASH AND DUE FROM BANKS (Note 11)                                                  $  9,342   $  4,098

INVESTMENT SECURITIES (Note 3):
  Investment securities (market value of $54,947 in 1993)                                 -     52,995
  Investment securities available for sale                                           22,881          -
  Investment securities held to maturity (market value of $24,371 in 1994)           25,656          -
                     Total investment securities                                     48,537     52,995

LOANS (Notes 4 and 11)                                                               79,773     73,032

  Less:  Reserve for possible loan losses (Note 4)                                   (1,216)    (1,856)

                     Net loans                                                       78,557     71,176

BANK PREMISES AND EQUIPMENT (Notes 5 and 10)                                          2,856      2,594

OTHER REAL ESTATE                                                                       302        319

ACCRUED INTEREST RECEIVABLE                                                             912        869

GOODWILL                                                                                493        612

OTHER ASSETS                                                                            694        246

                     Total assets                                                  $141,693   $132,909

<F1>
The accompanying notes are an integral part of these financial statements.







                         PROGRESSIVE BANCORPORATION, INC. AND SUBSIDIARY


                                   CONSOLIDATED BALANCE SHEETS

                                 AS OF DECEMBER 31, 1994 AND 1993

                                     (Dollars in Thousands)


                                LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                   1994       1993

DEPOSITS (Note 11):
  Non-interest bearing                                                             $ 21,729   $ 18,202
  Interest bearing                                                                  100,032     95,464

                     Total deposits                                                 121,761    113,666

REPURCHASE AGREEMENTS                                                                     -      1,000

OTHER BORROWED MONEY (Note 6)                                                         6,196      5,612

ACCRUED TAXES, INTEREST AND EXPENSES                                                  1,095      1,206

DEFERRED TAX LIABILITY (Note 7)                                                          12      2,231

NOTE PAYABLE (Note 8)                                                                 2,735          -

NOTE PAYABLE TO AFFILIATED GROUP (Note 8)                                                 -      1,003

LIABILITY FOR STOCK SUBJECT TO TRANSFER (Note 8)                                          -      1,889

                     Total liabilities                                              131,799    126,607

COMMITMENTS AND CONTINGENCIES (Note 11)

SHAREHOLDERS' EQUITY (Note 9):
  Preferred stock, $1.00 par value, 1,000,000 shares authorized, 129,644 shares issued and outstanding at December 31, 1994 and 1993; total liquidation preference $12.50 per share plus cumulative unpaid dividends of $1,756 and
    $1,594 at December 31, 1994 and 1993, respectively                                  130         130
  Common stock, $.10 par value, 2,000,000 shares authorized, 617,670 and
    627,670 shares issued and outstanding after deduction of treasury stock at
    December 31, 1994 and 1993, respectively                                             65          65
  Paid-in capital                                                                     2,016       2,016

  Unrealized loss on investment securities available for sale                          (525)          -
  Accumulated earnings                                                                8,233       4,114
  Less:  Treasury stock (33,642 and 23,642 shares at December 31, 1994
    and 1993, respectively)                                                             (25)        (23)

                     Total shareholders' equity                                       9,894       6,302

                     Total liabilities and shareholders' equity                    $141,693    $132,909

<F1>
The accompanying notes are an integral part of these financial statements.


                         PROGRESSIVE BANCORPORATION, INC. AND SUBSIDIARY


                                 CONSOLIDATED STATEMENT OF INCOME

                       FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                             (Dollars in Thousands, except share data)





                                                                              1994       1993       1992

INTEREST INCOME:
  Interest and fees on loans                                                  $  7,858   $  7,691   $  7,305
  Interest on securities-
    U.S. Treasury and agencies                                                   2,744      2,948      3,165
    State and municipal                                                            762        596         17
  Interest on other investments                                                    637         21         19
  Interest on deposits with banks                                                  125         87        188

                     Total interest income                                      12,126     11,343     10,694

INTEREST EXPENSE:
  Interest on deposits                                                           3,914      3,905      4,514
  Interest on Federal funds purchased and repurchase agreements                     16         24          -
  Interest on notes payable and other borrowings                                   632        784        618

                     Total interest expense                                      4,562      4,713      5,132

NET INCOME                                                                       7,564      6,630      5,562

PROVISION FOR POSSIBLE LOAN LOSSES (Note 4)                                       (648)       168        101

NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE
  LOAN LOSSES                                                                    8,212      6,462      5,461

OTHER OPERATING INCOME:
  Service charges on deposit accounts                                              931        933        861
  Net securities gains (losses)                                                   (124)        63        114
  Other income                                                                     549        466        306

                     Total other operating income                                1,356      1,462      1,281

NON-INTEREST EXPENSE:
  Salaries and benefits                                                          2,582      2,228      1,894
  Occupancy expense                                                                603        469        419
  Data processing fees to an affiliate (Note 10)                                     -        265        243
  FDIC assessments                                                                 265        256        237
  Writedowns of Other Real Estate and other assets                                  67        339        518
  Other operating expenses                                                       1,780      1,668      1,359
  Subsidiary earnings attributable to stock subject to transfer (Note 8)           151        386        209

                     Total non-interest expense                                  5,448      5,611      4,879

INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM                                4,120      2,313      1,863

PROVISION (BENEFIT) FOR INCOME TAXES (Note 7):
  Current                                                                          908        778       117
  Deferred                                                                      (1,504)       144       (67)
                                                                                  (596)       922        50
NET INCOME BEFORE EXTRAORDINARY ITEM                                             4,716      1,391     1,813

EXTRAORDINARY ITEMS:
  Extraordinary gain-forgiveness of debt (net of current and deferred
    tax provisions of $156 and $2,225, respectively)                                 -          -     5,314
  Extraordinary loss-early extinguishment of debt (net of deferred tax benefit of $458 and $73 at December 31, 1994 and 1993,
    respectively                                                                  (597)      (143)        -

NET INCOME                                                                       4,119      1,248     7,127

UNPAID DIVIDENDS ON PREFERRED STOCK (Note 9)                                      (162)      (164)     (179)

NET INCOME APPLICABLE TO COMMON STOCK                                         $  3,957   $  1,084   $ 6,948

EARNINGS PER COMMON SHARE BEFORE EXTRAORDINARY ITEM                           $   7.33   $   1.94   $  2.51

EXTRAORDINARY ITEM                                                                (.96)      (.23)     8.16

EARNINGS PER COMMON SHARE (Note 9)                                            $   6.37   $   1.71   $ 10.67

<F1>
The accompanying notes are an integral part of these financial statements.



                     PROGRESSIVE BANCORPORATION, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS EQUITY (DEFICIT)
                  FOR THE YEARS ENDING DECEMBER 31, 1994, 1993 AND 1992

                         (Dollars in Thousands except share data)
                                                                                                 Unrealized Losses on   Accumulated
                            Preferred Stock      Common Stock      Treasury Stock     Paid-in    Available for Sale      Earnings
                           Shares     Amount    Shares  Amount    Shares    Amount    Capital       Securities          (Deficit)

BALANCE, December 31, 1991 142,954     $143     651,312   $65        -      $  -      $2,016        $ -                   $(4,250)

NET INCOME-1992               -         -          -       -         -          -        -            -                     7,127

BALANCE, December 31, 1992 142,954      143     651,312    65        -         -       2,016          -                     2,877

PURCHASE OF PREFERRED
  STOCK                    (13,310)     (13)       -       -         -         -        -             -                       (11)

PURCHASE OF TREASURY STOCK    -         -          -       -       (23,642)   (23)      -             -                         -

NET INCOME-1993               -         -          -       -          -         -       -             -                     1,248

BALANCE, December 31, 1993 129,644      130     651,312    65      (23,642)   (23)     2,016          -                     4,114

PURCHASES OF TREASURY STOCK   -         -          -       -       (10,000)    (2)      -             -                         -

UNREALIZED LOSSES ON
INVESTMENT SECURITIES         -         -          -       -          -         -       -             (525)                     -

NET INCOME-1994               -         -          -       -          -         -       -             -                     4,119

BALANCE, December 31, 1994 129,644     $130     651,312   $65      (33,642)  $(25)    $2,016         $(525)               $ 8,233

<F1>
The accompanying notes are an integral part of these financial statements.







                         PROGRESSIVE BANCORPORATION, INC. AND SUBSIDIARY


                               CONSOLIDATED STATEMENT OF CASH FLOWS

                       FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                     (Dollars in Thousands)





                                                                              1994       1993       1992

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                  $  4,119   $  1,248   $ 7,127
  Adjustments to reconcile net income to cash provided by operating activities-
      Writedowns of other real estate                                               67        332       398
      Depreciation                                                                 326        220       209
      Provision for loan losses                                                   (648)       168       101
      Amortization of goodwill                                                     118        118       118
      Amortization of premium on investments, net of accretion of
        discount on investments                                                    (31)        55       108
      Extraordinary gain on forgiveness of debt                                   -           -      (5,314)
      Extraordinary loss on extinguishment of debt                                 597        143       -
      Gain on sales of other real estate                                          (146)      (109)      (48)
      Net securities (gains) losses                                                124        (63)     (114)
      Subsidiary earnings attributable to stock subject to transfer                151        386       209
      Accretion of discount on note payable                                         62        186        91
      (Increase) decrease in other assets and accrued interest receivable         (491)       108       125
      Increase (decrease) in accrued liabilities                                  (111)      (150)      143
      Deferred tax provision (benefit)                                          (1,504)       144       (67)

                     Net cash provided by operating activities                   2,633      2,786     3,086

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from debentures                                                         750        -        -
  Proceeds from sales of investment securities                                  13,944      4,659     6,202
  Proceeds from maturities on investment securities                             10,936     10,529    11,986
  Purchase of investment securities                                            (22,083)   (18,074)  (24,463)
  Net increase in loans                                                         (6,827)    (2,337)  (11,918)
  Proceeds from sales of other real estate                                         352        244       500
  Additions to bank premises and equipment                                        (634)      (393)     (148)
  Decrease in interest bearing deposits at banks                                  -            49        89

                     Net cash used in investing activities                      (3,562)    (5,323)  (17,752)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in non-interest bearing demand deposits                3,527     (1,083)    4,626
  Net increase (decrease) in interest bearing deposits other than
    certificates of deposit                                                       (688)      (411)    5,263
  Net increase (decrease) in certificates of deposit                             5,256         (9)   (1,277)
  Increase (decrease) in repurchase agreements                                  (1,000)       (35)    1,035
  Net proceeds on debt restructure                                               3,900       -          579
  Payments on notes                                                             (3,285)      (446)     -
  Payment on liability for stock subject to transfer                            (2,119)      -         -
  Increase in other borrowed money                                                 584      1,678     3,934
  Purchase of preferred stock                                                     -           (24)      -
  Purchase of treasury stock                                                        (2)       (23)      -

                     Net cash provided by (used in) financing activities         6,173       (353)   14,160

NET INCREASE (DECREASE) IN CASH                                                  5,244     (2,890)     (506)

CASH AT BEGINNING OF YEAR                                                        4,098      6,988     7,494

CASH AT END OF YEAR                                                           $  9,342    $ 4,098    $6,988

SUPPLEMENTAL DISCLOSURE:

  Income taxes paid                                                           $  1,299    $ 1,140    $    4

  Cash interest expenses paid                                                 $  4,586    $ 4,673    $5,218

NON-CASH TRANSACTIONS:

  Loans transferred to other real estate                                      $    258    $   -      $  225

  Loans made to facilitate sales of other real estate                         $   -       $   272    $  373

<F1>
The accompanying notes are an integral part of these financial statements.

            PROGRESSIVE BANCORPORATION, INC. AND SUBSIDIARY


              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              (Dollars in Thousands, except share data)



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

Progressive Bancorporation, Inc. (the Company) is a bank holding company whose only subsidiary is Progressive Bank and Trust Company (Progressive or the Bank).

The Company was incorporated under Louisiana law on July 5, 1983 and acquired 100% of the shares of Progressive Bancshares
Corporation, the former holding company of the Bank, effective
March 8, 1984.

Certain reclassifications have been made to the prior period financial information in order to conform to current year presentation.

The accounting principles and reporting policies of the Company conform with generally accepted accounting principles. The following is a description of the more significant of these policies.

Consolidation

The consolidated financial statements include the accounts of the Company and its 100% owned subsidiary, Progressive Bank and Trust
Company. Intercompany accounts and transactions are eliminated in consolidation.

Investment Securities

Effective January 1, 1994, the Company adopted Financial Accounting Standards Board (FASB) Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This standard addresses the accounting and reporting for investments in equity securities that have a readily determinable fair value and for all investments in debt securities and requires classification of securities as trading, available for sale or held to maturity. Management determines the classification of its securities when they are purchased. The Company does not engage in trading activities related to any of its investment securities. Securities which the Company has the intent and ability to hold until maturity are classified as held to maturity. These securities are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities which may be sold in response to interest rates, liquidity needs or other factors are classified as available for sale. These securities are reflected at fair value, and net unrealized gains or losses are reflected as a separate component of shareholders" equity, net of income tax effects. As of January 1, 1994 the unrealized gain on available for sale securities, net of tax effects, was $695.

During 1994, the Bank sold $14,839 of securities out of its available for sale portfolio, resulting in gross realized losses of $909 and gross realized gains of $35. In addition, the Company realized a gain of $750 on the redemption of FCB debentures, as discussed further in Note 3. No securities were sold from the Bank's held to maturity portfolio. Prior to the adoption of FASB Statement No. 115, the Company accounted for all securities at cost, adjusted for amortization of premiums and accretion of discounts. During 1993, the Bank sold $4,596 of its securities resulting in gross realized gains of $78 and gross realized losses of $15. During 1992, the Bank sold $6,088 of its securities resulting in gross realized gains of $114 and no realized losses.

Interest earned on investment securities is included in interest income. Amortization of premiums and accretion of discounts are computed using the interest method. The adjusted cost of the specific security sold is used to compute the gain or loss on the sale of an investment security. Such gains or losses are shown separately as a component of other income in the consolidated statements of income.

Loans

Loans are stated at the principal balance outstanding less unearned discount on consumer loans. Interest on loans, other than consumer loans, is recognized as income based on the principal balance outstanding. Interest on certain consumer loans is recognized as income over the term of the loan using the sum-of-the-months-digits method, which approximates the interest method. Loans are placed on non-accrual status when, in the opinion of management, there exists sufficient uncertainty as to the collectibililty of the contractual principal. Income is recorded on a cash basis for non-accrual loans.

Provision and Reserve for Possible Loan Losses

The provision for possible loan losses charged to operating expense is determined by management based on a review of Progressive's past loan loss experience and an evaluation of the quality of the current loan portfolio. The reserve for possible loan losses is based upon estimates, and ultimate losses may vary from current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known.

Premises and Equipment

Bank premises and equipment are stated at cost, less accumulated depreciation. Depreciation expense is computed primarily on a straight-line basis over the estimated useful lives of the depreciable assets (Note 5). Maintenance and repairs are charged to operating expense, and gains or losses on dispositions are reflected currently in the consolidated statements of income.

Income Taxes

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, which was adopted by the Company on January 1, 1993. Under this statement, deferred income taxes are provided for by the liability method (Note 7).

Other Real Estate

The cost basis of foreclosed real estate and other assets is established at the lower of the loan balance or estimated fair value less estimated selling costs at the time of foreclosure. Any excess of the loan balance over the fair value less estimated selling costs at foreclosure is charged to the reserve for possible loan losses. The other real estate portfolio is evaluated periodically and subsequent declines in the fair value of the assets below the initial cost basis are reflected in earnings in the period the decline is noted. Cost basis is periodically adjusted for each asset as its fair value changes; however, the carrying value of each asset never exceeds the initial cost basis. Expenses associated with owning and operating other real estate and gains and losses on disposition of such assets are recorded in earnings in the period incurred.

Goodwill

The excess of cost over fair value of tangible assets acquired in purchase transactions, identified as goodwill, is being amortized to other operating expense on a straight-line basis over 15 years.

New Financial Accounting Standards

Statement of Financial Accounting Standards No. 107, issued by the FASB during 1991, requires disclosure of fair value information for financial instruments. The Company is required to adopt this statement for the year ended December 31, 1995.

In November, 1992, the FASB issued Statement No. 112, "Employers'
Accounting for Postemployment Benefits," which is effective for the Company for the year ended December 31, 1994. This statement had no material impact on the Company.

In May, 1993, the FASB issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by Statement No. 118, which requires that impaired loans that are within the scope of this statement be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at the loan's market price or the fair value of the collateral if the loan is collateral dependent. Adoption of the new standard is required for fiscal years beginning after December 15, 1994. The standard is to be adopted prospectively with the effect of initially applying the standard to be reflected as an adjustment to the Bank's provision for loan losses in the year of adoption. As of December 31, 1994, $231 of loans would be impacted by the standards. The effect, if any, the new standard may have on the Bank's financial position and results of operations is not expected to be significant.

In October, 1994, the FASB issued Statement No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments." The Company is required to adopt this statement for the year ended December 31, 1995.

Regulatory Matters

Certain normal restrictions exist regarding the ability of the Bank to transfer funds to the Company as loans, advances or dividends.
The Bank's capital ratios exceeded regulatory requirements as of December 31, 1994.

2.  MERGER PLAN:

On December 1, 1994, the Company and Hibernia Corporation ("Hibernia") entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Company would merge with and into Hibernia and each outstanding share of the Company's preferred stock would be converted into the right to receive cash in the amount of $12.50 per share plus all accumulated and unpaid dividends (totalling $1,756 as of December 31, 1994) and each outstanding share of the Company's Common Stock would be converted into the number of shares of Hibernia Class A Common Stock that equals the exchange rate as determined on the closing date. The exchange rate is based on 2,500,000 shares of Hibernia Class A Common Stock being exchanged for all outstanding shares of the Company's common stock.

The merger is subject, among other things, to receipt of regulatory and shareholder approvals, and is currently expected to be completed during the second quarter of 1995.

3.  INVESTMENT SECURITIES:

The amortized cost and estimated fair value of investment securities at December 31, were:



                                                                     1994
                                              Amortized        Gross Unrealized      Estimated
                    Description                  Cost          Gains     Losses      Fair Value

Available for Sale

U. S. Treasury                                $  1,000        $    10     $     -      $  1,010
U. S. government agencies:
  Mortgage-backed securities                     6,581             21        (296)        6,306
  Collateral mortgage obligations                7,984             19        (279)        7,724
  Other                                          1,832            -           (43)        1,789
State and municipal obligations, net             5,509             16        (240)        5,285
Other                                              767            -           -             767
                     Totals                   $ 23,673        $    66     $  (858)     $ 22,881

Held to Maturity

U. S. Treasury                                $    395        $   -       $   (19)     $    376
U. S. government agencies:
  Mortgage-backed securities                    10,170             26        (462)        9,734
  Collateral mortgage obligations                2,013            -          (177)        1,836
  Other                                          3,584            -          (131)        3,453
State and municipal obligations, net             9,494            -          (522)        8,972
                     Totals                   $ 25,656        $    26     $(1,311)     $ 24,371



                                                                     1993
                                                Amortized      Gross Unrealized      Estimated
             Description                           Cost        Gains     Losses      Fair Value

Available for Sale

U. S. Treasury                                  $  4,996       $   200     $     -      $  5,196
U. S. government agencies:
  Mortgage-backed securities                      17,657           561         (58)       18,160
  Collateral mortgage obligations                 14,859           311         (82)       15,088
  Other                                            2,512            67           -         2,579
State and municipal obligations, net              12,265           981         (28)       13,218
Other                                                706           -           -             706
                     Totals                     $ 52,995       $ 2,120     $  (168)     $ 54,947


Amortized cost and estimated fair value of debt securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                         Amortized    Estimated
                                            Cost      Fair Value

Available for Sale

Due in 1 year or less                    $  1,000     $  1,010
Due after 1 year through 5 years            1,693        1,662
Due after 5 years through 10 years          3,534        3,416
Due after 10 years                          2,881        2,763
                Subtotal                    9,108        8,851
Mortgage-backed securities, including
  collateral mortgage obligations          14,565       14,030
                Total                    $ 23,673     $ 22,881

Held to Maturity

Due in 1 year or less                    $   -        $   -
Due after 1 year through 5 years            1,994        1,943
Due after 5 years through 10 years          1,190        1,110
Due after 10 years                         10,289        9,748
                Subtotal                   13,473       12,801
Mortgage-backed securities, including
  collateral mortgage obligations          12,183       11,570
                Total                    $ 25,656     $ 24,371

The Bank's mortgage-backed securities consist of ownership interests in pools of residential mortgages guaranteed by a U. S. government agency with contract maturities ranging from 2 to 29 years; however, the underlying mortgages are subject to significant prepayments, primarily when the contractual interest rates exceed the current market rate on similar mortgages. Based on current prepayment assumptions, the estimated average remaining life of fixed rate mortgage-backed securities and collateral mortgage obligations is approximately 5 years at December 31, 1994.

Investment securities with book values of $11,940 and $12,457 at December 31, 1994 and 1993, respectively, were pledged to secure public funds and for other purposes.

Progressive held a $750 investment in debentures of an affiliated bank representing 12% mandatory convertible subordinated debentures of First Continental Bancshares, Inc. (FCB). The debentures were issued in 1986 and were to mature in 1996 with principal payment to be made with 78 shares of FCB common stock per thousand in debenture face value. During 1988, a reserve equal to the cost of these debentures was recorded. During 1994, FCB and Hibernia Corporation (Hibernia) merged. Under the terms of the agreement, Hibernia redeemed all of the outstanding principal and accrued interest related to FCB's outstanding debentures. The debenture agreement required a redemption price of 105% if redeemed during the twelve-month period ending November 15, 1994. Therefore, the Bank received $750 of principal and accrued interest of $558 on August 1, 1994 and a premium of approximately $38. As discussed above, the Bank had assigned no value to the FCB debentures and related accrued interest in the accompanying financial statements; therefore, the Bank recognized income upon collection of the principal, accrued interest and related premium. The accrued interest and premium are included in interest on other investments. The collection of principal is included in net securities gains (losses).

4.  LOANS AND RESERVE FOR POSSIBLE LOAN LOSSES:

The composition of the loan portfolio at December 31, was as follows:

                                              1994       1993

Commercial, financial and agricultural not
  secured by real estate                      $13,123    $11,103
Real estate-construction                        1,420        999
Real estate-mortgage                           51,097     47,258
Consumer                                       14,656     14,212
                Gross loans                    80,296     73,572
Less:  Unearned income                           (523)      (540)
                Total loans                   $79,773    $73,032

The Bank grants commercial, real estate and consumer loans to customers located primarily in Terrebonne Parish and the surrounding area. Although the Bank's portfolio consists of business loans extending across many industry types, as well as loans to individuals, a substantial portion of its debtors' ability to honor their contracts is dependent upon the marine transportation, agricultural and petro-chemical business economic sectors.

The Bank evaluates the credit risk of each customer on an individual basis and, where deemed appropriate, collateral is obtained. Collateral varies by individual loan customer but may include accounts receivable, inventory, real estate, equipment, deposits, personal and government guarantees, and general security agreements. Access to collateral is dependent upon the type of collateral obtained. On an on-going basis, the Bank monitors its collateral and the collateral value related to the loan balance outstanding.

Nonperforming and under performing loans at December 31, were as follows:

                                                           1994       1993

Loans:
  90 days or more past due, but still accruing interest    $   4      $   11
  Non-accrual loans                                          231          75
        Total nonperforming and under performing loans     $ 235      $   86

There was no income recognized on the cash basis for non-accrual loans in 1994, 1993 and 1992, respectively. If the accrual of interest on non-accrual loans had not been suspended, the income recorded would have been approximately $11, $3, and $9 in 1994, 1993 and 1992, respectively. There were no material renegotiated loans outstanding during 1994 or 1993.

In the opinion of management, progress has been made in its credit risk management process, and only normal risk and loss potential remain in the loan portfolio. Consequently, the Company does not anticipate significant increases in the level of nonperforming assets in the foreseeable future. The current level of nonperforming assets is not anticipated to have a significant, adverse effect on the results of operations of the Company.


Progressive's provision for possible loan losses charged to expense is determined in accordance with the policy described in Note 1.
Transactions in the reserve for possible loan losses for 1994, 1993 and 1992 were as follows:

                                            1994     1993     1992

Balance, beginning of year                  $1,856   $1,588   $1,553
Provision for possible loan losses            (648)     168      101
Losses charged to the reserve                  (95)     (84)    (232)
Recoveries of loans previously charged-off     103      184      166
Balance, end of year                        $1,216   $1,856   $1,588


5.  BANK PREMISES AND EQUIPMENT

Bank premises and equipment, stated at cost less accumulated depreciation, were as follows at December 31, 1994 and 1993:

                                    Estimated
                                  Useful Lives     1994     1993
Land                                   -           $  808   $  808
Buildings                         10-25 years       2,962    2,729
Furniture, fixtures and equipment  3-10 years       1,279    2,358
                                                    5,049    5,895
Less-accumulated depreciation                      (2,193)  (3,301)
                                                   $2,856   $2,594

Depreciation included in occupancy expenses totalled $326, $220 and $209 in 1994, 1993 and 1992, respectively. During the year, the Company wrote off certain fully depreciated assets which were no longer in use.

6.  OTHER BORROWED MONEY:

Other borrowed money consists of borrowings from the Federal Home Loan Bank with maturities ranging from 2-15 years. The rates on these borrowings range from 4.6%-6.9% and are offset by mortgage loans of similar duration with higher interest rates. The Company collateralizes its other borrowings with a blanket floating lien on portions of its residential loan portfolio, which had a value of $12,672 at December 31, 1994.

7.  FEDERAL INCOME TAX:

On January 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The adoption of this statement did not have a material effect on the Company's financial statements and is included in deferred tax provision in the 1993 statement of income.

As of December 31, deferred income taxes consisted of the following:

                                                      Tax Effect of
                                                  Temporary Differences
                                                  1994           1993

DEFERRED ASSETS:
 Reserve for loan losses                          $   -          $   101
 Other real estate                                    311            372
 Unrealized loss on available for sale securities     270            -
 Other                                                 32             33
                  Subtotal                            613            506
DEFERRED LIABILITIES:
 Basis difference in investment in Bank              -            (1,883)
 Bank premises and equipment                         (474)          (469)
 Note payable discount                               -              (279)
 Reserve for loan losses                             (119)           -
 Other                                                (32)            (7)
                  Subtotal                           (625)        (2,638)

VALUATION ALLOWANCE                                   -              (99)

NET DEFERRED LIABILITY                            $   (12)       $(2,231)

As of December 31, 1993, deferred taxes had been provided on the difference between the book basis and the tax basis of the Company's investment in the stock of the Bank. As a result of the exercise of its option to repurchase the right to 19.5% ownership of the Bank (see Note 8), whereby the Company will continue to own 100% of the Bank, and the merger agreement with Hibernia, the Company has determined that such deferred taxes are no longer required. Such amount has been recorded as a reduction of the deferred tax provision in 1994.

Under SFAS No. 109, a valuation allowance must be established against deferred tax assets if, based on all available evidence, it is more likely than not that some or all of the assets will not be realized. In 1993, the Company provided a valuation allowance to the extent that a loss would have been generated for tax purposes upon the transfer of 19.5% of its share of the Bank's stock (Note
8) due to the uncertainty regarding its ultimate realization. The valuation allowance was reversed in 1994 as part of the tax benefit on the extraordinary loss on early extinguishment of debt.

Total tax expense on income before taxes for 1994, 1993, and 1992 resulted in effective tax rates that differed from the Federal statutory income tax rate. A reconciliation follows:

                                                      Consolidated
                                                 1994     1993     1992

Statutory Federal income tax rate                34.0%    34.0%    34.0%
Non-taxable income on investments and loans      (5.7)    (8.2)    (0.9)
Amortization of purchase accounting adjustments   1.0      1.8      2.5
Reversal of basis differences                   (44.0)     -        -
Recognition of net operating loss carryforwards   -        -      (37.1)
Alternative minimum taxes receivable              -        -       (1.3)
Change in valuation allowance                     -        4.3      -
Other items                                        .2      8.0     5.5
Effective tax rate                             (14.5%)    39.9%    2.7%

As of December 31, 1994, the Company has no operating loss carryforward available to offset future taxable income for financial statement or tax purposes.

The Company and its bank subsidiary have a tax sharing arrangement whereby Progressive's income taxes are determined as if it were a separate taxpayer. Any such taxes are payable by Progressive to the Company if the Company is required to pay current taxes.

8.  NOTES PAYABLE:

On May 18, 1992, the Company borrowed $2,250 from a group of investors affiliated with the Bank (affiliated group). The note bore interest at 17% with interest at 12% payable quarterly and simple interest in excess of 12% due on April 30, 1997 along with all principal outstanding. The loan proceeds were used to retire the Company's debt, along with all accrued interest payable to the previous lenders. The Company recognized an extraordinary gain on the retirement of this debt of approximately $5,314, net of tax effect, which is reflected in the accompanying consolidated statements of income. At the earlier of April 30, 1997 or the repayment of all principal and interest on the note, the affiliated group had the right to effect the transfer of 435 shares, representing 19.5% of the total number of issued and outstanding shares of common stock of the Bank, from the Company to the affiliated group. Until April 30, 1994, the Company had the option to purchase the affiliated group's right to the stock at book value. For financial statement purposes, the book value of the 19.5% interest in the outstanding common stock of the Bank at May 18, 1992 was calculated based on the Company's investment in the Bank at that date and amounted to $1,294. The note payable to the affiliated group was reduced by this amount as a discount which was being accreted over the term of the note at 10.3% compounded quarterly, or approximately 48% per year. The original discount amount plus 19.5% of the undistributed earnings of the Bank from May 18, 1992 was reflected in the consolidated balance sheet as liability for stock subject to transfer. This amount was equivalent to 19.5% of the book value of the Company's investment in the Bank.

During 1993, the Company prepaid $446 of principal on this note, resulting in accelerated accretion of the discount related to this prepaid principal. On April 26, 1994, the Company retired this note by paying the affiliated group approximately $1,800 in principal and $300 in interest accrued through that date. As a result of the early debt retirement, the Company recognized an extraordinary loss of $597, net of tax effect, in April, 1994.

In connection with the affiliated debt retirement, the Company exercised its option to purchase, for 19.5% of the book value of the Bank's stockholders' equity as of March 31, 1994, the affiliated group's right to receive 19.5% of the Company's investment in the Bank's stock upon retirement of the debt. The consideration paid to the affiliated group on April 26, 1994 amounted to approximately $2,100. This amount eliminated the Company's liability for stock subject to transfer account balance during April, 1994.

The Company obtained a loan from Hibernia National Bank amounting to $3,904 to facilitate the retirement of the affiliated debt and the exercise of its option to purchase the affiliated group's right to receive 19.5% of the Company's investment in the Bank's stock. The terms of the loan from Hibernia National Bank require quarterly payments of principal and interest, with principal payments based on a seven-year amortization and interest accruing at the Citibank Prime Rate plus .60%. The loan is unsecured and matures on April 26, 1999. As of December 31, 1994, the Company owed $2,735 on the loan to facilitate this debt extinguishment. Principal repayments on this obligation are required as follows:

                      Year       Amount Due

                      1995         $   93
                      1996            558
                      1997            558
                      1998            558
                      1999            968
                                   $2,735

9.  SHAREHOLDERS' EQUITY:

Consolidated net income per common share is calculated based upon weighted average common shares outstanding of 621,560 for the year ended December 31, 1994, 632,878 for the year ending December 31, 1993 and 651,312 for the year ending December 31, 1992, with the consolidated net income adjusted to reflect unpaid annual dividends on cumulative preferred stock of $162 (at $1.25 per share) in 1994, $164 (at $1.25 per share) in 1993, and $179 (at $1.25 per share) in 1992.

During 1993, the Company purchased and retired 13,310 shares of preferred stock outstanding. The shares (face value of $13) and all accumulated dividends in arrears related to the shares ($146 through the dates of purchase) were retired for $24. During 1994 and 1993, the Company purchased 10,000 and 23,642 shares of outstanding common stock for $.10 per share and $1.00 per share, respectively. The total costs of these purchases are reflected as treasury stock in the consolidated balance sheets.

During 1993, the Bank declared a 1-for-100 reverse stock split, which had the effect of reducing the number of outstanding shares and increasing the par value of the Bank's common stock. The purpose of the reverse stock split was to cash out small minority interest owners of the Bank. All share amounts at Note 14 were restated to reflect this reverse stock split. The reverse stock split had no effect on the consolidated financial statements.

10.  RELATED PARTY TRANSACTIONS:

Progressive has a number of banking relationships with other banks which have certain significant shareholders and directors in common. The most significant of these relationships relates to loan participations purchased from and sold to these banks.
Participations purchased amounted to $2,947 and $2,337 and participations sold totalled $3,775 and $3,716 at December 31, 1994 and 1993, respectively, related to these banks.

In September 1987, Progressive entered into an agreement with an affiliated bank for data processing services. Fees paid under this agreement were $265 and $243 in 1993 and 1992, respectively. This agreement was terminated at the end of 1993. In 1994 Progressive contracted with an outside third party to perform certain data processing services and other such services were performed in-house.

In 1993 and 1992 certain loan review, internal audit and consulting services were performed for the Bank by a related bank. Charges for these services are included in other operating expenses and totalled approximately $43 and $40 in 1993 and 1992, respectively. These services were discontinued at the end of 1993.

The Company sold land and buildings utilized as the main office and operations center to the Bank in 1985 for $2,100 based on appraisals obtained. These fixed assets had a net book value at the time of sale of $1,527 and the Company recognized a gain of $573. Due to the related party nature of this transaction, this gain has not been recognized in the consolidated or parent company financial statements, with the excess of sales price over book basis being eliminated in consolidation. As of December 31, 1994, $375 of net excess basis remains on the Bank's financial statements.

In the ordinary course of business, Progressive makes loans to its directors, principal shareholders and officers. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and do not involve more than normal risk of collectibility or present other unfavorable features. An analysis of loans outstanding during 1994 to directors, principal shareholders and officers, including their family members and companies in which they have a significant ownership interest, follows:

         Balance                                Balance
        12/31/93    Additions    Repayments    12/31/94
         $4,196      $2,945        $3,294       $3,847

11.  COMMITMENTS AND CONTINGENCIES:

The Company is involved in various litigation which is routine to the nature of its business. Management believes that resolution of these matters will not result in any material adverse effect on the financial statements.

Progressive is required to maintain cash on hand and non-interest bearing balances with correspondent banks to fulfill its regulatory reserve requirements. The average required reserve was approximately $544 and $637 in 1994 and 1993, respectively.

In the normal course of business, there are various outstanding commitments to extend credit which are not reflected in the consolidated financial statements. At December 31, 1994 and 1993 outstanding commitments under standby letters of credit were approximately $520 and $378, respectively.

Additionally, in the normal course of business, there are various other commitments and contingent liabilities which are not reflected in the financial statements. Loan commitments are single-purpose commitments to lend which will be funded and reduced according to specified repayment schedules. Most of these commitments have maturities of less than one year. Total loan commitments outstanding at December 31, 1994 were approximately $2,458. Lines of credit are commitments to lend up to a specified amount for a period not to exceed one year. Amounts outstanding under lines of credit fluctuate because they are generally used to finance short-term, seasonal working capital needs of the borrower. Total unfunded lines of credit outstanding as of December 31, 1994 were approximately $6,805. The Bank also offers credit cards to its customers; unfunded lines of credit outstanding under credit card agreements were approximately $2,263 at December 31, 1994.

The Bank uses the same credit policies in making commitments and issuing standby letters of credit as it does for on-balance-sheet instruments. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include certificates of deposit, accounts receivable, inventory, property, plant and equipment, and income-producing properties. There are no commitments which present an unusual risk to the Bank, and no material losses are anticipated as a result of these transactions.

The principal source of liquidity for Progressive is core deposits. Progressive has none of its deposits brokered or purchased in the national market. At December 31, 1994, 30% of Progressive's interest-bearing deposits were equal to or exceeded $100. In management's opinion, funding and liquidity at Progressive is adequate to meet its current financial commitments.

12.  EMPLOYEE BENEFIT PLANS:

Effective January 1, 1988, the Company adopted a defined contribution savings plan for its employees. Under the terms of the plan, the Company makes a matching contribution of no less than 40% of the first 3% of the employee's compensation contributed.
For both 1994 and 1993, the employer made discretionary contributions as authorized by the Board of Directors of 200% of the first 4% and 3%, respectively, of the employees' compensation contributed, resulting in contributions of $119 and $76, respectively. The Company offers no postretirement benefits to its employees.

The Chief Executive Officer has an employment agreement which provides for a payment of three years' salary upon change of control of the Company. In addition, retention agreements were adopted in 1994 to encourage certain other officers of the Bank to continue their employment with the Bank in the context of ongoing merger discussions between the Company and certain non-affiliated financial institutions. These agreements were executed primarily to maintain stability within the organization and reduce the risk of loss of key members of management before consummation of any potential merger or acquisition of the Company. The retention agreements, including the Chief Executive's employment agreement, provide that if the Officers and Executive Officers remain with the Bank through the consummation of a merger, and certain other conditions are satisfied, they would receive additional compensation aggregating approximately $862. This amount will be recorded as compensation expense upon consummation of the merger discussed in Note 2.

13.  PARENT COMPANY ONLY FINANCIAL INFORMATION:

Condensed financial statements of Progressive Bancorporation, Inc., parent company only, follow:


                       PROGRESSIVE BANCORPORATION, INC.


                            CONDENSED BALANCE SHEETS

                       AS OF DECEMBER 31, 1994 AND 1993

                             (Dollars in Thousands)


                                                          1994     1993

ASSETS:
 Cash and temporary investments held at subsidiary bank  $   289  $  1,136
 Investment securities                                       395      -
 Investment in subsidiary bank                            11,306     9,706
 Goodwill                                                    493       612
 Other assets                                                188       124
           Total assets                                  $12,671  $ 11,578

LIABILITIES:
 Deferred tax liability                                  $  -     $  2,261
 Notes payable                                             2,735     1,003
 Liability for stock subject to transfer                    -        1,889
 Other liabilities                                            42       123
           Total liabilities                               2,777     5,276

SHAREHOLDERS' EQUITY:
 Preferred stock                                             130       130
 Common stock                                                 65        65
 Paid-in capital                                           2,016     2,016
 Retained earnings                                         8,233     4,114
 Unrealized loss on available for sale securities           (525)     -
 Treasury stock                                              (25)      (23)
           Total shareholders' equity                      9,894     6,302
           Total liabilities and shareholders' equity    $12,671  $ 11,578




                       PROGRESSIVE BANCORPORATION, INC.


                        CONDENSED STATEMENTS OF INCOME

             FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                            (Dollars in Thousands)


                                                     1994     1993     1992

REVENUES:
 Other income                                    $    29  $    34  $    28
                                                      29       34       28

EXPENSES:
 Interest and other expenses                         519      659      534
 Amortization of purchase accounting adjustments     127      122      122
 Stock subject to transfer expense                   797    1,167      865
LOSS BEFORE TAXES, DIVIDENDS, EQUITY IN
  UNDISTRIBUTED INCOME OF SUBSIDIARY BANK AND
  EXTRAORDINARY ITEM                                (768)  (1,133)    (837)

BENEFIT FOR INCOME TAXES                           2,021       82    1,169

DIVIDENDS FROM SUBSIDIARY BANK                     1,339      446     -

EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARY
  BANK                                             2,124    1,996    1,481

NET INCOME BEFORE EXTRAORDINARY ITEM               4,716    1,391    1,813

EXTRAORDINARY ITEMS:
 Debt forgiveness                                   -        -       5,314
 Debt extinguishment                                (597)    (143)    -

NET INCOME                                       $ 4,119  $ 1,248  $ 7,127




                       PROGRESSIVE BANCORPORATION, INC.


                      CONDENSED STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                            (Dollars in Thousands)


                                                                  1994     1993     1992
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income                                                     $ 4,119  $ 1,248  $ 7,127
 Adjustments to reconcile net income to cash provided by
   operating activities:
  Amortization of purchase accounting adjustments                   127      122      122
  Accretion of note payable discount                                 62      186       91
  Equity in subsidiary Bank's net income                         (3,463)  (2,442)  (1,481)
  Extraordinary gain on forgiveness of debt                        -        -      (5,314)
  Extraordinary loss on early extinguishment of debt                597      143     -
  Decrease in other assets                                          (72)    -         (20)
  Increase (decrease) in liability for stock subject to transfer (1,889)     386      269
  Increase (decrease) in other liabilities                       (1,885)      66      230

         Net cash provided by (used in) operating activities     (2,404)    (423)   1,024

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of investment securities                                 (395)   -         -

CASH FLOWS FROM FINANCING ACTIVITIES:
 Payment of notes payable                                        (3,285)    (446)    -
 Net proceeds on debt restructure                                 3,900    -          579
 Purchase of preferred stock                                       -         (24)    -
 Purchase of treasury stock                                          (2)     (23)    -
 Dividends from subsidiary bank                                   1,339      446     -

         Net cash provided by (used in) financing activities      1,952      (47)     579

NET INCREASE (DECREASE) IN CASH                                    (847)    (470)   1,603

CASH AT BEGINNING OF YEAR                                         1,136    1,606        3

CASH AT END OF YEAR                                             $   289  $ 1,136  $ 1,606

CASH INTEREST EXPENSES PAID                                     $   293  $   268  $   135

CASH INCOME TAXES PAID                                          $ 1,299  $   259  $     4


14.  BANK ONLY FINANCIAL INFORMATION:

The condensed balance sheets and statements of income of Progressive Bank and Trust follow:




                       PROGRESSIVE BANK AND TRUST COMPANY


                            CONDENSED BALANCE SHEETS

                        AS OF DECEMBER 31, 1994 AND 1993

                             (Dollars in Thousands)

                                   ASSETS

                                                                     1994       1993
CASH AND DUE FROM BANKS                                              $  9,342   $  4,098
INVESTMENTS, at cost                                                     -        52,995
INVESTMENTS, available for sale                                        22,881       -
INVESTMENTS, held to maturity                                          25,261       -
LOANS                                                                  79,773     73,032
 Less-Reserve for possible loan losses                                 (1,216)    (1,856)

            Net loans                                                  78,557     71,176

BANK PREMISES AND EQUIPMENT                                             3,231      2,989
OTHER REAL ESTATE                                                         302        319
ACCRUED INTEREST RECEIVABLE                                               908        869
OTHER ASSETS                                                              510        122

            Total assets                                            $ 140,992  $ 132,568


                           LIABILITIES AND SHAREHOLDER'S EQUITY

DEPOSITS:
 Non-interest bearing                                               $  21,729  $  18,202
 Interest bearing                                                     100,321     96,600

            Total deposits                                            122,050    114,802

REPURCHASE AGREEMENTS                                                    -         1,000
OTHER BORROWED MONEY                                                    6,196      5,612
ACCRUED TAXES, INTEREST AND EXPENSES                                    1,066      1,056

            Total liabilities                                         129,312    122,470

SHAREHOLDER'S EQUITY:
 Common stock, $500 par value at December 31, 1994 and 1993,
  2,232 shares issued and outstanding at December 31, 1994 and 1993     1,116      1,116
 Paid-in capital                                                        3,883      3,883
 Unrealized loss on available for sale securities                        (525)      -
 Retained earnings                                                      7,206      5,099

            Total shareholder's equity                                 11,680     10,098

            Total liabilities and shareholder's equity              $ 140,992  $ 132,568



                       PROGRESSIVE BANK AND TRUST COMPANY


                         CONDENSED STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                             (Dollars in Thousands)



                                                                     1994       1993
INTEREST INCOME:
 Interest and fees on loans                                          $  7,858   $  7,691
 Interest on securities-
   U. S. Treasury and agencies                                          2,732      2,969
   State and municipal                                                    762        596
 Interest on other investments                                            637       -
 Interest on deposits with banks                                          125         87

            Total interest income                                      12,114     11,343

INTEREST EXPENSE:
 Interest on deposits                                                   3,931      3,939
 Interest on Federal funds purchased and repurchase agreements             16         24
 Interest on other borrowings                                             335        339

            Total interest expense                                      4,282      4,302

NET INTEREST INCOME                                                     7,832      7,041

PROVISION FOR POSSIBLE LOAN LOSSES                                       (648)       168

NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE LOAN LOSSES            8,480      6,873

OTHER OPERATING INCOME:
 Service charges on deposit accounts                                      931        933
 Net securities gains (losses)                                           (124)        63
 Other income                                                             547        466

            Total other operating income                                1,354      1,462

NON-INTEREST EXPENSE:
 Salaries and benefits                                                  2,582      2,228
 Occupancy expense                                                        620        486
 Data processing fees to an affiliate                                    -           265
 Other operating expenses                                               1,761      1,927

            Total non-interest expense                                  4,963      4,906

INCOME BEFORE INCOME TAXES                                              4,871      3,429

PROVISION FOR INCOME TAXES:
 Current                                                                1,125        977
 Deferred                                                                 300         27
                                                                        1,425      1,004
NET INCOME                                                           $  3,446   $  2,425


                                      APPENDIX A



                             AGREEMENT AND PLAN OF MERGER
                                          OF
                           PROGRESSIVE BANCORPORATION, INC.
                                    WITH AND INTO
                                 HIBERNIA CORPORATION


               AGREEMENT AND PLAN OF MERGER dated as of December 1, 1994 (this "Agreement"), adopted and made by and between Progressive Bancorporation, Inc. ("Progressive") and Hibernia Corporation ("Hibernia").

               Progressive  is a  corporation duly  organized and  existing under the laws of the State of Louisiana; has its registered office at One Progressive Square, Houma, Louisiana 70630; and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). The presently authorized capital stock of Progressive is 3,000,000 shares, consisting of 1,000,000 shares of preferred stock, par value $1.00 per share and 2,000,000 shares of common stock, par value $0.10 per share ("Progressive Common Stock"). As of September 30, 1994, 225,000 shares of Class A Preferred Stock ("Progressive Preferred Stock") had been established and 651,312 shares of Progressive Common Stock had been issued, 129,644 shares of Progressive Preferred Stock and 617,670 shares of Progressive Common Stock were outstanding, and 33,642 shares of Progressive Common Stock were held in Progressive's treasury. All outstanding shares of Progressive's capital stock have been duly issued and are validly outstanding, fully paid, and nonassessable. Progressive Common Stock and Progressive Preferred Stock are the only voting securities of Progressive authorized, issued, or outstanding, and there are no existing options, warrants, calls, or commitments of any kind obligating Progressive to issue any share of its capital stock or any other security of which it is or will be the issuer. None of the shares of Progressive's capital stock has been issued in violation of preemptive rights of shareholders. Progressive owns 100 percent of the outstanding voting shares of Progressive Bank and Trust Company, ("Bank"), a banking corporation duly organized and existing under the laws of the State of Louisiana.

                    Hibernia is a corporation duly organized and existing under the laws of the State of Louisiana; has its registered office at 313 Carondelet Street, New Orleans, Louisiana 70130; and is a bank holding company within the meaning of the Bank Holding Company Act. Hibernia owns all of the issued and outstanding shares of capital stock of Hibernia National Bank ("HNB"). The presently authorized capital stock of Hibernia is

                                         A-1












          300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value, and 200,000,000 shares of Class A voting common stock, no par value (the Class A voting common stock being referred to hereinafter as "Hibernia Common Stock"). As of September 30, 1994, no shares of Hibernia's preferred stock were outstanding, 96,924,803 shares of Hibernia Common Stock were outstanding, and no shares of Hibernia Common Stock were held in Hibernia's treasury. All outstanding shares of Hibernia Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The foregoing are the only voting securities of Hibernia authorized, issued or outstanding and there are no existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer, except that Hibernia has authorized or reserved 1,711,428 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 1,555,212 shares of Hibernia Common Stock were outstanding as of September 30, 1994, 3,849,787 (as adjusted) shares of Hibernia Common Stock for issuance under its 1992 Long-Term Incentive Plan, pursuant to which options covering 2,539,646 shares of Hibernia Common Stock were outstanding as of September 30, 1994, 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Director Stock Option Plan, pursuant to which options covering 155,000 shares of Hibernia Common Stock are outstanding on the date hereof, 523,783 shares of Hibernia Common Stock are available for issuance pursuant to Hibernia's Dividend Reinvestment and Stock Purchase Plan. Mergers that have been consummated with Commercial Bancshares, Inc., Bastrop National Bank, First Bancorp of Louisiana, Inc. and First Continental Bancshares, Inc. will result in the issuance of an aggregate of approximately 1.5 million additional shares. Pending mergers with Pioneer Bancshares Corporation, First State Bank and Trust Company, American Bank and STABA Bancshares, Inc. will result in the issuance of an estimated approximately 10.9 million shares of Hibernia Common Stock. None of the shares of Hibernia's capital stock has been issued in violation of preemptive rights of shareholders.

               HNB is a national banking association organized and existing under the laws of the United States of America having its principal registered office at 313 Carondelet Street, New Orleans, Louisiana 70130. All of the issued and outstanding shares of capital stock of HNB are owned by Hibernia. HNB is (i) an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and (ii) has been duly organized and is validly existing as a national bank under the laws of the United States, and has full authority to conduct its business as and where currently conducted.

               The Boards of Directors of Progressive and Hibernia have duly approved this Agreement and have authorized the execution

                                         A-2












          hereof by Progressive's President and Hibernia's President and Chief Executive Officer, respectively. Progressive will direct that this Agreement be submitted to a vote of its shareholders in accordance with Part XI of the Louisiana Business Corporation Law ("LBCL") and the terms of this Agreement.

               In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement for the merger of Progressive with and into Hibernia and prescribe the terms and conditions of such merger and the mode of carrying it into effect, which shall be as follows:

                1.  The  Merger.   On  the  Effective Date  (as  defined in
          Section 14 hereof), Progressive shall be merged with and into Hibernia under the Articles of Incorporation of Hibernia, pursuant to the provisions of, and with the effect provided in,
          Part XI of the LBCL (the "Merger") and the Merger Agreement in substantially the form of Exhibit 1 hereto (the "Merger Agreement").

                2. Hibernia Capital Stock. The shares of the capital stock of Hibernia issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

                3.  Progressive Securities.

                    3.1. Conversion. On the Effective Date and subject to the provisions of Section 3.7 hereof,

                    (a) each share of Progressive Common Stock issued and outstanding immediately prior to the Effective Date, other than
          (i) shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 12:131 of the LBCL and (ii) shares owned beneficially by Hibernia or its subsidiaries, shall, by virtue of the Merger automatically and without any action on the part of the holder thereof, become and be converted into the number of shares of Hibernia Common Stock that equals the Exchange Rate set forth in Section 3.8 hereof;

                    (b) each share of Progressive Preferred Stock issued and outstanding immediately prior to the Effective Date, other than shares owned beneficially by Hibernia or its subsidiaries, shall, by virtue of the Merger automatically and without any action on the part of the holder thereof, become and be converted into the right to receive cash in the amount of $12.50 per share plus all accumulated and unpaid dividends thereon as calculated in accordance with Section 4.2.1.3 of the Articles of Incorporation of Progressive in existence as of the date of this Agreement;



                                         A-3












                    (c) holders of certificates which represent shares of Progressive Common Stock or Progressive Preferred Stock outstanding immediately prior to the Effective Date ("Old Certificates") shall cease to be, and shall have no rights as, shareholders of Progressive;

                    (d) each share of Progressive Common Stock and Progressive Preferred Stock held in the treasury of Progressive or owned beneficially by Hibernia or any of its subsidiaries shall be cancelled; and

                    (e) Old Certificates shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for, in the case of Progressive Common Stock, new certificates for the number of whole shares of Hibernia Common Stock to which such holders shall be entitled in accordance with the Exchange Rate set forth in Section 3.8 and a check representing cash paid in lieu of fractional shares as provided in Section 3.2 hereof and, in the case of Progressive Preferred Stock, cash as provided in paragraph (b) hereof.

                    3.2. Fractional Shares. Each holder of Old Certificates representing shares of Progressive Common Stock who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock (after taking into account all shares of Progressive Common Stock represented by the Old Certificates then delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the average of the mean of high and low prices of one share of Hibernia Common Stock for the ten business days preceding the Effective Date as reported in The Wall Street Journal, and no such holder shall be entitled to dividends, voting rights or any other right of shareholders in respect of any fractional share.

                    3.3. Transmittal Materials. As promptly as practicable after the Effective Date, Hibernia shall send or cause to be sent to each former shareholder of record of Progressive transmittal materials for use in exchanging Old Certificates for, in the case of Progressive Common Stock, certificates representing Hibernia Common Stock and a check representing cash paid in lieu of fractional shares, if any, and, in the case of Progressive Preferred Stock, cash as herein provided. The letter of transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of the consideration to be received with respect thereto. If any certificate for shares of Hibernia Common Stock is to be issued in a name other than that in which an Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps

                                         A-4












          to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the exchange agent to be appointed by Hibernia in connection with such exchange (the "Exchange Agent") that such taxes are not payable.

                    3.4. Rights as Shareholders. Former holders of Progressive Common Stock will be able to vote after the Effective Date at any meeting of Hibernia shareholders or pursuant to any written consent procedure the number of whole shares of Hibernia Common Stock into which their shares of Progressive Common Stock are converted, regardless of whether they have exchanged their Old Certificates. Whenever a dividend is declared by Hibernia on the Hibernia Common Stock after the Effective Date, the declaration shall include dividends on all shares issuable hereunder, but no shareholder will be entitled to receive his distribution of such dividends until physical exchange of his Old Certificates shall have been effected. Upon physical exchange of his Old Certificates, any such person shall be entitled to receive from Hibernia an amount equal to all dividends (without interest thereon and less the amount of taxes, if any, that may have been withheld, imposed or paid thereon) declared, and for which the payment has occurred, on the shares represented thereby.

                    3.5. Cancellation of Old Certificates. On and after the Effective Date there shall be no transfers on the stock transfer books of Progressive of the shares of Progressive Common Stock or Progressive Preferred Stock which were issued and outstanding immediately prior to the Effective Date. If, after the Effective Date, Old Certificates are properly presented to Hibernia, they shall be cancelled and exchanged for, in the case of Progressive Common Stock, certificates representing shares of Hibernia Common Stock and a check representing cash paid in lieu of fractional shares and, in the case of Progressive Preferred Stock, cash as herein provided. Any other provision of this Agreement notwithstanding, neither the Exchange Agent nor any party hereto shall be liable to a holder of Progressive Common Stock or Progressive Preferred Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

                    3.6.   Further Assistance.   From time to  time, as and
          when requested by Hibernia and to the extent permitted by Louisiana law, the officers and directors of Progressive last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to Hibernia title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of Progressive, and otherwise to carry out the purposes of this Agreement.

                                         A-5












                    3.7. Dissenters' Shares. Shares of Progressive Common Stock held by any holder having rights of a dissenting shareholder as provided in Part XIII of the LBCL, who shall have properly objected to the Merger and who shall have properly demanded payment on his stock in accordance with and subject to the provisions of Section 12:131 of the LBCL, shall not be converted as provided in Section 3.1 hereof until such time as such holder shall have failed to perfect, or shall have effectively lost, his right to appraisal of and payment for his shares of Progressive Common Stock at which time such shares shall be converted as provided in Section 3.1 hereof.

                    3.8. Exchange Rate. The Exchange Rate shall be the number that is obtained by dividing 2,500,000 by the total number of issued and outstanding shares of Progressive Common Stock on the Closing Date.


                4. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Hibernia in force immediately prior to the Effective Date shall on and after the Effective Date continue to be the Articles of Incorporation and Bylaws of Hibernia, respectively, unless altered, amended or repealed in accordance with applicable law.

                5. Employees. Hibernia shall cause to be provided as soon as practicable after the Effective Date for the employees of Progressive and Bank immediately prior to the Effective Date the employee benefits then made available to employees of Hibernia and its subsidiaries, subject to the terms and conditions under which those employee benefits are made available to such employees; provided, however, that for purposes of determining the eligibility of an employee of Progressive or Bank (or both) to receive, and the benefits to which such employee shall be entitled, under Hibernia's benefits plans after the Effective Date, any period of employment of such employee with Progressive or Bank shall be deemed equivalent to having been employed for that same period by Hibernia and/or its subsidiaries.

                6. Negative Covenants. From the date hereof until the Effective Date, or until the termination of this Agreement, Progressive covenants and agrees that it will not do, or agree to commit to do, and Progressive will cause Bank not to do and not to agree or commit to do, without the prior written consent of Hibernia, any of the following:

                    (a) in the case of Progressive (and not Bank), make, declare, set aside or pay any dividend, other than regularly declared dividends in accordance with past practice, or declare or make any distribution on, or directly or indirectly combine, redeem, purchase or otherwise acquire, any shares of Progressive Common Stock (other than in a fiduciary capacity);

                                         A-6












                    (b) authorize the creation or issuance of or issue any additional shares of its capital stock, or any options, calls, warrants, stock appreciation rights or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, shares of its capital stock;

                    (c) except as otherwise contemplated in this Agreement, enter into any employment contracts with, increase the rate of compensation of, or pay or agree to pay any bonus to, any of its directors, officers or employees, except in accordance with the existing policy and past practices;

                    (d) enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

                    (e) other than as contemplated hereby, (i) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) amend its or Bank's Articles of Incorporation or Association or Bylaws, (iii) impose, or suffer the imposition, on any share of stock held by Progressive in Bank, of any material lien, charge, or encumbrance, or permit any such lien, except as disclosed in
          Schedule 7.3 hereto, to exist, (iv) establish or add any automatic teller machines or branch or other banking offices, except as disclosed on Schedule 6(e) hereto, (v) make any capital expenditures in excess of $100,000, (vi) sell assets, including but not limited to, loans or securities (other than securities listed as held for sale on the Progressive Financial Statements), for the purpose of taking profits or (vii) take any action that would materially and adversely affect the ability of any party hereto to obtain the approvals necessary for consummation of the transactions contemplated hereby or that would materially and adversely affect Progressive's ability to perform its covenants and agreements hereunder;

                    (f)   except with respect to  transactions contemplated
          hereby, merge with any other corporation or bank or permit any other corporation or bank to merge into it or consolidate with any other corporation or bank; acquire control over any other firm, bank, corporation or organization or create any subsidiary (except in a fiduciary capacity or in connection with foreclosures in bona fide loan transactions); liquidate; or sell or dispose of any assets or acquire any assets, otherwise than in the ordinary course of its business consistent with its past practice; or

                                         A-7












                    (g) knowingly fail to comply with any laws, regulations, ordinances, or governmental actions applicable to it and to the conduct of its business in a manner significant, material and adverse to its business.

                7.  Representations   and    Warranties   of   Progressive.
          Progressive (and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

                    7.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

                    7.2. Organization and Qualification. Progressive is a corporation and Bank is a Louisiana banking association duly organized, validly existing, and in good standing under the laws of the State of Louisiana. Each of Progressive and its direct and indirect subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business, and Progressive has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

                    7.3. Ownership of Other Entities. Except as provided on Schedule 7.3, Progressive does not own, directly or indirectly, 5 percent or more of the outstanding capital stock or other voting securities of any corporation, bank, or other organization except Bank. The authorized capital stock of Bank consists solely of 3,000 shares of common stock, par value of $500.00 per share, of which 2,232 shares of common stock are outstanding and no such shares are held in treasury. The outstanding shares of capital stock of Bank are validly issued and outstanding, fully paid and nonassessable (subject to La. Rev. Statute 6: 262) and, except as provided on Schedule 7.3 hereto, all of such shares are owned by Progressive free and clear of all liens, claims and encumbrances.

                    7.4. Corporate Authorization. The execution, delivery and performance of this Agreement have been authorized by Progressive's Board of Directors, and, subject to the approval of this Agreement by its shareholders in accordance with the LBCL, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by Progressive of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to such shareholder approval and to such regulatory approvals as are required by law, this Agreement is a legal, valid and binding obligation of Progressive, enforceable against Progressive in accordance with its terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable

                                         A-8












          principles in jurisdictions that recognize a distinction between law and equity.

                    7.5.  No  Conflicts.  Except  as disclosed on  Schedule
          7.5 hereto, the execution and delivery of this Agreement by Progressive does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Progressive or Bank or to which Progressive or Bank is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses or results of operations of Progressive and Bank taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of the executive officers of Progressive and Bank, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Progressive or Bank or to which Progressive or Bank is subject, or (iii) a breach or violation of, or a default under, the Articles of Incorporation or Association or Bylaws of Progressive or Bank; and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

                    7.6. Financial Statements; Dividend Restrictions. Progressive has delivered to Hibernia prior to the execution of this Agreement true and correct copies of the following consolidated financial statements (collectively referred to herein as the "Progressive Financial Statements"): Progressive's Consolidated Balance Sheets as of September 30, 1994 and 1993 (unaudited) and December 31, 1993, 1992 and 1991 (audited); Consolidated Statements of Income and Changes in Stockholders' Equity and Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1992 and 1991 (audited), and Consolidated Statements of Income for the nine-month periods ended September 30, 1994 and 1993 (unaudited). Each of the Progressive Financial Statements (including the related notes) fairly presents the consolidated results of operations of Progressive and Bank for the respective periods covered thereby and the consolidated financial condition of Progressive and Bank as of the respective dates thereof (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Except as disclosed in the Progressive Financial Statements, including the notes thereto, or Schedule
          7.6  hereto, and except as  otherwise required by this Agreement,

                                         A-9












          there are no restrictions in any note, indenture, agreement, statute or otherwise (except for statutes or regulations applicable to Louisiana corporations or banks generally) precluding Progressive or Bank from paying dividends, in each case when, as and if declared by its Board of Directors.

                    7.7. No Material Adverse Change. Since September 30, 1994, there has been no event or condition of any character (whether actual, or to the knowledge of the executive officers of Progressive or Bank, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Progressive, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, or business of Progressive or Bank, excluding changes in laws or regulations that affect banking institutions generally.

                    7.8. Litigation and Proceedings. Except as set forth on Schedule 7.8 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending against Progressive that in the opinion of the executive officers of Progressive and Bank is likely to have a material and adverse effect on the business, results of operations or financial condition of Progressive and Bank taken as a whole, and, to the best of their knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated. Except as disclosed on Schedule 7.8 hereto, no member of Progressive's consolidated group is subject to any written agreement, memorandum, or order with or by any bank or bank holding company regulatory authority restricting its operations or requiring any material actions.

                    7.9. Material Contracts. Except for this Agreement and arrangements made in the ordinary course of business or disclosed on Schedule 7.9 hereto, neither Progressive nor Bank is bound by any material contract to be performed after the date hereof that is not terminable by Progressive or Bank without penalty or liability on thirty days prior notice.

                    7.10. Brokers' or Finders' Fees. No agent, broker, investment banker, investment or financial advisor or other person acting on behalf of Progressive or Bank or under their authority is entitled to any commission, broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement, except that Progressive has engaged Montgomery Securities in connection with the Merger and has agreed to compensate Montgomery Securities for such services. A copy of the Agreement by which Progressive has engaged Montgomery Securities is attached hereto as Exhibit 7.10 and contains all agreements between Progressive and Montgomery Securities relating to services in connection with the Merger and compensation therefor.

                                         A-10













                    7.11.  Contingent Liabilities.   Except as disclosed on
          Schedule 7.11 hereto or as reflected in the Progressive Financial Statements and except in the case of Bank for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of September 30, 1994, neither Progressive nor Bank have any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to Progressive and Bank taken as a whole and there does not exist a set of circumstances resulting from transactions effected or events occurring prior to, on, or after September 30, 1994, or from any action omitted to be taken during such period that, to the knowledge of the executive officers of Progressive and Bank, could reasonably be expected to result in any such material obligation or liability.

                    7.12. Tax Liability. The amounts set up as liabilities for taxes in the Progressive Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

                    7.13. Material Obligations Paid. Since September 30, 1994, neither Progressive nor Bank has incurred or paid any obligation or liability that would be material to Progressive on a consolidated basis, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with its past practices.

                    7.14. Tax Returns; Payment of Taxes. All federal, state, local, and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of Progressive or Bank have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before December 31, 1993, and all returns filed are complete and accurate to the best information and belief of the executive officers of Progressive; all taxes shown on filed returns have been paid. As of the date hereof, there is no audit, examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to Progressive or Bank except as reserved against in the Progressive Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and Progressive's reserves for bad debts at December 31, 1993, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions

                                         A-11












          of Section 585 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

                    7.15. Loans. To the knowledge and belief of the executive officers of Progressive and Bank, each loan reflected as an asset of Progressive in the Progressive Financial Statements, as of September 30, 1994, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset or counterclaim known to the executive officers of Progressive and Bank, except as disclosed in writing to Hibernia on or prior to the date hereof.

                    7.16. Allowance for Loan Losses. The allowances for possible loan losses shown on the balance sheets of Progressive as of September 30, 1994, are adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of September 30, 1994, and each such allowance has been established in accordance with GAAP.

                    7.17.  Title to Assets; Adequate Insurance Coverage.

                    (a) As of September 30, 1994, Progressive and Bank had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected in the Progressive Financial Statements, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the Progressive Financial Statements or which secure deposits of public funds as required by law; (ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after September 30, 1994, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. Progressive and Bank own, or have valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its business. Any real property and other material assets held under lease by Progressive or Bank are held under valid, subsisting and enforceable  leases with such exceptions  as are not material and

                                         A-12












          do not interfere with the use made or proposed to be made by Hibernia in such lease of such property.

                    (b) With respect to each lease of any real property or a material amount of personal property to which Progressive or Bank is a party, except for financing leases in which Progressive or Bank is lessor: (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (ii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) neither the Merger nor the merger of Bank and HNB will constitute a default or a cause for termination or modification of such lease.

                    (c) Neither Progressive nor Bank has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

                    (d) To the knowledge and belief of the executive officers of Progressive and Bank, the policies of fire, theft, liability and other insurance, including fidelity bonds, maintained with respect to the assets or businesses of Progressive and Bank provide adequate coverage against loss.

                    7.18. Employee Plans. To the knowledge and belief of the executive officers of Progressive and Bank, Progressive, Bank, and all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover one or more employees employed by Progressive or Bank:

                         (i) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

                         (ii) has received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any such governmental authority with respect to its assets or business.



                                         A-13












                    7.19. Copies of Employee Plans. On or prior to the date hereof, Progressive has provided Hibernia with true, complete and accurate copies of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, savings, stock appreciation right or profit-sharing plans, any employment, deferred compensation, consultant, severance, bonus, or collective bargaining agreement or group insurance contract, or any other incentive, welfare, or employee benefit plan or agreement maintained by it or Bank for its or Bank's employees or former employees.

                    7.20. Plan Liability. Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under section 4971 of the Internal Revenue Code, all of which have been fully paid, neither Progressive nor Bank has any liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code.

                    7.21. No Default. Except as disclosed in the Progressive Financial Statements, neither Progressive nor Bank is in default in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

                    7.22. Minutes. Within thirty days after the date hereof, Progressive will make available to Hibernia, for inspection pursuant to the terms of Section 9.5 hereof, the minutes of meetings of Progressive's and Bank's Boards of Directors and all committees thereof held prior to the date hereof, which minutes are complete and correct in all respects and fully and fairly present the deliberations and actions of such Boards and committees.

                    7.23.  Insurance Policies.  Attached hereto as Schedule
          7.23 is a schedule detailing all policies of fire, theft, public liability, and other insurance (including without limitation fidelity bonds and directors and officers liability insurance) maintained by Progressive or Bank at the date hereof. Except as disclosed on Schedule 7.23 hereto, neither Progressive nor Bank has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Progressive nor Bank has been refused any insurance coverage sought or applied for, and the executive officers of Progressive and Bank have no reason to

                                         A-14












          believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that do not result from any extraordinary loss experience of Progressive or Bank.

                    7.24.    Investments.   Except  for  pledges to  secure
          public or trust deposits, none of the investments reflected in the Progressive Financial Statements under the heading "Investment Securities," and none of the investments made by Progressive or Bank since September 30, 1994, and none of the assets reflected in the Progressive Financial Statements under the heading "Cash and Due From Banks," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of Progressive or Bank freely to dispose of such investment at any time. With respect to all repurchase agreements to which Progressive or Bank is a party, Progressive or Bank, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of the debt secured by such collateral under such agreement.

                    7.25. Environmental Matters. Neither Progressive nor Bank nor, to the knowledge of the executive officers of Progressive and Bank, any previous owner or operator of any properties at any time owned (including any properties owned as a result of foreclosure of a loan, whether still owned or subsequently resold) leased, or occupied by Progressive or Bank or used by Progressive or Bank in their respective business ("Progressive Properties") used, generated, treated, stored, or disposed of any hazardous waste, toxic substance, or similar materials on, under, or about Progressive Properties except in material compliance with all applicable federal, state, and local laws, rules, and regulations pertaining to air and water quality, hazardous waste, waste disposal, air emissions, and other
          environmental   matters   ("Environmental   Laws").       Neither
          Progressive nor Bank has received any notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to waste generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or clean-up of any site relating to Progressive Properties.

                8.  Representations and Warranties  of Hibernia.   Hibernia
          (and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

                    8.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.


                                         A-15












                    8.2. Organization and Qualification. Hibernia is a corporation, and HNB is a national banking association, duly organized, validly existing and in good standing under the laws of the State of Louisiana and the United States, respectively. Each of Hibernia and its material subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business, and Hibernia has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

                    8.3. Shares Fully Paid and Non Assessable. The outstanding shares of capital stock of Hibernia Corporation and HNB are validly issued and outstanding, fully paid and nonassessable (subject, in the case of HNB, to 12 U.S.C. 55) and all of such shares of HNB are owned directly or indirectly by Hibernia free and clear of all liens, claims, and encumbrances. The shares of Hibernia Common Stock to be issued in connection with the Merger pursuant to this Agreement will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

                    8.4. Due Authorization. The execution, delivery and performance of this Agreement have been authorized by Hibernia's Board of Directors, and, subject to the regulatory and other approvals required by Section 12 hereof, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by Hibernia of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to receipt of the regulatory and other approvals required by Section 12 hereof, this Agreement is a legal, valid, and binding obligation of Hibernia enforceable against Hibernia in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

                    8.5.   No Conflicts.   Except as disclosed  on Schedule
          8.5 hereto, the execution and delivery of this Agreement by Hibernia does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or by which Hibernia or any of its subsidiaries is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses, or results of operations of Hibernia and its subsidiaries taken as a whole or on the transactions contemplated

                                         A-16












          hereby, (ii) to the best of the knowledge of Hibernia's management, a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or to which Hibernia or any of its subsidiaries is subject, or (iii) a breach or violation of, or a default under the Articles of Incorporation or Association or Bylaws of Hibernia, or of its subsidiaries, and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture, or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

                    8.6. Reports of Hibernia. As of their respective dates, none of its Annual Report on Form 10-K for the fiscal year ended December 31, 1993, its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1994, and its proxy statement for its 1994 annual meeting of shareholders, each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC"), and its annual report to shareholders for the fiscal year ended December 31, 1993, and its quarterly report to shareholders for the period ended September 30, 1994 (collectively, the "Hibernia Reports"), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact or circumstance that, individually or in the aggregate, materially and adversely has affected or is so affecting, or, in the opinion of the executive officers of Hibernia, may reasonably be expected in the future to so affect, the business, financial condition, net worth, properties, prospects or results of operations of Hibernia and its subsidiaries, taken as a whole, that has not been disclosed in the Hibernia Reports. Each of the balance sheets in or incorporated by reference into the Hibernia Reports (including the related notes) fairly presents the financial position of the entity or entities to which it relates as of its date and each of the statements of income and stockholders' equity and statement of cash flows or equivalent statements in the Hibernia Reports (including any related notes and schedules) fairly presents the results of operations and changes in stockholders' equity, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Copies of the Hibernia Reports have been furnished to Progressive on or before the date hereof.


                                         A-17












                    8.7. No Material Adverse Change. Since September 30, 1994, there has been no event or condition of any character (whether actual, or to the knowledge of Hibernia or HNB, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of Hibernia or HNB, excluding changes in laws or regulations affecting banking institutions generally.

                    8.8. Loans. To the best knowledge and belief of its management, and management of HNB, each loan reflected as an asset of Hibernia in the unaudited consolidated balance sheet contained in Hibernia's quarterly report to shareholders for the period ended September 30, 1994, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, and no loan is subject to any asserted defense, offset, or counterclaim known to Hibernia, except as disclosed on Schedule 8.8 hereto.

                    8.9. Allowance for Loan Losses. The allowances for possible loan losses shown on the balance sheets of Hibernia as of September 30, 1994, are adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of September 30, 1994, and each such allowance has been established in accordance with GAAP.

                    8.10.   Litigation.   Except  as disclosed  on Schedule
          8.10 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending that in the opinion of its management is likely to have a material and adverse effect on the business, results of operations or financial condition of Hibernia and its subsidiaries taken as a whole, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated. Except as disclosed on
          Schedule 8.10, neither Hibernia nor HNB is subject to any written agreement, memorandum or order with or by any bank or bank holding company regulatory authority that materially restricts its operations or requires any material actions.

                    8.11. Environmental Matters. Hibernia and HNB are in material compliance with all environmental laws and regulations applicable to them as to which failure to comply could be reasonably anticipated to result in a material adverse change in the financial condition of Hibernia or a material loss to Hibernia or HNB.

                    8.12.      Community   Reinvestment   Act   Performance
          Evaluation.   Attached  hereto as  Schedule 8.12  is copy  of the


                                         A-18












          Community Reinvestment Act Performance Evaluation presently in effect with respect to HNB.

                    8.13. Restrictions on Operations or Dividends. There are no regulatory orders or agreements (except for statutes or regulations applicable to Louisiana corporations or national banks generally) restricting the operations of, or precluding the payment of dividends by, Hibernia or HNB.

                9.  Agreements  and  Covenants.   Hibernia  and Progressive
          each hereby agrees and covenants to the other that:

                    9.1. Shareholder Approvals. If required by applicable law, this Agreement shall be submitted to its respective shareholders having voting power at a special meeting called and held in accordance with applicable provisions of law (to be scheduled to the extent possible for the date of the shareholders' meeting for the other party hereto, if any) at which its shareholders having voting power shall be asked to consider and vote upon this Agreement and the transactions contemplated hereby.

                    9.2. Actions Necessary to Complete Merger. It shall use its best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of this Agreement at the earliest possible date (including obtaining the consent or approval of each governmental authority and individual, partnership, corporation, association, or any other form of business or professional entity whose consent or approval is required for the consummation of the transactions contemplated hereby, requesting the delivery of appropriate opinions and letters from its counsel and recommending that this Agreement be approved by its shareholders and holders of other securities) and cooperate fully with the other party hereto to that end; provided, however, that neither party shall be obligated to take or cause to be taken any action which is or creates a material burden on such party, except to the extent such actions are reasonably anticipated to be required in order to effect the Merger.

                    9.3. Preparation of Registration Statement and Proxy Statement. It shall prepare as promptly as practicable jointly with the other party hereto a proxy statement to be mailed to the shareholders of each party the shareholders of which are to vote upon this Agreement in connection with the transactions contemplated hereby and to be part of a registration statement (the "Registration Statement") to be filed by Hibernia with the SEC pursuant to the Securities Act of 1933, as amended (the "1933 Act") with respect to the shares to be issued in the Merger. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to

                                         A-19












          such effectiveness, up to and including the time of the last shareholder meeting with respect to the transactions contemplated hereby, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by Hibernia relating to Hibernia and by Progressive relating to Progressive, (i) will comply in all material respects with the provisions of the 1933 Act and the rules and regulations of the SEC thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Hibernia will advise Progressive promptly after it receives notice thereof of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Hibernia Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                    9.4. Press Releases and Public Statements. Unless approved by the other party in advance, neither Progressive nor Hibernia will issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law. The parties will cooperate in any public announcements directly related to the Merger; provided, however, that, in the event Hibernia or Progressive determines to file a current report on Form 8-K that discloses only the substantive facts of a previously released press release, such filing may be made without prior consultation with the other party so long as that party is furnished with a copy of such report prior to its filing.

                    9.5.  Material Developments; Access to Information.

                         (i) In order to afford Progressive access to such information as it may reasonably deem necessary to perform its due diligence review with respect to Hibernia and HNB and their assets in connection with the Merger, Hibernia shall (and shall cause HNB to), (A) upon reasonable notice, afford Progressive and its officers, employees, counsel, accountants and other authorized representatives, during normal business hours throughout the period prior to the Effective Date and to the extent consistent with applicable law, access to its premises, properties, books and records, and to furnish Progressive and such representatives with such financial and operating data and other information of any kind respecting its business and properties as Progressive shall from time to time reasonably request to perform such review, (B) furnish Progressive with copies of all reports filed by Hibernia with the SEC throughout

                                         A-20












          the period after the date hereof prior to the Effective Date promptly after such reports are so filed, and (C) promptly advise Progressive of the occurrence before the Effective Date of any event or condition of any character (whether actual or to the knowledge of Hibernia, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of its consolidated group as a whole.

                         (ii) In order to afford Hibernia access to such information as it may reasonably deem necessary to perform any due diligence review with respect to the assets of Progressive and the Bank to be acquired as a result of the Merger, Progressive shall (and shall cause Bank to), upon reasonable notice, afford Hibernia and its officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its and Bank's properties, books, contracts, commitments, loan files, litigation files, and records (including, but not limited to, the minutes of the Boards of Directors of Progressive and Bank and all committees thereof), and it shall (and shall cause Bank to), upon reasonable notice and to the extent consistent with applicable law, furnish promptly to Hibernia such information as Hibernia may reasonably request to perform such review.

                         (iii)  No investigation  pursuant to  this Section
          9.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, either party to this Agreement.

                    9.6.  Prohibited Negotiations.   Prior to the Effective
          Date, neither Progressive nor Bank shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, Progressive or Bank or any business combination with Progressive or Bank other than as contemplated by this Agreement.
          Progressive shall instruct each officer, director, agent, or affiliate of it or Bank to refrain from doing any of the above, and Progressive will notify Hibernia promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, Progressive; provided, however, that nothing contained in this section shall be deemed to prohibit any officer or director of Progressive or Bank from taking any action that, in the opinion of counsel to Progressive or Bank is required by applicable law. In the event such opinion is rendered in writing, Progressive or the Bank, as the case may be,

                                         A-21












          agrees to furnish a copy thereof to Hibernia promptly after its issuance.

                    9.7. Affiliates. Prior to the Closing Date (as defined in Section 14 hereof), Progressive shall deliver to Hibernia a letter identifying all persons whom it believes to be "affiliates" of Progressive for purposes of Rule 145(c) or Rule 144 (as applicable) under the 1933 Act ("Affiliates"). Progressive shall cause each person so identified to deliver to Hibernia prior to the Effective Date a written agreement in substantially the form of Exhibit 9.7 hereto providing, among other things,that such person will not dispose of Hibernia Common Stock received in the Merger except in compliance with the 1933 Act and the rules and regulations thereunder and except in accordance with Section 201.01 of the SEC's Codification of Financial Reporting Policies; provided, however, that Progressive shall have no such obligation to cause any such identified person to deliver to Hibernia such agreement if such person may not lawfully execute such agreement.

                    9.8. Adjustment for Changes in Outstanding Shares. In the event that prior to the Effective Date the outstanding shares of Hibernia Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like changes in Hibernia's capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Hibernia Common Stock to be thereafter delivered pursuant to Section 3.1 hereof.

                    9.9. Accounting Treatment. It shall use its best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment to the extent factors affecting such treatment are within its control.

                    9.10. Cooperation in Bank Merger. Promptly upon request by Hibernia, Progressive shall, and it shall cause Bank to, take any and all necessary or appropriate actions to cause Bank to become merged with and into HNB effective as of, or as soon as practicable after, the Effective Date.

                    9.11. Adoption of Accounting Policies. As soon as practicable after the satisfaction or waiver of all conditions to the Closing set forth in Section 12 of this Agreement and in any event prior to the Effective Date (unless this Agreement is terminated pursuant to Section 13 hereof), Progressive shall, and it shall cause Bank to, take any and all necessary or appropriate actions to adopt all Hibernia accounting procedures and policies (including without limitation those policies pertaining to charged-off and non-accrual assets); provided, however, that no such action taken by Progressive or Bank at the request of

                                         A-22












          Hibernia or HNB pursuant to this Section shall be deemed to be, or be deemed to cause, a breach of any representation or warranty made by Progressive herein.

                    9.12. Covenant to Close. At such time as is deemed appropriate by the parties hereto or as otherwise set forth in this Agreement, and upon satisfaction or waiver of each of the conditions to Closing of the Merger, the parties agree to take such actions as are reasonably necessary or appropriate to effect the Closing and the Merger.

                    9.13. Cooperation in Rule 144 Transfers. Hibernia agrees to use its best efforts to file in a timely manner all materials required to be filed pursuant to Section 13, 14, or 15(d) of the Securities and Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder, so as to continue the availability of Rule 144 for sales of Hibernia Common Stock. In the event of any proposed sale by any former shareholder of Progressive who receives shares of Hibernia Common Stock by reason of the Merger, Hibernia covenants to use its best efforts to cooperate with such shareholder so as to enable such sale to be made in accordance with Rule 144, the requirements of Hibernia's transfer agent and the reasonable requirements of any broker through which such a sale is proposed to be executed, including, but not limited to, furnishing at its expense an opinion of counsel or other statement satisfactory to the transfer agent to the effect that the shares may be transferred, to the extent it is able to furnish such an opinion.

                    9.14. Indemnification of Directors and Officers of Progressive and Bank.

                    (a) For a period of five years from and after the Effective Date of the Merger, Hibernia agrees to indemnify and hold harmless each person who, as of the date immediately prior to the Closing Date, served as an officer or director of Progressive or Bank and such person's estate and heirs (an "Indemnified Person") from and against all damages, liabilities, judgments, and claims (and related expenses including, but not limited to, attorney's fees and amounts paid in settlement) based upon or arising from his capacity as an officer or director of Progressive or Bank, to the same extent as he would have been indemnified under the Articles of Incorporation and/or Bylaws of Hibernia, as such documents were in effect on the date of this Agreement as if he were an officer or director of Hibernia, in the case of a claim against him in his capacity as an officer or director of Progressive, or HNB, in the case of a claim against him in his capacity as an officer or director of the Bank, at all relevant times (regardless of whether such Articles or Bylaws are subsequently amended or repealed); provided, however, that the indemnification provided by this Section shall not apply to any claim against an Indemnified Person if such Indemnified Person

                                         A-23












          knew or should have known of the existence of the claim and failed to make a good faith effort to require Progressive or Bank, as the case may be, to notify its director and officer liability insurance carrier of the existence of such claim prior to the Closing Date.

                    (b) The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation, or reorganization of Hibernia or HNB.

                    (c) The rights to indemnification granted by this subsection 9.14 are subject to the following limitations: (i) the total aggregate indemnification to be provided by Hibernia pursuant to subsection 9.14(a) shall not exceed, as to all of the Indemnified Persons as a group, the sum of $5 million, and Hibernia shall have no responsibility to any Indemnified person for the manner in which such sum is allocated among that group (but nothing in this subsection is intended to prohibit the Indemnified Persons from seeking reallocation among themselves);
          (ii) a director or officer who would otherwise be an Indemnified Person under this subsection 9.14 shall not be entitled to the benefits hereof unless such director or officer has executed a Joinder Agreement (the "Joinder Agreement") in the form of
          Exhibit 9.14 hereto; and (iii) amounts otherwise required to be paid by Hibernia to an Indemnified Person pursuant to this subsection 9.14 shall be reduced by any amounts that such Indemnified Person recovers by virtue of the claim for which other employees and officers indemnification is sought.

                    (d) Hibernia agrees that the $5 million indemnification limit set forth in paragraph (c) of this Section
          9.14 shall not apply to any damages, liabilities, judgments and claims (and related expenses, including but not limited to attorney's fees and amounts paid in settlement) insofar as they arise out of or are based upon (i) the matters for which indemnification is provided in Section 11.2 hereof or (ii) actions or inactions occurring after the Effective Date by any officer, director, or employee of Hibernia or HNB.

               9.15. Retention Agreements and Severance. To the extent not prohibited by applicable law or administrative or court order or decree, Hibernia agrees to assume and pay without modification or amendment all obligations of Progressive and Bank under those certain retention agreements and severance policies identified on
          Schedule 9.15 hereto; provided, however, that Hibernia shall not be obligated to pay any severance or retention payments to any individual who was paid severance or retention amounts, or is entitled to receive severance or retention amounts, in connection with Hibernia's merger with First Continental Bancshares, Inc. and First National Bank of Jefferson Parish or American Bank (Norco).

                                         A-24












               9.16.  Voting of Progressive Shares.  Hibernia agrees  that, in the event either Hibernia or HNB owns any shares of Progressive Common Stock as of the date of the Progressive shareholders' meeting at which approval of the Merger is sought, Hibernia will vote such shares, or cause such shares to be voted, in favor of the Merger.

               10.  Permits,  Consents,  and  Approvals.   As  promptly  as
          practicable after the date hereof:

                    (a) Hibernia shall submit an application to the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Holding Company Act;

                    (b) Hibernia shall submit an application to the Comptroller of the Currency (the "Comptroller") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Merger Act;

                    (c) Progressive shall endeavor to have its Affiliates execute a written agreement in substantially the form of Exhibit
          9.7 hereto; provided, however, that Progressive shall have no such obligation prior to the receipt by the Board of Directors of Progressive of the Fairness Opinion described in Section 12.14 hereof; and

                    (d) Progressive shall endeavor to have each of the directors of Progressive, and each shareholder owning 5 percent or more of the outstanding shares of Progressive Common Stock, execute a written agreement in substantially the form of Exhibit 10(d) hereto; provided, however, that Progressive shall have no such obligation prior to the receipt by the Board of Directors of Progressive of the Fairness Opinion described in Section 12.14 hereof.

               11.     Confidentiality;   Hold  Harmless;   Restriction  on
          Acquisitions.

                    11.1. Confidentiality. For a period of five years after the date hereof, the parties hereto acknowledge that each of them or their representatives or agents has engaged in, and may continue to engage in, certain due diligence reviews and examinations with respect to the other and that, in the course of such reviews and examination, has received or may receive in the future confidential or proprietary information. Hibernia and Progressive agree, on behalf of themselves, and their respective officers, directors, employees, representatives and agents, that they will not use any information obtained pursuant to due diligence investigations for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and, if the Merger is not consummated, will hold all such

                                         A-25












          information and documents in confidence unless and until such time as such information or documents otherwise become publicly available or as it is advised by counsel that any such information or document is required by law to be disclosed, in which event the party required to make such disclosure shall advise and consult with the other party reasonably in advance of such disclosure regarding the information proposed to be disclosed. In the event of the termination of this Agreement, Hibernia and Progressive shall, promptly upon request by the other party, either destroy or return any documents so obtained.

                    11.2. Hold Harmless. Hibernia will indemnify and hold harmless Progressive, each of its directors and officers and each person, if any, who controls Progressive or Bank within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Hibernia shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such amendment or supplement in reliance upon and in conformity with information furnished to Hibernia by Progressive or Bank for use therein. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against Hibernia under this Section, notify Hibernia in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify Hibernia of the commencement thereof, Hibernia shall be entitled to participate therein, and to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from Hibernia to such indemnified party of its election to so assume the defense thereof, Hibernia shall not be liable to such indemnified party under this Section 11.2 for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party; provided, however, that if the defendants in such action include both an indemnified party and any of Hibernia, HNB, or an officer, director, or employee of Hibernia or HNB (collectively, the "Hibernia Group"), and the indemnified party shall have

                                         A-26












          reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to any member of the Hibernia Group, the indemnified party shall have the right to employ separate counsel to represent such indemnified party, and in that event the fees and expenses of such counsel shall be paid by Hibernia.

               12.  Conditions.     The  consummation  of   the  Merger  is
          conditioned upon:

                    12.1. Shareholder Approval; Dissenters. Approval of this Agreement by the required vote of holders of Progressive Common Stock and exercise and perfection of dissenters' rights pursuant to Section 12:131 of the LBCL by holders of Progressive Common Stock holding in the aggregate no more than 10 percent of the Progressive Common Stock outstanding on the Closing Date.

                    12.2. Federal Reserve Board and Comptroller Approvals. Procurement by Hibernia of the approval of the Federal Reserve Board and the Comptroller of the Merger and any and all other transactions contemplated hereby and the agreement of the Federal Reserve Board and the Comptroller to terminate any supervisory orders or agreements pertaining to Progressive or Bank upon consummation of the Merger and all other transactions contemplated hereby.

                    12.3 Other Approvals. Procurement of all other consents and approvals and satisfaction of all other requirements prescribed by law that are necessary to the consummation of the transactions contemplated by this Agreement.

                    12.4. No Restraining Action. No litigation or proceeding initiated by any governmental authority shall be pending before any court or agency that shall present a claim to restrain, prohibit or invalidate the transactions contemplated hereby and neither Hibernia nor Progressive shall be prohibited by any order of any court or other governmental authority from consummating the transactions provided for in this Agreement.

                    12.5. Opinion of Hibernia Counsel. Progressive and its directors shall have received an opinion, dated the Closing Date, of counsel for Hibernia, in form and substance reasonably satisfactory to Progressive as to such matters Progressive may reasonably request with respect to the transactions contemplated hereby.

                    12.6. Opinion of Progressive Counsel. Hibernia, its directors and its officers who sign the Registration Statement shall have received an opinion, dated the Closing Date, of McGlinchey Stafford Lang, a Law Corporation, counsel for Progressive, in form and substance reasonably satisfactory to

                                         A-27












          Hibernia as to such matters Hibernia may reasonably request with respect to the transactions contemplated hereby.

                    12.7.   Representations,  Warranties and  Agreements of
          Progressive. Each of the representations, warranties, and agreements of Progressive contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) and Hibernia shall have received a certificate signed by the President of Progressive, dated the Closing Date, to such effect; Progressive shall have furnished to Hibernia such other certificates as Hibernia shall reasonably request in connection with the Closing (as defined in Section 14 hereof), evidencing compliance with the terms hereof and its status, business and financial condition. Progressive shall have furnished Hibernia with such further documents or other materials as Hibernia shall have reasonably requested in connection with the transactions contemplated hereby.

                    12.8. Representations, Warranties and Agreements of Hibernia. Each of the representations, warranties and agreements of Hibernia contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or the date when made in the case of any representations or warranty which specifically relates to an earlier date) and Progressive shall have received a certificate signed by the President and Chief Executive Officer of Hibernia, dated the Closing Date, to such effect; Hibernia shall have furnished to Progressive such other certificates as Progressive shall reasonably request in connection with the Closing, evidencing compliance with the terms hereof and its status, business and financial condition. Hibernia shall have furnished Progressive with such further documents or other materials as Progressive shall have reasonably requested in connection with the transactions contemplated hereby.

                    12.9. Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and Progressive shall have received a certificate to such effect from the officer of Hibernia designated as its agent for service on the cover page of the Registration Statement (which certificate may be to the knowledge of such officer).

                    12.10. Blue Sky. Hibernia shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.


                                         A-28












                    12.11. Tax Ruling. Progressive shall have received a tax ruling, or in lieu thereof an opinion of a big six public accounting firm or law firm satisfactory to Progressive, satisfactory in form and substance to Progressive, to the effect that the Merger, when consummated in accordance with the terms hereof, will constitute a reorganization within the meaning of
          Section 368(a) of the Internal Revenue Code; that the exchange of Progressive Common Stock to the extent exchanged for Hibernia Common Stock will not give rise to gain or loss to the holders of Progressive Common Stock with respect to such exchange; and that the Louisiana income tax treatment to the holders of Progressive Common Stock and/or Progressive Preferred Stock will be substantially the same as the federal income tax treatment to such shareholders.

                    12.12.   Accounting  Treatment.   The  Merger shall  be
          eligible to be treated as a pooling-of-interests for accounting purposes.

                    12.13 Listing on New York Stock Exchange. The shares of Hibernia Common Stock issuable to the holders of Progressive Common Stock in the Merger shall have been approved for listing on the New York Stock Exchange, Inc. on or before the Closing Date, subject to official notice of issuance.

                    12.14 Fairness Opinion. Progressive shall have received a letter from Montgomery Securities dated prior to the scheduled date of mailing of the Proxy Statement to its shareholders, which had not been withdrawn prior to the Closing Date, to the effect that the consideration to be paid in the Merger, when taken as a whole, is fair to the shareholders of Progressive from a financial point of view.

                    12.15. Assertion of Conditions. A failure to satisfy any of the requirements set forth in Section 12.5, 12.8, 12.11,
          12.13 or 12.14 shall only constitute conditions to consummation of the Merger if asserted by Progressive, and a failure to satisfy any of the requirements set forth in Section 12.6, 12.7, or 12.12 shall only constitute conditions to consummation of the Merger if asserted by Hibernia.

               13. Termination. This Agreement may be terminated prior to the Closing Date, either before or after its approval by the shareholders of the parties hereto, in any of the following events:

                    13.1. Mutual Consent. By the mutual consent of the parties hereto, if the Board of Directors of each party so determines by vote of a majority of the members of its entire Board.



                                         A-29












                    13.2. Breach of Representation, Warranty or Covenant. By either party hereto, in the event of a breach by the other party (a) of any covenant or agreement contained herein or (b) of any representation or warranty herein, if (i) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, or business, taken as a whole, of the breaching party, which in either case cannot be or is not cured within 60 days after written notice of such breach is given to the party committing such breach, or (ii) in the event of a breach of a warranty or covenant such breach results in a material increase in the cost to the non-breaching party's performance of its obligations under this Agreement.

                    13.3. Passage of Time; Inability to Satisfy Conditions. By either party hereto, in the event that (i) the Merger is not consummated by June 30, 1995, or (ii) any condition to Closing cannot be satisfied by June 30, 1995, and will not be waived by the party or parties entitled to waive it.

                    13.4. Failure to Obtain Regulatory Approval. By either party hereto, at any time after the Federal Reserve Board or the Comptroller has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Merger and the time period for all appeals or requests for reconsideration thereof has run.

                    13.5.   Failure  to  Obtain Shareholder  Approval.   By
          either party hereto, if the Merger is not approved by the required vote of shareholders of Progressive.

                    13.6. Dissenters. By Hibernia, if holders of more than 10 percent of the outstanding Progressive Common Stock exercise statutory rights of dissent and appraisal pursuant to
          Part XIII of the LBCL.

                    13.7. Material Adverse Change. By Progressive, if a material adverse change as described in Section 8.7 of this Agreement occurs, and by Hibernia, if a material adverse change as described in Section 7.7 hereof occurs, after the date hereof and prior to the Closing.

                    13.8. Price of Hibernia Common Stock. By Progressive, if both (a) the quotient of the Average Market Price of Hibernia Common Stock on the Closing Date divided by the average of the mean of the high and low prices of one share of Hibernia Common Stock for the ten business days preceding the date of this Agreement, as reported in The Wall Street Journal, (the "Hibernia Quotient") is less than 0.8 and (b) the quotient of the average closing value of the Standard & Poors Regional Bank Index for the ten business days preceding the Closing Date divided by the average closing value of the Standard & Poors Regional Bank Index for the ten business days preceding the date of this Agreement

                                         A-30












          (the "S&P  Quotient") exceeds the Hibernia Quotient  by more than
          0.1. For purposes of this Agreement, the Average Market Price of Hibernia Common Stock on the Closing Date shall be the average of the mean of the high and low prices of one share of Hibernia Common Stock for the ten business days preceding the last trading day immediately prior to the Closing Date as reported in The Wall Street Journal.

               14. Closing and Effective Date. The closing of the Merger (the "Closing") shall take place at the office of Hibernia at 313 Carondelet Street, New Orleans, Louisiana, at 11:00 a.m. local time, or at such other place or time as shall be mutually agreeable to the parties hereto, on the last business day of the month occurring after the last to occur of: (i) the date that falls 30 days after the date of the order of the Federal Reserve Board approving the Merger pursuant to the Bank Holding Company Act; (ii) the date that falls 30 days after the date of the order of the Comptroller approving the merger of Bank with and into HNB pursuant to the Bank Merger Act; and (iii) the date that falls 5 days after the date on which the last meeting of shareholders called to approve this Agreement is held; or such later date within 60 days of such date as may be agreed upon between the parties hereto (the date and time of the Closing being referred to herein as the "Closing Date"). Immediately upon consummation of the Closing, or on such other later date as the parties hereto may agree, the Merger Agreement shall be certified, executed, acknowledged and delivered to the Secretary of State of the State of Louisiana (the "Secretary") for filing pursuant to and in accordance with the provisions of Section 12:112 of the LBCL. The Merger shall become effective as of the date and time of issuance by the Secretary of a certificate of merger relating to the Merger (such date and time being referred to herein as the "Effective Date").

               15. Survival and Termination of Representations, Warranties and Covenants.

                    15.1. Except as otherwise provided in this Section 15, the representations, warranties and covenants contained in this Agreement shall terminate as of the earlier of the Effective Date or the termination of this Agreement. Upon termination of such representations, warranties and covenants, such provisions shall be of no further force or effect, and no party hereto shall have any legal right to redress, whether for breach of contract or otherwise, as a result of a breach of any such provision.

                    15.2. The provisions and agreements set forth in Sections 3, 5, 9.13, 9.14, 9.15, 11, and 15 and the last sentence of Section 8.3 hereof shall survive the Closing, if the Closing occurs, for the benefit of the shareholders, directors and officers of Progressive who are the intended beneficiaries of such provisions; provided, however, that the provisions of

                                         A-31












          Section 9.14 shall survive the Closing for a period of five years from the Effective Date only.

                    15.3. The provisions of Section 11 and liabilities for a breach of the provisions of Sections 9.2 or 9.12 shall survive the termination of this Agreement if this Agreement terminates without the Closing or the Merger having occurred, in which event liability for a breach of Section 9.2 or Section 9.12 shall survive the termination of the Agreement for a period of 180 days following the date on which the Agreement terminates. The parties further agree that a breach of Section 9.2 or 9.12 may be enforced by an action for specific performance of this Agreement. Nevertheless, no party to this Agreement shall have a legal right to redress or cause of action for a breach of Section 9.2 except in those circumstances in which such breach directly resulted in the termination of the Agreement.

                    15.4. In consideration of the mutual benefits and agreements contained in this Agreement, each of the parties hereto, on behalf of itself and its successors and assigns, hereby irrevocably waives any right or cause of action which otherwise would survive in the absence of this Section 15.

               16. Amendment; Waivers. To the extent permitted under applicable law, prior to the Closing Date any provision of this Agreement may be amended or modified at any time, either before or after its approval by the shareholders of the parties hereto,
          (i) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, and (ii) as provided in Section 12:112 of the LBCL. Except with respect to any required shareholder or regulatory approval, each party hereto, by written instrument signed by a duly authorized officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Hibernia or Progressive) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings, or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such waiver executed after approval of this Agreement by the shareholders of Hibernia or Progressive shall change the number of shares of Hibernia Common Stock into which shares of Progressive Common Stock will be converted by the Merger.

               17.  Execution  in  Counterparts.   This  Agreement  may  be
          executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become

                                         A-32












          effective when one counterpart has been signed by each party hereto.

               18. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Louisiana applicable to agreements made and entirely to be performed within such State, except as federal law may be applicable.

               19.  Expenses.   Each  party hereto  will bear  all expenses
          incurred by it in connection with this Agreement and the transactions contemplated hereby, including the fees, expenses and disbursements of its counsel and auditors, provided that printing expenses shall be borne by Hibernia.

               20. No Assignment. Prior to the Effective Date, neither party hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other bank holding company that is a party hereto, including any transfer or assignment by operation of law.

               21. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, to the President of each party hereto at the address of such party set forth in the preamble to this Agreement and shall be deemed to have been given as of the date so personally delivered or mailed. A copy of all notices or other communications directed to Hibernia shall be sent to:

                         Hibernia National Bank
                         313 Carondelet Street
                         New Orleans, Louisiana  70130
                         Attention:  Patricia C. Meringer

          and a copy of all notices or other communications directed to Progressive shall be sent to:

                        McGlinchey Stafford Lang
                         A Law Corporation
                         2777 Stemmons Freeway
                         Suite 925
                         Dallas, Texas  75207
                         Attention:  Alan Jacobs, Esq.

               22. Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                                         A-33












               23. Entire Agreement. This Agreement and the Schedules and Exhibits hereto supersede any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contain the entire agreement of the parties relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors. Nothing in this Agreement or in the Merger Agreement is intended to or shall be construed to confer upon or to give any person other than the parties hereto any rights, remedies, obligation or liabilities under or by reason of this Agreement except as expressly provided herein.





                                         A-34











     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

                                        HIBERNIA CORPORATION


                                        Stephen A. Hansel
                                        President   and   Chief   Executive
                                        Officer

Attest:


Patricia C. Meringer
Secretary

                                        PROGRESSIVE    BANCORPORATION,
                                        INC.


                                        John H. Laing
                                        President and Chief Executive
                                        Officer


Attest:


Elton A. Arceneaux, Jr.
Secretary

















                                         A-35





                               APPENDIX B
            FAIRNESS OPINION OF MONTGOMERY SECURITIES, INC.




          December 1, 1994



          Members of the Board of Directors
          Progressive Bancorporation, Inc.
          One Progressive Square
          Houma, LA  70360

          Gentlemen:

               We understand that Progressive Bancorporation, Inc., a Louisiana corporation ("Acquiror), have entered into an Agreement and Plan of Merger dated as of December 1, 1994 (the "Merger Agreement"), pursuant to which the Company will be merged with and into Acquiror (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement, we understand that each outstanding share of the common stock, $0.10 par value per share, of the Company (the "Common Stock"), other than shares of Common Stock as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited and shares of Common Stock owned by Acquiror or its subsidiaries, will be converted into and exchangeable for that number of shares of the Class A voting common stock, no par value per share, of Acquiror obtained by dividing 2,500,000 by the total number of issued and outstanding shares of Common Stock on the Closing Date (as defined in the Merger Agreement), subject to certain adjustments (the "Consideration").

               You have asked for our opinion as to whether the Consideration to be received by the holders of the Common Stock, other than Acquiror or its subsidiaries, pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof.

               In connection with our opinion, we have, among other things:
          (i) reviewed certain publicly available financial and other data with respect to the Company and Acquiror, including the consolidated financial statements for recent years and interim periods to September 30, 1994 and certain other relevant financial and operating data relating to the Company and Acquiror made available to us from published sources and from the internal records of the Company; (ii) reviewed the Merger Agreement; (iii) reviewed certain historical market prices and trading volumes of Acquiror Class A voting common stock as reported by the New York Stock Exchange; (iv) compared the Company and Acquiror from a financial point of view with certain other companies in the banking industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent acquisitions of companies in the banking industry which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of the Company and Acquiror certain information of a business and financial nature regarding the Company and Acquiror,

                                         B-1












          furnished to us by them, including financial forecasts and related assumptions of the Company; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with the Company's counsel; and
          (viii) performed such other analyses and examinations as we have deemed appropriate.

               In connection with our review, we have assumed and relied upon the accuracy and completeness of the foregoing information with respect to the Company and Acquiror and we have not assumed responsibility for independent verification of such information. With respect to the financial forecasts for the Company provided to us by its management, we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of the Company's management at the time of preparation as to the future financial performance of the Company and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in the Company's or Acquiror's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel to the Company as to all legal matters with respect to the Company, the Merger and the Merger Agreement. We are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed that such allowances for each of the Company and Acquiror are in the aggregate adequate to cover such losses. In addition, we have not assumed responsibility for reviewing any individual credit files or making an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Company or Acquiror, nor have we been furnished with any such appraisals. Further, our opinion is based on economic, monetary and market conditions as in effect on, and the information made available to us as of, the date hereof.

               We have further assumed that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by the Company of any of the conditions to its obligations thereunder.

               Based upon the foregoing and in reliance thereon, it is our opinion that the Consideration to be received by the holders of the Common Stock, other than Acquiror or its subsidiaries, pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof.

               This opinion is furnished pursuant to our engagement letter dated August 8, 1994, and is solely for the benefit of the Board of Directors of the Company. Except as provided in such engagement letter, this opinion may not be used or referred to by

                                         B-2












          the Company, or quoted or disclosed to any person in any manner without prior written consent. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933 and the rules promulgated thereunder. This opinion is not intended to be and shall not be deemed to be a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger.

                                             Very truly yours,



                                             /s/ MONTGOMERY SECURITIES
                                             MONTGOMERY SECURITIES






































                                         B-3







                                     APPENDIX C

          June 2, 1995


          Hibernia Corporation
          313 Carondelet
          P.O. Box 61540
          New Orleans, Louisiana  70161

          Progressive Bancorporation, Inc.
          One Progressive Square
          Houma, Louisiana 70630


          Dear Sir or Madam:

          This letter is in response to your request that we provide you with our opinion concerning certain federal income tax consequences which would arise from consummation of the proposed merger of Progressive Bancorporation, Inc. ("Progressive") with and into Hibernia Corporation ("Hibernia") (the "Progressive Merger"), and the proposed merger of Progressive Bank and Trust Company ("Bank") with and into Hibernia National Bank ("HNB") (the "Bank Merger"). (Hereinafter, the Progressive Merger and the Bank Merger are referred to collectively as the "Mergers.")

          In rendering this opinion, we have relied upon the facts, summarized below, as they have been presented to us orally by the management of Hibernia and verified, in the Statements of Facts
          and  Representations  dated  June 2,  1995   provided  by  the
          respective managements of Progressive, Bank, Hibernia, and HNB; in the Agreement and Plan of Merger made and entered into by and between Progressive and Hibernia as of December 1, 1994 (the "Agreement"); in the form of the Agreement to Merge between Bank and HNB (the "Bank Plan of Merger"); and in the Registration Statement (Form S-4), as declared effective by the Securities and Exchange Commission on June 2, 1995 and containing the Proxy Statement - Prospectus of Progressive and Hibernia dated June 2, 1995 ("Prospectus"). (These are sometimes hereinafter referred to collectively as "Documents.")

          You have represented to us that the facts contained in the Documents provide an accurate and complete description of the facts and circumstances concerning the proposed Mergers. We have made no independent investigation of the factual matters and circumstances and, therefore, have relied upon the facts and representations in the Documents for purposes of this letter. Any changes to the facts or Documents may affect the conclusions stated herein.

          We understand that reference to Ernst & Young LLP and our opinion is included in the Prospectus relating to the issuance of Hibernia Common Stock in connection with the proposed Mergers and the special meeting of the Progressive shareholders with respect thereto. We consent to such reference in the Prospectus under the captions "Summary," "Proposed Merger--Conditions to the

          Merger,"    "--Accounting    Treatment,"       "--Material    Tax
          Consequences," and "--Rights of Dissenting Shareholders." We also understand that the form of this letter is included as an appendix to the Form S-4 Registration Statement and the Prospectus. We consent to such inclusion.


          STATEMENT OF FACTS

          Progressive is a corporation organized and existing under the laws of the State of Louisiana, and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended. The presently authorized capital stock of Progressive is 3,000,000 shares, consisting of 1,000,000 shares of preferred stock, 225,000 of such shares have been designated as Class A preferred stock (referred to hereinafter as "Progressive Preferred Stock") and 2,000,000 shares of common stock (referred to hereinafter as "Progressive Common Stock"). As of the date hereof, 1,000,000 shares of Progressive Preferred Stock had been authorized and 129,644 shares of Progressive Preferred Stock were issued and outstanding. As of the date hereof, 651,312 shares of Progressive Common Stock had been issued and 617,670 shares of Progressive Common Stock were outstanding, and 33,642 shares of Progressive Common Stock were held in Progressive's treasury. The shares of Progressive Preferred Stock and the Progressive Common Stock are held by approximately 465 shareholders. There are no options, warrants, subordinated rights or other rights to purchase Progressive Common Stock or Progressive Preferred Stock outstanding as of the date hereof. Progressive's assets include 100 percent of the outstanding voting shares of Bank, a Louisiana banking corporation duly organized and existing under the laws of the State of Louisiana.

          Bank is a state banking corporation organized under the laws of the State of Louisiana, engaged principally in the banking business. Bank has 3,000 authorized shares of common stock of which 2,232 shares were issued and outstanding and held by Progressive as of the date hereof (referred to as "Bank Common Stock").

          Hibernia  is a bank holding company  organized and existing under the laws  of the State  of Louisiana  with a class  of securities
          registered under  the  Securities  Exchange Act  of  1934.    The
          presently authorized capital stock of Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value, and 200,000,000 shares of Class A voting common stock, no par value (the Class A voting common stock being referred to hereinafter as "Hibernia Common Stock"). As of March 31, 1995,
          no  shares  of  Hibernia's  preferred  stock   were  outstanding,
          111,248,665 shares of Hibernia Common Stock were outstanding, and no shares of Hibernia Common Stock were held in Hibernia's treasury. Hibernia has the following existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer: Hibernia has issued warrants to purchase shares of Hibernia Common Stock pursuant to the terms of the
          Senior Secured Restructuring Agreement dated May 27, 1992, of which warrants to purchase 213,176 shares of Hibernia Common
          Stock  were  outstanding as  of  March 31,  1995.   Additionally,
          Hibernia has authorized or reserved 1,706,939 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 1,550,016 shares of Hibernia Common Stock were outstanding as of March 31, 1995; 4,485,003 (as adjusted) shares of Hibernia Common Stock for issuance under its Long-Term Incentive Plan, pursuant to which options covering 3,897,071 shares of Hibernia Common Stock were outstanding as of March 31, 1995; 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Directors' Stock Option Plan, pursuant to which options covering 155,000 shares of Hibernia Common Stock are outstanding as of March 31, 1995; and 360,999 shares of Hibernia Common Stock are available for issuance pursuant to
          Hibernia's  Dividend   Reinvestment  and  Stock   Purchase  Plan.
          A completed merger with STABA Bancshares, Inc. has resulted in the issuance of approximately 2.2 million shares, and a pending merger with Bank of St. John will result in the issuance of approximately
          3.4  million shares of  Hibernia Common  Stock.   Additionally,  on
          March 14, 1995, Hibernia and its Board of Directors authorized an employee stock ownership plan (ESOP) to be funded with $30.0 million
          of Hibernia Common  Stock.   The $30.0  million purchase  of Hibernia
          Common Stock will be funded through a loan from HNB. Hibernia Common Stock for the ESOP will be purchased as it becomes available on the open market at market prices, or in private negotiated transactions, other than former shareholders of Progressive Common Stock, at such prices as maybe agreed by the parties to the transaction, using funds drawn down on the loan as needed. Hibernia Common Stock is traded on the New York Stock Exchange.

          HNB is a nationally chartered commercial bank engaged principally
          in the banking  business.   HNB is a  wholly owned subsidiary  of
          Hibernia.


          BUSINESS PURPOSE

          The  management of Hibernia  has represented to  us that Hibernia desires to consummate the Mergers in order to improve its presence in the Louisiana market. As discussed in the Prospectus under the caption, "Background of and Reasons for the Merger," the Progressive and Bank Boards of Directors believe the customers, depositors, and communities served by Bank will benefit from being part of a larger banking entity as a result of the future growth, synergies and cost savings expected to be realized from the Mergers.

          PROPOSED TRANSACTIONS

          In  accordance  with  the   above-stated  business  purpose,  the
          following transactions have been proposed:

               1. After all necessary regulatory and shareholder approvals have been granted, there will be simultaneous mergers (i.e., the Mergers) of Progressive with and into Hibernia in accordance with the Louisiana Business Corporation Law ("LBCL"), and Bank with and into HNB in accordance with the provisions of Bank Merger Act, 12 U.S.C. Sections 1828 et. seq. and 12 U.S.C. Section 215a ("Bank Merger Act"). Upon the completion of the Progressive Merger, Hibernia will cause the Bank Merger to occur.

               2. In the Progressive Merger, Hibernia will acquire all of the assets and assume all of the liabilities of Progressive in exchange for Hibernia Common Stock and cash. As a result of the Progressive Merger, each share of the issued and outstanding Progressive Common Stock shall be converted into and become the number of shares of Hibernia Common Stock determined in accordance with the exchange rate. The exchange rate shall be the number that is obtained by dividing 2,500,000 by the total number of issued and outstanding shares of Progressive Common Stock on the closing date.

               As a result of the Progressive Merger, each share of the issued and outstanding Progressive Preferred Stock shall by virtue of the Progressive Merger automatically and without any action on the part of the holder thereof be converted into the right to receive cash in the amount of $12.50 per share plus all accumulated and unpaid dividends thereon as calculated in accordance with the Articles of Incorporation of Progressive in existence as of the date of the Agreement.

               Holders of certificates which represent shares of Progressive Common Stock or Progressive Preferred Stock outstanding immediately prior to the effective date of the Progressive Merger shall cease to be, and shall have no rights as, shareholders of Progressive after the Progressive Merger.

               3. In the Bank Merger, HNB will acquire all the assets and assume all of the liabilities of Bank. As a result of the Bank Merger, each share of the issued and outstanding Bank Common Stock shall cease to be outstanding and will be canceled. No additional shares of Hibernia Common Stock nor shares of HNB Common Stock will be issued in the Bank Merger.

               4. No fractional shares will be issued. Each holder of Progressive Common Stock who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock shall receive in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the average of the mean of high and low prices of one share of

          Hibernia Common Stock for the ten business days preceding the Effective Date as reported in The Wall Street Journal.

               5. By following certain statutory procedures, shareholders of Progressive Common Stock may exercise dissenter's rights entitling them to receive in cash the value of their respective Progressive Common Stock in lieu of receiving Hibernia Common Stock in the Progressive Merger.


          REPRESENTATIONS

          For purposes of our evaluation, we have received from the respective managements of Progressive, Bank, Hibernia, and HNB, Statements of Facts and Representations, dated May ___, 1995, as set forth below. References to the "Code" are to the Internal Revenue Code of 1986, as amended.

          The following representations have been made in connection with the Progressive Merger:

          (a) The fair market value of the Hibernia Common Stock to be received by each shareholder of Progressive Common Stock will be approximately equal to the fair market value of the Progressive Common Stock surrendered in the exchange.

          (b) The cash to be received by each shareholder of Progressive Preferred Stock will be approximately equal to the fair market value of the Progressive Stock surrendered in the exchange.

          (c) There is no plan or intention by the shareholders of Progressive who own five percent or more of the Progressive Common Stock and to the best knowledge of management of Progressive, there is no intention on the part of the remaining shareholders of Progressive, to sell, exchange, or otherwise dispose of a number of shares of Hibernia Common Stock received in the transaction that would reduce the Progressive shareholders' ownership of Hibernia Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all the formerly outstanding stock of Progressive as of the same date. For purposes of this representation, any shares of Progressive Common Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Hibernia Common Stock, and Progressive Preferred Stock, will be treated as outstanding on the date of the transaction. Moreover, shares of Progressive Common Stock and shares of Hibernia Common Stock held by former Progressive shareholders and otherwise sold, redeemed, or disposed of prior to December 1, 1994 or subsequent to the transaction will be considered in making this representation.

          (d) Hibernia has no plan or intention to reacquire any of its Common Stock issued in the Progressive Merger other than to acquire a nominal amount of shares of Common Stock that may be acquired in ordinary business transactions (including, but not limited to, open market purchases in brokers' transactions).
          (e) Hibernia has no plan or intention to sell or otherwise dispose of any of the assets of Progressive acquired in the transaction except for dispositions made in the ordinary course of business.

          (f) Any liabilities of Progressive assumed by Hibernia and any liabilities to which the transferred assets of Progressive are subject were incurred by Progressive in the ordinary course of its business.

          (g) Following the transaction, Hibernia will continue, substantially unchanged, the business of Progressive operated through Progressive's subsidiary, Bank, which will be merged with and into HNB.

          (h) Except for expenses relating to the registration of the Hibernia Common Stock and certain proxy printing and mailing expenses to be paid solely by Hibernia, which are directly related to the Mergers in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, Hibernia, Progressive, and the shareholders of Progressive will pay their respective expenses, if any, incurred in connection with the transactions.

          (i) There is no intercorporate indebtedness existing between Progressive and its affiliate on the one hand and Hibernia and its affiliates on the other hand which was issued, acquired, or will be settled at a discount.

          (j) No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          (k)  Progressive  is not under the  jurisdiction of a  court in a
          Title  11  or   similar  case  within  the   meaning  of  Section
          368(a)(3)(A) of the Code.

          (l) The fair market value of the assets of Progressive to be transferred to Hibernia will equal or exceed the sum of the liabilities assumed by Hibernia plus the amount of liabilities, if any, to which the transferred assets are subject.

          (m) The payment of cash in lieu of fractional shares of Hibernia Common Stock is solely for the purpose of avoiding the expense and inconvenience to Hibernia of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the Progressive shareholders instead of issuing fractional shares of Hibernia will not exceed one percent of the total consideration that will be issued in the transaction to the Progressive shareholders in exchange for their shares of Progressive Common Stock. The fractional share interests of each holder of Progressive Common Stock will be aggregated, and no Progressive shareholder will receive cash in an amount equal to or greater than the value of one full share of Hibernia Common Stock for its Progressive Common Stock.

          (n) None of the compensation received by any shareholder-employees of Progressive will be separate consideration for, or allocable to, any of their shares of Progressive Common Stock; none of the shares of Hibernia Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          (o) The Progressive Merger will qualify as a statutory merger under the Louisiana Business Corporation Law ("LBCL").

          (p) The shareholders of Progressive (immediately before the proposed transaction) receiving shares of Hibernia Common Stock will not own (immediately after the proposed transaction) more than fifty percent of the fair market value of Hibernia Common Stock.

          (q) The Progressive Preferred Stock does not meet the definition of Section 306 stock as defined in Section 306(c) of the Code.

          The following representations have been made in connection with the Bank Merger:

          (aa) No additional Hibernia Common Stock will be issued or exchanged in the Bank Merger. No HNB Common Stock will be issued or exchanged in the Bank Merger.

          (bb) There is no plan or intention by the shareholder of Bank or its shareholders to sell, exchange or otherwise dispose of a number of shares of Hibernia Common Stock constructively received in the transaction that would reduce the Bank shareholder's ownership of Hibernia Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding Common Stock of Bank as of the same date. For purposes of this representation, any shares of Bank Common Stock constructively exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of HNB Common Stock will be treated as outstanding Bank Common Stock on the date of the transaction. Moreover, shares of Bank Common Stock and shares of Hibernia Common Stock held by Bank or its shareholders and otherwise sold, redeemed, or disposed of prior to December 1, 1994 or subsequent to the transaction will be considered in making this representation.

          (cc) HNB will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Bank immediately prior to the Bank Merger. For purposes of this representation, amounts paid by Bank to dissenters, Bank assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer, will be included as assets of Bank held immediately prior to the transaction.

          (dd) Prior to the transaction, Hibernia will be in control of HNB within the meaning of Section 368(c) of the Code wherein "control" is defined to mean the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of the corporation.

          (ee) Following the transaction, HNB will not issue additional shares of its Common Stock that would result in Hibernia losing control of HNB within the meaning of Section 368(c) of the Code.

          (ff) Hibernia has no plan or intention to reacquire any of its Common Stock constructively issued in the Bank Merger.

          (gg) Hibernia has no plan or intention to liquidate HNB; to merge HNB into another corporation; to sell or otherwise dispose of the Common Stock of HNB; or to cause HNB to sell or otherwise dispose of any of the assets of Bank acquired in the transaction, except for dispositions made in the ordinary course of business. As Hibernia consummates other mergers, it is likely that some or all of the merged banks will be merged with and into HNB. At this time, the discussion provided under the caption "Summary - Other Pending Transactions for Hibernia" in the Prospectus provides a complete list of all pending mergers that are covered by definitive agreements as of May ___, 1995. However, no Common Stock of HNB will be issued as consideration in any of the pending acquisitions.

          (hh) The liabilities of Bank assumed by HNB and the liabilities to which the transferred assets of Bank are subject were incurred by Bank in the ordinary course of its business.

          (ii) Following the transaction, HNB will continue the historic business of Bank or will use a significant portion of Bank's historic business assets in its business.

          (jj) Except for expenses relating to the registration of Hibernia Common Stock and certain proxy printing and mailing expenses to be paid solely by Hibernia, which are directly related to the Mergers in accordance with the guidelines established in Revenue

          Ruling 73-54, 1973-1 C.B. 187, Hibernia, HNB, Bank and the shareholder of Bank will pay their respective expenses, if any, incurred in connection with the transaction.

          (kk) There is no intercorporate indebtedness existing between Hibernia and Bank and their affiliates or between HNB and Bank that was issued, acquired, or will be settled at a discount.

          (ll) No two parties to the Bank Merger are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          (mm) Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          (nn) The basis and fair market value of the assets of Bank transferred to HNB will each equal or exceed the sum of the liabilities assumed by HNB, plus the amount of liabilities, if any, to which the transferred assets are subject.

          (oo) The merger of Bank into HNB will qualify as a statutory merger under the Bank Merger Act.


          TECHNICAL ANALYSIS

          Section 368(a)(1)(A) of the Code provides that a reorganization (a "Type A" reorganization) includes a statutory merger or consolidation. Such a reorganization can only be achieved by strict compliance with the applicable corporation laws of the United States or a state or territory of the United States. A statutory merger occurs wherein one party (the surviving corporation) to the transaction absorbs the other party whose corporate existence ceases. It has been represented by the management of Hibernia that the merger of Progressive with and into Hibernia, wherein Hibernia Common Stock is to be exchanged for Progressive Common Stock and Hibernia cash is to be exchanged for Progressive Preferred Stock, is to occur as a statutory merger under applicable law.

          Section 368(a)(2)(D) of the Code provides that the acquisition by one corporation in exchange for stock of a corporation which is in control of the acquiring corporation, of substantially all of the properties of another corporation, shall not disqualify a transaction under Section 368(a)(1)(A) if (i) no stock of the acquiring corporation is used in the transaction and (ii) the transaction would have otherwise qualified as a Type A reorganization had the merger been into the controlling corporation. It has been represented by the management of
          Hibernia that the merger of Bank with and into HNB, wherein Hibernia Common Stock is to be constructively exchanged for Bank

          Common Stock, is to occur as a statutory merger under applicable law.

          Revenue Procedure 77-37, 1977-2 C.B. 568 ( 3.01) provides that, for advance ruling purposes, the "substantially all" requirement of Section 368(a)(2)(D) is satisfied if there is a transfer of assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the transferor corporation immediately prior to the transfer. Any payments to dissenters and any redemptions and distributions (except for regular dividend distributions) made by the corporation immediately preceding the transfer and which are a part of the Agreement will be considered as assets held by the corporation immediately prior to the transfer. Additionally, the payment of expenses incurred in connection with the Mergers is taken into consideration in applying the "substantially all" test.

          In the proposed Bank Merger, it has been represented by the management's of Bank and HNB that HNB will acquire assets representing at least 90 percent of the fair market value of the net assets and 70 percent of the fair market value of the gross assets of Bank and that, for this purpose, the fair market value of the net and gross assets of Bank will be determined before payment by Bank of any expenses incurred by it in connection with the Bank Merger, before payment to any dissenters to the Bank Merger, and before any redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer. Based upon the foregoing representations, the "substantially all" requirement will be met in the Bank Merger.


          Additional Requirements

          Sections 1.368-1(b) and 1.368-2(g) of the Income Tax Regulations (the "Regulations") provide that the following additional requirements must be met for a transaction to qualify as a reorganization within the meaning of Section 368 of the Code:

          (i)  "continuity of interest" must be present,

          (ii) "continuity of business enterprise" must exist, and

          (iii)     the   transaction  must   be  undertaken   for  reasons
          pertaining to the continuance of the business of a corporation which is a party to the transaction.


          Continuity of Interest

          In general, the continuity of interest test requires the owners of the reorganized entity to receive and retain a meaningful equity in the surviving entity. See e.g., Pinellas Ice & Cold Storage Co. v. Comm'r, 287 U.S. 462 (1933); Cortland Specialty Company v. Comm'r, 60 F.2d 937 (2d Cir. 1932), cert. denied, 288 U.S. 599 (1932); Helvering v. Minnesota Tea Co., 296 U.S. 378
          (1935).

          Revenue Procedure 77-37, 1977-2 C.B. 568 (Section 3.02) provides that, for advance ruling purposes, the continuity of interest requirement is satisfied if there is a continuing interest through stock ownership in the acquiring or transferee corporation (or a corporation in "control" thereof within the meaning of Section 368(c) of the Code) on the part of the former shareholders of the acquired or transferor corporation which is equal in value as of the effective date of the reorganization, to at least 50 percent of the value of all of the formerly outstanding stock of the acquired or transferor corporation as of that date. Sales, redemptions, and other dispositions of stock occurring prior or subsequent to the exchange which are part of the plan of reorganization will be considered in determining whether there is a 50 percent continuing interest through stock ownership as of the effective date of the reorganization.

          Based upon our understanding of the facts presented to us orally and as set forth in the Statements of Facts and Representations dated May ___, 1995, the 50 percent continuity of interest test of Revenue Procedure 77-37, supra, will be met in the Progressive Merger and the Bank Merger. It has been represented by the management of Progressive that the shareholders of Progressive have no plan or intention to sell, exchange or otherwise dispose of a number of Hibernia shares to be received in the transaction that will reduce their Hibernia Common Stock holdings to less than the requisite 50 percent continuity of interest. Accordingly, in the Progressive Merger there will be a continuing interest through Common Stock ownership in Hibernia on the part of the former shareholders of Progressive.

          In Revenue Ruling 68-526, 1968-2 C.B. 156, the Internal Revenue Service (the "Service) held that the acquisition of the assets (and assumption of liabilities) of a parent corporation and its 60 percent owned subsidiary constituted separate tax-free reorganizations when the transactions occurred pursuant to one plan of reorganization and for valid business reasons. In Revenue Ruling 76-528, 1976-2 C.B. 103, the Service clarified that the continuity of interest requirement was met in Revenue Ruling 68-526 with respect to the subsidiary acquisition even when the Parent had no assets other than stock of a subsidiary because, in light of the acquisition of the parent's assets, and its dissolution pursuant to the plan of reorganization, the parent's shareholders, in effect, "stepped into the parent's shoes" as the only qualified parties to receive and continue the stock interest formerly held by the parent corporation. Although no assurance can be given that the Service will agree, the rationale of the above Revenue Rulings suggests that the continuity of interest maintained by the Progressive shareholders in the Progressive Merger is relevant in determining whether the continuity of interest requirement is satisfied in the Bank Merger. See also PLR 9109044 (December 4, 1990) where the Service, after applying the step transaction doctrine, ruled that a sideways merger of a Bank Holding Company and its wholly owned banking subsidiary into an acquiring bank holding company and its banking subsidiary respectively constituted reorganizations under
          Section 368(a)(1)(C) and Section 368(a)(2)(D).

          In the past, the Service has frequently ruled on certain facts that the simultaneous mergers of a parent and its wholly-owned subsidiary into an acquiring parent corporation and its wholly-owned subsidiary, respectively each qualified as a Section 368(a)(1)(A) reorganization (see e.g., PLR 9111025 (December 14,
          1990), 9047015 (August 24, 1990) and 9003053 (October 26, 1989)).
          In other rulings involving slightly different facts (i.e., minority shareholders in the subsidiary), the Service held that the subsidiary mergers were Section 368(a)(1)(A) reorganizations by reason of Section 368(a)(2)(D) (see e.g., PLR 9109044 (December 4, 1990), 8943067 (August 2, 1989) and 8942090 (July
          27, 1989)).

          Although private letter rulings are not binding on the Service as precedent, they are cited to illustrate a consistent rulings position. In recent years, while the Service has declined to rule on whether a transaction qualifies as a reorganization pursuant to Section 368(a)(1)(A) of the Code (see section 3.01(26) of Rev. Proc. 95-3) it has consistently ruled that the receipt by a target parent's shareholders of stock of an acquiring corporation will not prevent a lower tier target's merger from satisfying the continuity of interest requirement of
          Section 1.368-1(b) of the Regulations. See, for example, PLR 9237031 (June 16, 1992) and PLR 9317027 (January 29, 1993).


          Continuity of Business Enterprise

          Section 1.368-1(b) of the Regulations also provides that a continuity of business enterprise (as described in Section 1.368-1(d) of the Regulations) is a requisite to a reorganization.
          Section 1.368-1(d) of the Regulations provides that continuity of business enterprise requires that the acquiring corporation either continue the acquired corporation's historic business or use a significant portion of the acquired corporation's historic assets in a business. The proposed Bank Merger will meet the continuity of business enterprise test of Section 1.368-1(d) because, based upon the representation of the management of HNB, HNB will continue the historic business of Bank or will use a significant portion of Bank's historic assets in a business.

          Revenue Ruling 85-197, 1985-2 C.B. 120, provides that for purposes of the continuity of business enterprise requirement, the historic business of a holding company is the business of its operating subsidiary. Similarly, Revenue Ruling 85-198, 1985-2 C.B. 120, held that the continuity of business enterprise requirement was met upon the merger of two bank holding companies where the business of a former subsidiary of the acquired holding company was continued through a subsidiary of the acquiring corporation. Accordingly, the continuity of business enterprise requirement is met with regard to the Progressive Merger because Hibernia through its wholly-owned subsidiary HNB, will continue the banking business indirectly conducted by Progressive.


          Business Purpose

          Section 1.368-2(g) of the Regulations provides that a reorganization must be undertaken for reasons germane to the continuance of the business of a corporation which is a party to the reorganization. As heretofore indicated in the Business Purpose Section set forth above, there are substantial business reasons for the Mergers. Accordingly, the Mergers each satisfy the business purpose requirement as set forth in the Regulations.


          Constructive Exchange of Shares

          To avoid the expense and inconvenience of issuing Hibernia shares to itself in the Bank Merger, and because Progressive's shareholders will have already received fair value for their shares, the shares of Bank Common Stock obtained by Hibernia in the Progressive Merger shall be canceled. (See the preceding discussion regarding Rev. Rul 76-528) In the Bank Merger, which occurs simultaneously, but is to be described in the closing documents covering the Mergers as a step following the Progressive Merger, HNB technically would acquire the assets of Bank by issuing shares of Hibernia Common Stock to the Bank shareholder, Hibernia (as the result of the Progressive Merger).

          The Tax Court has consistently held that the physical transfer of shares is not necessary if it would be a "meaningless gesture," particularly in situations where common ownership is present. See, Fowler Hosiery Co., 36 T.C. 201 (1961), aff'd 301 F.2d 394 (7th Cir. 1962) and William Holton George, 26 T.C. 396 (1956). In fact, the Service has ruled that the absence of an actual physical exchange of shares does not prevent a transaction from qualifying as a tax-free reorganization if such an exchange would have been a "meaningless gesture" or a "useless task." See Rev. Rul. 70-240, 1970-1 C.B. 81 and Rev. Rul. 75-383, 1975-2 C.B.
          127.  See  also Davant v.  Commissioner, 366 F.2d  874 (5th  Cir.
          1966); James Armour, Inc., 43 T.C. 295 (1964); American Manufacturing Co., 55 T.C. 204 (1970). In addition, the Service held in Revenue Ruling 78-47, 1978-1 C.B. 113, that a physical issuance of shares was unnecessary in order to eliminate certain expenses associated with a reorganization.

          The   Service  has   also  consistently   permitted  constructive
          exchanges in private letter rulings. See e.g., PLR 9247019 (August 24, 1992) and 9137029 (June 13, 1991) citing Revenue Ruling 78-47; PLR 9319017 (February 5, 1993) citing Revenue
          Ruling  70-240;   PLR  8750071  (September   17,  1987),  8722021
          (February  25,  1987),  8620043   (February  14,  1986),  8403028
          (October 17, 1983), and 8306010 (November 4, 1982).

          Based on the above, the constructive exchange described herein does not prevent the Bank Merger from qualifying as a tax-free reorganization.


          Other Statutory Provisions

          Section 368(b) of the Code defines the term "a party to a reorganization" to include a corporation resulting from a reorganization, and both corporations, in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another.

          Section 361(a) of the Code provides that no gain or loss shall be recognized to a transferor corporation which is a party to a reorganization on any exchange pursuant to the plan of reorganization solely for stock or securities in another corporation which is a party to the reorganization.

          Section 1032 of the Code provides that no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock of such corporation. Revenue Ruling 57-278, 1957-1 C.B. 124, provides that a subsidiary will not recognize gain upon the exchange of its parent's stock for property in connection with a tax-free reorganization. See also Proposed Treasury Regulations (Prop. Treas. Regs.) Section 1.1032-2.

          Section 354(a)(1) of the Code provides that no gain or loss shall be recognized if stock or securities in a corporation which is a party to a reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation which is a party to the reorganization.

          Section 356(a)(1) of the Code provides that if Section 354 would apply to an exchange but for the fact that the property received in the exchange consists not only of property permitted by
          Section 354 to be received without the recognition of gain but also of other property or money, then the gain if any, to the recipient will be recognized, but in an amount not in excess of the sum of such money and the fair market value of such other property. For purposes of Section 354, dividend arrearages constitute stock. See PLR 9236007. No loss from the exchange or distribution will be recognized. Section 356(c) of the Code.

          Section 356(a)(2) of the Code provides that if an exchange is described in Section 356(a)(1) of the Code, but has the effect of the distribution of a dividend, then the recipient of the other property will recognize ordinary dividend income to the extent of his ratable share of the accumulated earnings and profits of the acquired company. The remainder, if any, of the gain recognized under Section 356(a)(1) of the Code will be treated as gain from the exchange of property.

          In Clark v. CIR, 489 US 726 (1989), the Supreme Court determined whether gain recognized under Section 356 of the Code on the receipt of "boot" (i.e., other property or money received in an exchange) should be treated as a dividend distribution. In applying Section 302 of the Code to determine whether boot payment had the effect of a dividend distribution, the Court stated that the treatment of boot under Section 356(a)(2) should be determined "by examining the effect of the transaction as a whole." Consequently, the Court tested whether the boot payment had the effect of a dividend by comparing the interest that the taxpayer actually received in the acquiring corporation with the interest that taxpayer would have had if solely stock of the acquiring corporation had been received. If that hypothetical reduction would have passed one of the tests enumerated in
          Section 302(b) of the Code, taking into account attribution under
          Section 318 of the Code, then exchange treatment would be available. See Revenue Ruling 93-61, 1993-2 C.B. 118.

          Cash received by shareholders of Progressive Preferred Stock who hold no Progressive Common Stock, and by shareholders of Progressive Common Stock who dissent, will be treated as received in exchange for his or her stock subject to the provisions and limitations of Section 302. See Treas. Reg. Sec. 1.354-1(d), Ex.
          (3). If, as a result of such distribution, a shareholder owns no Progressive Preferred Stock or Progressive Common Stock either directly or indirectly through the application of Section 318, the redemption will be treated as a complete termination of interest under Section 302(b)(3) and such cash will be treated as a distribution in exchange for stock under Section 302(a).

          Section 362(b) of the Code generally provides that if property is acquired by a corporation in connection with the reorganization, then the basis shall be the same as it would be in the hands of the transferor, increased by the amount of gain recognized to the transferor on such transfer.

          Section 1223(2) of the Code provides that in determining a taxpayer's holding period for property, there shall be included the period for which such property was held by another person, if such property has, for the purpose of determining gain or loss from a sale or exchange, the same basis in whole or in part in such taxpayer's hands as it would have had in the hands of such other person.

          Section 381 of the Code applies to certain transactions, including those transactions to which Section 361 of the Code applies, where there is a transfer in connection with a reorganization described in Section 368(a)(1)(A) or in Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code.


          FEDERAL INCOME TAX CONSEQUENCES

          Based solely upon the Statements of Facts and Representations, the Agreement, and the Bank Plan of Merger, it is our opinion that the following federal income tax consequences will result:

          In the merger of Progressive with and into Hibernia:

          (1) Provided the proposed merger of Progressive with and into Hibernia qualifies as a statutory merger under Louisiana law, the Progressive Merger will be a reorganization within the meaning of
          Section 368(a)(1)(A) of the Code. Progressive and Hibernia will each be a party to a reorganization within the meaning of Section 368(b) of the Code.

          (2) No gain or loss will be recognized by Progressive upon the transfer of its assets to Hibernia in exchange solely for Hibernia Common Stock, cash for dissenters, if any, cash for Progressive Preferred Stock, and the assumption by Hibernia of the liabilities of Progressive, since any cash for dissenters will be distributed to the shareholders (Sections 361(a), 361(b), and 357(a) of the Code).

          (3) No gain or loss will be recognized by Hibernia on receipt of the Progressive assets in exchange for Hibernia Common Stock, cash and the assumption by Hibernia of the liabilities of Progressive (Section 1032(a) of the Code).

          (4) The basis of the assets of Progressive in the hands of Hibernia will, in each case, be the same as the basis of those assets in the hands of Progressive immediately prior to the transaction (Section 362(b) of the Code).

          (5) The holding period of the assets of Progressive in the hands of Hibernia will, in each case, include the period for which such assets were held by Progressive (Section 1223(2) of the Code).

          (6) No gain or loss will be recognized by the shareholders of Progressive who receive solely Hibernia Common Stock in exchange for their shares of Progressive Common Stock (Section 354(a)(1) of the Code).

          (7) The cash received by the dissenters and by shareholders of Progressive Preferred Stock, who do not hold any shares of Progressive Common Stock either directly or indirectly through
          Section 318, in exchange for their shares of Progressive Preferred Stock will be treated as having been received by such shareholder as a distribution in redemption of his or her stock subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a shareholder owns no Progressive Preferred Stock or Progressive Common Stock either directly or indirectly through the application of Section 318, the redemption will be treated as a complete termination of interest under Section 302(b)(3) and such cash will be treated as a distribution in exchange for stock under Section 302(a).

          (8) The gain, if any, realized by the shareholders of Progressive Preferred Stock who own both Progressive Preferred Stock and Progressive Common Stock, and who do not dissent, upon the receipt of cash in exchange for their shares of Progressive Preferred Stock will be recognized, but in an amount not to exceed the amount of the cash received by the shareholders (Section 356(a)(1) of the Code). If the exchange has the effect of the distribution of a dividend (determined with the application of Section 318 of the Code), then the amount of the gain recognized that is not in excess of the Progressive shareholder's ratable share of undistributed earnings and profits will be treated as a dividend (Section 356(a)(2) of the Code). The determination of whether the gain has the effect of the distribution of a dividend will be made in accordance with the principles of Clark v. CIR, 489 US 726 (1989) and such gain will generally be treated as gain from the exchange of property if one of the tests enumerated in Section 302(b) of the Code is satisfied (Revenue Ruling 93-61, 1993-2 C.B. 118). No loss will be recognized on the exchange pursuant to Section 356(c) of the Code.

          (9) The basis of Hibernia Common Stock to be received by the shareholders of Progressive Common Stock will be, in each instance, the same as the basis of their stock surrendered in exchange therefor, decreased by the amount of cash received, if any and increased by the amount of gain, if any, recognized in the exchange. (Section 358(a)(1) of the Code).

          (10) The holding period of the Hibernia Common Stock to be received by the shareholders of Progressive Common Stock in the transaction will include in each instance, the period during which the Progressive Common Stock surrendered in exchange therefor is held as a capital asset on the date of the surrender (Section 1223(l) of the Code).

          (11) Hibernia will succeed  to and  take into  account those  tax attributes of Progressive described in Section 381(c) of the Code. (Section 381(a) of the Code and Section 1.381(a)-1 of the Regulations) These items will be taken into account by Hibernia subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder.

          (12) As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Regulations, Hibernia will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Progressive as of the date of transfer. Any deficit in the earnings and profits of Progressive will be used only to offset the earnings and profits accumulated after the date of transfer.

               Cash received by a dissenting shareholder of Progressive in exchange for his or her Progressive Common Stock will be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a shareholder owns no stock either directly or through the application of Section 318(a) of the Code, the redemption will be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her stock, as provided by Section 302(a) of the Code.

          (13) The payment of cash in lieu of fractional share interests of Hibernia Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Hibernia. These cash payments will be treated as distributions in full payment in exchange for the stock redeemed, subject to the provisions and limitations of Section 302(a) of the Code (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41,
          1977-2 C.B. 574).

          In the merger of Bank with and into HNB:

          (14) Provided the proposed merger of Bank with and into HNB qualifies as statutory merger under the Bank Merger Act, the acquisition by HNB of substantially all of the assets of Bank solely in constructive exchange for Hibernia Common Stock, cash for dissenters, if any, and the assumption by HNB of the liabilities of Bank, will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Bank, Hibernia and HNB will each be a party to a reorganization within the meaning of Section 368(b) of the Code.

          (15) No gain or loss will be recognized by either Hibernia or HNB upon the acquisition by HNB of substantially all of the assets of Bank in constructive exchange for Hibernia Common Stock, cash for dissenters, if any, and the assumption of Bank's liabilities (Section 1032(a) of the Code). (See Prop. Treas. Regs. Section 1.1032-2 and Rev. Rul. 57-278, 1957-1 C.B. 124.)

          (16) The basis of the assets of Bank acquired by HNB will be the same in the hands of HNB as the basis of such assets in the hands of Bank immediately prior to the exchange (Section 362(b) of the Code).

          (17) The basis of the HNB Common Stock in the hands of Hibernia will be increased by an amount equal to the basis of the Bank assets in the hands of HNB and decreased by the sum of the amount of the liabilities of Bank assumed by HNB and the amount of liabilities to which the assets of Bank are subject (Section 1.358-6(c)(1) of Prop. Treas. Regs.).

          (18) The holding period of the assets of Bank received by HNB will, in each instance, include the period for which such assets were held by Bank (Section 1223(2) of the Code).

          (19) As provided by Section 381(c) of the Code and Section 1.381(c)(2)-1 of the Regulations, HNB will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Bank as of the date of transfer. Any deficit in the earnings and profits of Bank or HNB will be used only to offset the earnings and profits accumulated after the date of transfer.

          (20) The shareholder of HNB will recognize no gain or loss upon the constructive exchange of Bank Common Stock solely for Hibernia Common Stock. (Section 354(a)(1) of the Code.)

          (21) Bank will recognize no gain or loss on the transfer of its assets to HNB in constructive exchange for Hibernia Common Stock and the assumption by HNB of the liabilities of Bank, as described above. (Sections 361(a) and 357(a) of the Code.)

          (22) Progressive and Bank will close their taxable years as of the date of the distribution or transfer. HNB will not close its taxable year merely because of the Bank Merger. (Section 381(b) of the Code.)

          (23) Pursuant to Section 381(a) of the Code and Section 1.381(a)- 1 of the Regulations, HNB will succeed to and take into account the items of Bank described in Section 381(c) of the Code. These items will be taken into account by HNB subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and Regulations promulgated thereunder.

          STATE INCOME TAX CONSEQUENCES

          (1) The Louisiana income tax treatment to the shareholders of Progressive will be substantially the same as the federal income tax treatment to the shareholders of Progressive.


          SCOPE OF OPINION

          The scope of this opinion is expressly limited to the federal income tax issues specifically addressed in (1) through (23) in the section entitled "Federal Income Tax Consequences" above and
          (1) in the section entitled "State Income Tax Consequences" above. Specifically, our opinion has not been requested and none is expressed with regard to the federal, foreign, state or local income tax consequences for the shareholders of Hibernia and HNB. We have made no determination nor expressed any opinion as to any limitations, including those which may be imposed under Section 382, on the availability of net operating loss carryovers (or built-in gains or losses), if any, after the Mergers, the application (if any) of the alternative minimum tax to this transaction, nor the application of any consolidated return or employee benefit issues which may arise as a result of the Mergers. Further, we have made no determination as whether Progressive dividend distributions have been sufficient to eliminate any undistributed personal holding company tax liability, if applicable. We have made no determination nor expressed any opinion as to the fair market value of any of the assets being transferred in the Mergers nor the common shares being exchanged in the Mergers. Furthermore, our opinion has not been requested and none is expressed with respect to any foreign, state or local tax consequences (other than those enumerated in (1) above of State Income Tax Consequences) to Progressive, Bank, Hibernia, and HNB.

          Our opinion, as stated above, is based upon the analysis of the Code, the Regulations thereunder, current case law, and published rulings. The foregoing are subject to change, and such change may be retroactively effective. If so, our views, as set forth above, may be affected and may not be relied upon. Further, any variation or differences in the facts or representations recited herein, for any reason, might affect our conclusions, perhaps in an adverse manner, and make them inapplicable. In addition, we have undertaken no obligation to update this opinion for changes in facts or law occurring subsequent to the date hereof.

          This letter represents our views as to the interpretation of existing law and, accordingly, no assurance can be given that the Service or the courts will agree with the above analysis.


                                        /s/ ERNST & YOUNG LLP

                                      APPENDIX D
                      SELECTED PROVISIONS OF STATE LAW RELATING
                       TO THE RIGHTS OF DISSENTING SHAREHOLDERS



               Each holder of Progressive Common Stock who objects to the Merger is entitled to the rights and remedies of dissenting shareholders provided in Section 131 of the LBCL, a copy of which is set forth as Appendix D hereto.

               Section   131  provides   that  shareholders   of  Louisiana
          corporations who vote against a merger have the right to dissent if the merger is authorized by less than 80% of the total voting power of the corporation. In order to so dissent, the shareholder must file with the corporation a written objection to the merger, which objection must be filed with the corporation prior to or at the date of the meeting at which the vote is taken. In addition, the shareholder must vote against the merger at the meeting. If the merger is approved by less than eighty percent of the total voting power of the corporation, the corporation must provide by registered mail notice of such vote to shareholders who filed a written objection and voted against the merger. A dissenting shareholder may then file with the corporation a written demand for the fair cash value of his or her shares as of the day before the vote was taken. The demand must be made within twenty days of the mailing of the notice from the corporation and must include the fair value being requested by the dissenting shareholder. The shareholder must also include in the demand a post office address to which the corporation's reply may be sent and must deposit his or her shares in escrow at a bank or trust corporation, duly endorsed and transferred to the corporation on the sole condition that the fair value be paid. If the corporation does not agree with the fair value requested by the dissenting shareholder, it must provide notice to the shareholder (the "Notice") within twenty days after receipt of

                                         D-1












          the shareholder's demand and state in such Notice the value it is willing to pay for the shares. If a disagreement continues over the fair value, the LBCL provides a method for determination of fair value by a district court in the parish in which the corporation (if it still exists) or the merged corporation has its registered office. If the dissenting shareholder institutes a suit seeking an amount in excess of the amount offered by the corporation to the dissenting shareholder in the Notice, the corporation shall deposit the amount offered with the court. If the amount finally awarded by the court, exclusive of interest and costs (the "Awarded Amount"), is more than the amount so offered and deposited, then all costs of the court proceedings shall be paid by the corporation. If the Awarded Amount is equal to or less than the amount so offered and deposited, then all costs of the court proceedings shall be paid by the dissenting shareholder.

               The amount received by a dissenting shareholder may be more or less than, or equal to, the value of the Hibernia Common Stock received by other Progressive shareholders in the Merger.

               Shareholders who file a demand for payment of fair value cease to have any rights as shareholders of the corporation thereafter. Also, shareholders may withdraw their demand at any time before the corporation gives notice of disagreement. Withdrawal of a demand thereafter requires the written consent of the corporation in order to be effective.

               Each step must be taken in strict compliance with the applicable provisions of the statute in order for holders of Progressive Common Stock to perfect dissenters' rights. Holders of Progressive Common Stock will lose their right to dissent from the Merger unless they both (i) file with Progressive a written objection to the Merger prior to or at the Special Meeting and
          (ii) vote their shares (in person or by proxy) against the proposed Agreement and the Merger at the Special Meeting.

               THE FOREGOING SUMMARY OF THE PROVISIONS OF THE LBCL RELATING TO DISSENTERS' RIGHTS IS NECESSARILY INCOMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXCERPTS FROM THE LBCL SET FORTH HEREIN AS APPENDIX D.

               Holders of Progressive Common Stock who exercise and perfect dissenters' rights and who receive cash for their shares will generally be subject to federal and state income tax on all or a portion of the amount of cash received. Furthermore, if the Merger is effected, the cash paid to dissenting shareholders may be more or less than the value of the Hibernia Common Stock issued to those shareholders of Progressive who voted in favor of the Merger. The receipt of cash for shares will be generally treated as a distribution in redemption of the shareholder's
          stock    and,   depending   on   the   individual   shareholder's

                                         D-2












          circumstances, may be deemed to be a complete termination of interest resulting in a capital gain or loss to such shareholder. The tax opinion rendered by Ernst & Young LLP and attached hereto as Appendix C states that payments to dissenting shareholders are not exempt from federal or state income tax. Shareholders desiring to dissent from the Merger are urged to consult their tax advisors with regard to the tax implications to them of exercising dissenters' rights.













































                                         D-3









PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 20.  Indemnification of Directors and Officers.

               The Louisiana Business Corporation Law ("LBCL") contains two provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders whom they serve. Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

               Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinarily prudent men would exercise under similar circumstances in like positions.
          Section 91 specifically provides that it is not intended to derogate from any indemnification permitted under Section 83, discussed below.

               Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing
          issuance  of shares  in violation of  the LBCL.   Paragraph  E of
          Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

               Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and

                                         II-1












          reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation; he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

               The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court. Otherwise, officers and directors may be indemnified in derivative actions only with respect to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action.

               Indemnification of officers and directors may only be made by the corporation if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

               Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or in the defense of any action or suit against him giving rise to a claim of indemnification.

               Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors by a majority of a quorum consisting of disinterested directors. In addition, a corporation may only advance defense costs if it has received an undertaking from the officer or director to repay the amounts advanced unless it is ultimately determined that he or she is entitled to be indemnified as otherwise authorized by Section 83.

               Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of

                                         II-2












          indemnification  under Section  83.    Also, the  indemnification
          provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

               The Company has adopted  an indemnification provision to its articles of  incorporation that  provides for indemnification  of officers and directors under the circumstances permitted by Louisiana law. The Company's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of the Company or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of the Company) by reason of the fact that the person served as an officer or director of the Company or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against the Company if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires the Company to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

               The Company's Articles of Incorporation further provide that no director or officer of the Company shall be personally liable to the Company or its shareholder for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such an limitation.

               The   Articles   of   Association   of   the   Bank  include
          indemnification and limitation of liability provisions identical to those adopted by the Company and described above.

Item 21.  Exhibits and Financial Statement Schedules.

          EXHIBIT             DESCRIPTION


          2         Agreement  and Plan  of  Merger (included  as
                    Appendix A to the Proxy Statement-Prospectus)


          3.1       Exhibit 3.1 to Registrant's Annual  Report on
                    Form 10-K  filed with  the Commission  by the

                                         II-3












                    Registrant (Commission File No. 0-7220) is hereby incorporated by reference (Articles of Incorporation of the Registrant, as amended to date)

          3.2 Exhibit 3.2 to the Registrant's Annual Report on Form 10-K filed with the Commission by the Registrant (Commission File No. 0-7220) is hereby incorporated by reference (By-Laws of the Registrant, as amended to date)

          4.1 Pursuant to Item 601(b) (4) (iii) of Regulation S-K, instruments defining the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries are not being filed as the total amount of securities authorized thereunder does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant hereby agrees to furnish copies of such instruments to the Commission upon request.

           5        Opinion  of Patricia  C.  Meringer, Esq.  re:
                    legality of shares

           8        Opinion  of Ernst  & Young,  certified public
                    accountants,  regarding  certain tax  matters
                    (included   as  Appendix   D  to   the  Proxy
                    Statement-Prospectus)

          10.13 Exhibit 10.13 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed with the Commission by the Registrant (Commission File No. 0-7220) is hereby incorporated by reference (Deferred Compensation Plan for Outside Directors of Hibernia Corporation and Its Subsidiaries, as amended to date)

          10.14 Exhibit 10.14 to the Annual Report on Form 10-K for the fiscal year ended December 31, 1990, filed with the Commission by the Registrant (Commission File No. 0-7220) is hereby incorporated by reference (Hibernia Corporation Executive Life Insurance Plan)

          10.16 Exhibit 4.7 to the Registration Statement on Form S-8 filed with the Commission by the Registrant (Registration No. 33-26871) is hereby incorporated by reference (Hibernia Corporation 1987 Stock Option Plan, as amended to date)

                                         II-4












          10.28 Exhibit M and N to the Registrant's definitive proxy statement dated September 27, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Warrant Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan Bank (National Association) and certain other lenders, including the Form of Warrant attached thereto)

          10.29 Exhibit L to the Registrant's definitive proxy statement dated September 27, 1992 relating to its 1992 Annual Meeting of Shareholders filed with the Commission by the Registrant is hereby incorporated by reference (Registration Rights Agreement dated as of May 27, 1992 among the Registrant, The Chase Manhattan Bank (National Association) and certain other lenders, as amended to date)

          10.34 Exhibit C to the Registrant's definitive proxy statement dated September 27, 1992 relating to its 1993 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (Long-Term Incentive Plan of Hibernia Corporation)

          10.35 Exhibit A to the Registrant's definitive proxy statement dated March 23, 1993 relating to its 1993 Annual Meeting of Shareholders filed by the Registrant with the Commission is hereby incorporated by reference (1993 Director Stock Option Plan of Hibernia Corporation)

          10.36 Exhibit 10.36 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the Commission (Commission file number 0-7220) is hereby incorporated by reference (Employment Agreement between Stephen A. Hansel and Hibernia Corporation)

          10.37 Exhibit 10.37 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (Commission File No. 0-
                    7220) is hereby incorporated by reference (Employment agreement between J. Herbert Boydstun and Hibernia Corporation)

                                         II-5












          10.38 Exhibit 10. 38 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (Commission File No. 0-
                    7220) is hereby incorporated by reference (Employment agreement between E. R. Campbell, Jr. and Hibernia Corporation)

          22 Exhibit 22 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 1994 filed with the Commission (Commission file No. 0-7220) is hereby incorporated by reference (Subsidiaries of the Registrant)

          23(a)     Consent   of   Patricia  C.   Meringer,  Esq.
                    (included with Exhibit 5)*

          23(c)     Consent of Ernst & Young LLP
                    Consent of Arthur Anderson LLP
                    Consent of Montgomery Securities, Inc.
                    (included with Appendix B to Prospectus)
                    Consent of ERnst & Young LLP (included with Appendix C to the Prospectus)

          24        Powers of Attorney


          28.23 Exhibit 28.22 to a Current Report on Form 8-K dated January 27, 1995 filed with the Commission is hereby incorporated by reference (News release issued by the Registrant)

          28.24 Exhibit 28.23 to a Current Report on Form 8-K dated March 2, 1995 filed with the Commission is hereby incorporated by reference (News release issued by the Registrant)

          28.25 Exhibit 28.23 to a Current Report on Form 8-K dated March 20, 1995 filed with the Commission is hereby incorporated by reference (News release issued by the Registrant)


          -------
* -- previously filed

          Item 22.  Undertakings.

               The undersigned registrant hereby undertakes:



                                         II-6












               (i) to file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                     (a) to include prospectus required by Section 10(a)(3) of
               the Securities Act of 1933;

                     (b) to reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (c) to inclue any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (ii) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (iii) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is
          incorporated  by  reference  in  the  prospectus  and   furnished
          pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information;

               (iv) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to information called for by the other Items of the applicable form;

               (v) that every prospectus (a) that is filed pursuant to the preceding paragraph, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (vi) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to

                                         II-7












          send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

               (vii) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

               (viii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                         II-8












                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on June 1, 1995.



                                        HIBERNIA CORPORATION



                                        By:  /s/ RON E. SAMFORD, JR.
                                             Ron E. Samford, Jr.
                                             Controller and Executive
                                             Vice President


               Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on June 1, 1995.

          Signatures                              Title

                 *
          _____________________________      Chairman of the Board
          Robert H. Boh

                 *
          _____________________________      Chief Executive Officer
          Stephen A. Hansel                  and Director

                 *
          _____________________________      Chief Financial Officer
          Robert W. Close

                 *
          _____________________________      Chief Accounting Officer
          Ron E. Samford, Jr.

                 *
          _____________________________      Director
          W. James Amoss, Jr.

                 *
          _____________________________      Director
          J. Terrell Brown



                                         II-9












                 *
          _____________________________      Director
          J. Herbert Boydstun

                 *
          _____________________________      Director
          Brooke H. Duncan

                 *
          _____________________________      Director
          Richard W. Freeman

                 *
          _____________________________      Director
          Robert L. Goodwin

                 *
          _____________________________      Director
          Dick H. Hearin

                 *
          _____________________________      Director
          Robert T. Holleman

                 *
          _____________________________      Director
          Hugh J. Kelly

                 *
          _____________________________      Director
          John P. Laborde

                 *
          _____________________________      Director
          Sidney W. Lassen

                 *
          _____________________________      Director
          Donald J. Nalty

                 *
          -----------------------------      Director
          William C. O'Malley

                 *
          _____________________________      Director
          Robert T. Ratcliff

                 *
          _____________________________      Director
          H. Duke Shackelford

                 *
          _____________________________      Director
          James H. Stone


                                        II-10







                 *
          _____________________________      Director
          Jones M. Tucker

                 *
          _____________________________      Director
          Virgnia E. Weinmann

                 *
          _____________________________      Director
          E. L. Williamson

                 *
          _____________________________      Director
          Robert E. Zetzmann




          *By: /s/ PATRICIA C. MERINGER
               Patricia C. Meringer
               Attorney-in-Fact



































                                        II-11












                                    EXHIBIT INDEX

          Exhibit                                           Sequential Page
                                                                 Number


           5        Opinion of Patricia C. Meringer, Esq.


           23(a)    Consent of Patricia C. Meringer, Esq.
                    (included with Exhibit 5)

           23(c)    Consent of Ernst & Young
                    Consent of Arthur Andersen LLP
                    Consent of Montgomery Securities
                    Consent of Ernst & Young LLP
                    (included in Appendix C to the Prospectus)

           24       Powers of Attorney
          ________



































                                        II-12












                                      EXHIBIT 5



                                    April 5, 1995




          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20549


          Ladies and Gentlemen:

               I am Associate Counsel and Secretary of Hibernia Corporation (the "Company") and am delivering this opinion in connection with the registration by the Company of shares of Class A Common Stock (the "Shares") to be issued by the Company in a proposed merger (the "Merger") with Progressive Bancorporation, Inc. ("Progressive") in which the shareholders of Progressive will receive the Shares in exchange for their shares of common stock of Progressive to which registration statement (the "Registration Statement") this opinion is attached. The Shares will be reserved for issuance upon the closing of the Merger. The Shares will be issued to shareholders of Progressive upon consummation of the Merger pursuant to the registration statement after it has been declared effective by the Securities and Exchange Commission.

               In furnishing this opinion, I or attorneys under my supervision have examined such documents and have made such investigation of matters of fact and law as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

               In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

               Based upon and limited by the foregoing, and based upon legal considerations which I deem relevant and upon laws or regulations in effect as of the date hereof, I am of the opinion that:


                                        II-13












               1. Hibernia Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Louisiana.

               2. The Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering thereof, will be, validly issued, fully paid and non-assessable.

               I hereby expressly consent to the inclusion of this Opinion as exhibit to the Registration Statement and to the reference to this Opinion therein.

               This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person (other than a holder of Progressive Common Stock) or used for any other purpose, except as provided for in the preceding paragraph.


                                        Very truly yours,



                                        Patricia C. Meringer
                                        Associate Counsel
                                          and Secretary



























                                        II-14












                                  EXHIBIT 23 (c)(i)
                             CONSENT OF ERNST & YOUNG LLP

                           Consent of Independent Auditors


          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 33-58537) and and related Prospectus of Hibernia Corporation for the registration of 2,500,000 shares of its common stock to be issued pursuant to its proposed merger with Progressive Bancorporation, Inc. and to the incorporation by reference therein of our report dated January 9, 1995, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 filed with the Securities and Exchange Commission.


                                               s/ERNST & YOUNG LLP
                                               Ernst & Young LLP


          New Orleans, Louisiana
          May 30, 1995





























                                        II-15












                                  EXHIBIT 23(c)(ii)
                           CONSENT OF ARTHUR ANDERSEN LLP

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the use of our report dated February 10, 1995, with respect to the balance sheets of Progressive Bancorporation, Inc. as of December 31, 1994 and 1993, and the related statements of income, shareholders' equity, and cash flows for the three years in the period ended December 31, 1994 and to all references to our Firm included in this registration statement.

                                        /s/ ARTHUR ANDERSEN LLP
                                            Arthur Andersen LLP


          New Orleans, Louisiana
          June 1, 1995


































                                        II-16












                                  Exhibit 23(c)(iii)

                           Consent of Montgomery Securities

          April 6, 1995


          Progressive Bancorporation, Inc.
          One Progressive Square
          Houma, LA  70360

          Gentlemen:

               This letter will constitute our consent to include our opinion dated December 1, 1994 regarding the sale of Progressive Bancorporation, Inc. (the "Company"), in the Company's proxy statement (the "Proxy Statement") and the summary of our opinion in such Proxy Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of the 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of such Proxy Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,
                                             MONTGOMERY SECURITIES


                                             By:  /s/ J. RICHARD FREDERICH
                                                      J. Richard Frederich
                                                      Managing Director


















                                        II-17












                                      EXHIBIT 24

                                  POWERS OF ATTORNEY


                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on
          December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.


                                        S/W. JAMES AMOSS, JR.
                                        W. James Amoss, Jr.
                                        Director
                                        HIBERNIA CORPORATION

                                        II-18












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file
          (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/ROBERT H. BOH
                                        Robert H. Boh
                                        Chairman and Director
                                        HIBERNIA CORPORATION







                                        II-19












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/J. HERBERT BOYDSTUN
                                        J. Herbert Boydstun
                                        Director
                                        HIBERNIA CORPORATION







                                        II-20












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/J. TERRELL BROWN
                                        J. Terrell Brown
                                        Director
                                        HIBERNIA CORPORATION







                                        II-21












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/E.R. "BO" CAMPBELL
                                        E. R. "Bo" Campbell
                                        Director
                                        HIBERNIA CORPORATION







                                        II-22












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/BROOKE H. DUNCAN
                                        Brooke H. Duncan
                                        Director
                                        HIBERNIA CORPORATION







                                        II-23












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/RICHARD W. FREEMAN, JR.
                                        Richard W. Freeman, Jr.
                                        Director
                                        HIBERNIA CORPORATION







                                        II-24












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/ROBERT L. GOODWIN
                                        Robert L. Goodwin
                                        Director
                                        HIBERNIA CORPORATION







                                        II-25












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned President, Chief Executive Officer and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/STEPHEN A. HANSEL
                                        Stephen A. Hansel
                                        President, Chief Executive Officer
                                        and Director
                                        HIBERNIA CORPORATION






                                        II-26












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/DICK H. HEARIN
                                        Dick H. Hearin
                                        Director
                                        HIBERNIA CORPORATION







                                        II-27












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/ROBERT T. HOLLEMAN
                                        Robert T. Holleman
                                        Director
                                        HIBERNIA CORPORATION







                                        II-28












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file
          (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/HUGH J. KELLY
                                        Hugh J. Kelly
                                        Vice Chairman and Director
                                        HIBERNIA CORPORATION







                                        II-29












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/ELTON R. KING
                                        Elton R. King
                                        Director
                                        HIBERNIA CORPORATION







                                        II-30












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/JOHN P. LABORDE
                                        John P. Laborde
                                        Director
                                        HIBERNIA CORPORATION







                                        II-31












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/SIDNEY W. LASSEN
                                        Sidney W. Lassen
                                        Director
                                        HIBERNIA CORPORATION







                                        II-32











                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned Vice Chairman and director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file
          (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/DONALD J. NALTY
                                        Donald J. Nalty
                                        Vice Chairman and Director
                                        HIBERNIA CORPORATION







                                        II-33












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/ROBERT T. RATCLIFF
                                        Robert T. Ratcliff
                                        Director
                                        HIBERNIA CORPORATION







                                        II-34












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/H. DUKE SHACKELFORD
                                        H. Duke Shackelford
                                        Director
                                        HIBERNIA CORPORATION







                                        II-35












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/JAMES H. STONE
                                        James H. Stone
                                        Director
                                        HIBERNIA CORPORATION







                                        II-36












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/VIRGINIA EASON WEINMANN
                                        Virginia Eason Weinmann
                                        Director
                                        HIBERNIA CORPORATION







                                        II-37












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/ERNEST L. WILLIAMSON
                                        Ernest L. Williamson
                                        Director
                                        HIBERNIA CORPORATION







                                        II-38












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/ROBERT E. ZETZMANN
                                        Robert E. Zetzmann
                                        Director
                                        HIBERNIA CORPORATION







                                        II-39












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned Controller of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert
          W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                        S/RON E. SAMFORD, JR.
                                        Ron E. Samford, Jr.
                                        Controller
                                        HIBERNIA CORPORATION







                                        II-40












                                  P0WER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned Treasurer and Chief Financial Officer of Hibernia Corporation, a Louisiana corporation (the "Corporation"), does hereby name, constitute and appoint Robert W. Close, Patricia C. Meringer and Ron E. Samford, Jr., and each of them (with full power to each of them to act alone), his true and lawful agents and attorneys-in-fact, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, acknowledge, deliver, and file (a) with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement on Form S-4 (or other appropriate form) and any and all amendments (including post-effective amendments) thereto, with any and all exhibits and any and all other documents required to be filed with respect thereto or in connection therewith, relating to the registration under the Securities Act of 1933 of Common Stock of the Corporation to be issued in the merger between the Corporation and Progressive Bancorporation, Inc. ("Progressive") wherein the Corporation agrees to exchange shares of its common stock for all of the outstanding shares of common stock of Progressive and merge Progressive into the Corporation, authorized by resolutions adopted by the Board of Directors on December 13, 1994, and (b) with the securities agencies or officials of various jurisdictions, all applications, qualifications, registrations or exemptions relating to such offering under the laws of any such jurisdiction, including any amendments thereto or other documents required to be filed with respect thereto or in connection therewith, granting unto said agents and attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, and the undersigned hereby ratifies and confirms all that said agents and attorneys-in-fact, or any of them may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 24th day of January, 1995.

                                   S/ROBERT W. CLOSE
                                   Robert W. Close
                                   Treasurer and Chief Financial Officer
                                   HIBERNIA CORPORATION







                                        II-41